Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)

IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Confidential

Execution Version

LICENSE AND COLLABORATION AGREEMENT

by and between

Blueprint Medicines Corporation

and

Zai Lab (Shanghai) Co., Ltd

Dated as of November 8, 2021

-i-

5.8	Proposed Blueprint/Zai Combination Products	41
5.9	New Development Proposed by Zai	43
5.10	Standard of Conduct	43
5.11	New Development Proposed by Blueprint	44
5.12	Development of Co-Formulated Products	44
5.13	Responsibility for Development Costs	45
5.14	Clinical Trial Audit Rights	45
5.15	Development Records	46
5.16	Development Reports	46
5.17	Data Exchange and Use	47
5.18	Development of Companion Diagnostics	47
Article 6 REGULATORY		48
6.1	Regulatory Strategy	48
6.2	Zai’s Regulatory Responsibilities	48
6.3	Blueprint’s Regulatory Responsibilities	50
6.4	Right of Reference	50
6.5	Adverse Events Reporting	51
6.6	Regulatory Audits	52
6.7	No Harmful Actions	52
6.8	Notice of Regulatory Action	53
6.9	Notice of Other Actions	53
Article 7 MANUFACTURING		53
7.1	Supply by Blueprint	53
7.2	Supply by Zai	54
7.3	Product Tracking in the Territory	55
Article 8		56
8.1	Medical Affairs Plans	56
8.2	Conduct of Medical Affairs Activities	56
8.3	Medical Affairs Reports	56
8.4	Coordination of Medical Affairs Activities	56
Article 9 COMMERCIALIZATION		56
9.1	Commercialization Diligence Obligations	56
9.2	Commercialization Plans	57
9.3	Conduct of Commercialization Activities	57
9.4	Commercialization Reports	57
9.5	Coordination of Commercialization Activities	57

-ii-

9.6	Pricing; Reimbursement Approvals	58
9.7	Diversion	58
Article 10 PAYMENTS		58
10.1	Upfront Payment	58
10.2	Milestone Payments	58
10.3	Royalty Payments to Blueprint	60
10.4	Payments to Third Parties Under Existing Agreements	62
10.5	Other Amounts Payable	62
10.6	No Refunds	62
10.7	Accounting Standards	62
10.8	Currency; Exchange Rate	62
10.9	Blocked Payments	63
10.10	Late Payments	63
10.11	Financial Records and Audits	63
10.12	Taxes	63
10.13	VAT Credits	64
Article 11 CONFIDENTIALITY; PUBLICATION		65
11.1	Duty of Confidence	65
11.2	Confidential Information	65
11.3	Authorized Disclosures	66
11.4	Tax Treatment	67
11.5	Publications	67
11.6	Publication and Listing of Clinical Trials	68
11.7	Publicity; Use of Names	68
11.8	Attorney-Client Privilege	69
Article 12 REPRESENTATIONS, WARRANTIES, AND COVENANTS		70
12.1	Representations and Warranties of Each Party	70
12.2	Representations and Warranties of Blueprint	71
12.3	Representations and Warranties of Zai	71
12.4	Covenants of Zai	72
12.5	Mutual Covenants	73
12.6	Covenants of Blueprint	74
12.7	NO OTHER WARRANTIES	75
12.8	Time for Claims	75

-iii-

Article 13		75
INDEMNIFICATION		75
13.1	By Zai	75
13.2	By Blueprint	76
13.3	Indemnification Procedure	76
13.4	Insurance	77
Article 14 INTELLECTUAL PROPERTY		77
14.1	Inventions	77
14.2	Patent Prosecution	80
14.3	Patent Enforcement	83
14.4	Infringement of Third Party Rights	84
14.5	Patents Licensed from Third Parties	85
14.6	Patent Listings	85
14.7	Patent Term Extensions	86
14.8	Filing of Agreement with CNIPA	87
14.9	Product Trademarks	87
14.10	Patent Marking	88
Article 15 TERM AND TERMINATION		88
15.1	Term	88
15.2	Termination	88
15.3	Effect of Termination	91
15.4	Termination Press Releases	95
15.5	Survival	95
15.6	Termination Not Sole Remedy	95
Article 16 DISPUTE RESOLUTION		96
16.1	General	96
16.2	Negotiation; Escalation	96
16.3	Arbitration	96
Article 17 MISCELLANEOUS		98
17.1	Assignment	98
17.2	Limitation of Liability	98
17.3	Severability	98
17.4	Notices	98
17.5	Governing Law	99
17.6	Force Majeure	99
17.7	Entire Agreement; Amendments	100
17.8	Headings	100
17.9	Independent Contractors	100

-iv-

17.10	Performance by Affiliates	100
17.11	Waiver	100
17.12	Waiver of Rule of Construction	100
17.13	Cumulative Remedies	101
17.14	Business Day Requirements	101
17.15	Further Actions	101
17.16	Non-Solicitation of Employees	101
17.17	Construction	101
17.18	Language; Translations	102
17.19	Counterparts	102

Schedules

Schedule 1.17 – [****]

Schedule 1.19 – [****]

Schedule 1.32 – Blueprint Patent Rights

Schedule 1.60 – [****]

Schedule 1.197 – Shared Services

Schedule 5.1 – Global Development Plan

Schedule 7.1.1 – Clinical Supply Agreement Terms

Schedule 7.1.2 – Commercial Supply Agreement Terms

Schedule 11.7.1 – Press Release

-v-

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of November 8, 2021 (the “Effective Date”) by and between Blueprint Medicines Corporation, a Delaware corporation (“Blueprint”), having a place of business at 45 Sidney Street, Cambridge MA 02139, USA, and Zai Lab (Shanghai) Co., Ltd, an exempted company organized and existing under the laws of P.R. of China (“Zai”), having a place of business at 4F, Bldg 1, Jinchuang Plaza, 4560 Jinke Rd, Shanghai, China, 201210. Blueprint and Zai are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Blueprint is a biopharmaceutical company that is developing (a) a mutant EGFR inhibitor known as BLU-701, and (b) a mutant EGFR inhibitor known as BLU-945, in each case, that are being studied by Blueprint for the treatment of NSCLC and other cancers with certain mutations;

WHEREAS, Blueprint Controls certain Know-How and Patent Rights relating to BLU-945 and BLU-701;

WHEREAS, Zai is a biopharmaceutical company engaged in the research, development, and commercialization of pharmaceutical and biologic products in the Territory;

WHEREAS, Zai wishes to obtain from Blueprint an exclusive license to develop, perform medical affairs for, manufacture (subject to the terms in the Agreement) and commercialize, the Blueprint Compounds and Licensed Products, in each case, in the Territory, and Blueprint is willing to grant such a license to Zai, all in accordance with the terms and conditions set forth herein; and

WHEREAS, Blueprint and Zai both recognize the importance of accelerating Global Clinical Trials to address patient needs and Zai is willing to commit to participation in certain Clinical Trials as agreed to by both Parties for each Licensed Product.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below, whether used in the singular or plural:

1.1

“Accounting Standards” means GAAP for both Parties, unless a Party elects to change its general accounting principles to IFRS (or any change thereafter between IFRS and GAAP) and provides notice to the other Party of such change in accordance with Section 10.7 (Accounting Standards).

1.2	“Acquiree” has the meaning set forth in Section 2.8.3(b).

1.3	“Acquiror” has the meaning set forth in Section 2.8.3(a).

1.4	“Active Ingredient” means those clinically active materials that provide pharmacological activity in a pharmaceutical or biologic product (excluding [****]).

1.5

“Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of any Person, whether by the ownership of more than 50% of the voting security of such Person, by contract, or otherwise.

1.6	“Agreement” has the meaning set forth in the Preamble.

1.7	“Alliance Manager” has the meaning set forth in Section 3.1 (Alliance Managers).

1.8	“Anti-Corruption Laws” has the meaning set forth in Section 12.1.5 (Representations and Warranties of Each Party).

1.9

“Applicable Law” means collectively all laws, rules, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit, or similar right granted under any of the foregoing), and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party, including all Anti-Corruption Laws.

1.10

“Approved Labeling” means, with respect to a Licensed Product: (a) the Regulatory Authority-approved full prescribing information for such Licensed Product; and (b) the Regulatory Authority-approved labels and other written, printed, or graphic materials on any container, wrapper, or any package insert that is used with or for such Licensed Product.

1.11	“Arbitration Notice” has the meaning set forth in Section 16.3.1 (Rules).

1.12	“Arbitrators” has the meaning set forth in Section 16.3.2 (Selection of Arbitrator).

1.13	“Assigned Collaboration Know-How” means any Collaboration Know-How that [****].

1.14	“Assigned Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Assigned Collaboration Know-How.

1.15	“Assigned Collaboration Technology” means the Assigned Collaboration Know-How and the Assigned Collaboration Patent Rights.

1.16	“Average Patient Cost” means with respect to additional patients enrolled in a Global Clinical Trial for a Licensed Product by a Party [****].

1.17

“BLU-701” means (a) Blueprint’s mutant [****] EGFR inhibitor known as “BLU-701”; (b) its named back-up forms [****] and any other backup form that Blueprint identifies and designates after the Effective Date as a back-up form for BLU-701 in accordance with Blueprint’s then-current business practices; (c) prodrugs that convert to the compounds in (a) and (b); (d) stereoisomers and isotopic variants of the compounds in (a), (b), and (c); (e) [****]; (f) salt forms of the compounds in (a) through (e); and (g) solvates, hydrates, and solid forms (including crystalline, polymorphic, amorphous and co-crystalline forms) of the compounds in (a) through (f).

1.18	[****]

1.19

“BLU-945” means (a) Blueprint’s mutant [****] EGFR inhibitor known as “BLU-945”; (b) its named back-up forms [****] and any other backup form that Blueprint identifies and designates after the Effective Date as a back-up form for BLU-945 in accordance with Blueprint’s then-current business practices; (c) prodrugs that convert to the compounds in (a) and (b); (d) stereoisomers and isotopic variants of the compounds in (a), (b), and (c); (e) [****]; (f) salt forms of the compounds in (a) through (e); and (g) solvates, hydrates, and solid forms (including crystalline, polymorphic, amorphous and co-crystalline forms) of the compounds in (a) through (f).

1.20	[****]

1.21	“Blueprint” has the meaning set forth in the Preamble.

1.22

“Blueprint Collaboration Know-How” means Collaboration Know-How, other than Blueprint/Zai Combination Know-How, developed or invented solely by Blueprint’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Collaboration Know-How (or Patent Rights Covering such Know-How) to Blueprint or any Affiliate of Blueprint, in each case, in the performance of activities under this Agreement during the Term.

1.23	“Blueprint Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Blueprint Collaboration Know-How.

1.24	“Blueprint Compound” means BLU-701 or BLU-945 and includes [****].

1.25	“Blueprint Identified Rights” has the meaning set forth in Section 2.6.1 (Blueprint Identified Rights).

1.26	“Blueprint Indemnitee(s)” has the meaning set forth in Section 13.1 (By Zai).

1.27	“Blueprint In-Licensed Rights” has the meaning set forth in Section 2.6.3 (Third Party IP Agreements).

1.28

“Blueprint Know-How” means, subject to Section 2.6.5 (Right to Decline Blueprint In-Licensed Rights), all Know-How (excluding Blueprint’s interest in the Blueprint/Zai Combination Know-How and other Joint Collaboration Know-How) that is (a) Controlled by Blueprint or any of its Affiliates as of the Effective Date or during the Term, and (b) necessary or reasonably useful to Develop, perform Medical Affairs for, or Commercialize a Blueprint Compound or a Licensed Product in the Territory, including all Assigned Collaboration Know-How and Blueprint Collaboration Know-How, but expressly excluding Blueprint Manufacturing Know-How.

1.29

“Blueprint Manufacturing Know-How” means all Know-How Controlled by Blueprint or any of its Affiliates as of the Effective Date or during the Term that is actually used for the Manufacture of each Licensed Product in the Field in the Territory.

1.30

“Blueprint Manufacturing Patent Rights” means all Patent Rights Controlled by Blueprint or any of its Affiliates as of the Effective Date or during the Term that are actually practiced for the Manufacture of each Licensed Product in the Field in the Territory.

1.31	“Blueprint Manufacturing Technology” means the Blueprint Manufacturing Know-How and the Blueprint Manufacturing Patent Rights.

1.32

“Blueprint Patent Rights” means, subject to Section 2.6.5 (Right to Decline Blueprint In-Licensed Rights), all Patent Rights (excluding Blueprint’s interest in the Blueprint/Zai Combination Patent Rights and other Joint Collaboration Patent Rights) that are (a) Controlled by Blueprint or any of its Affiliates as of the Effective Date or during the Term, and (b) necessary or reasonably useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as patents) to Develop, perform Medical Affairs for, or Commercialize a Blueprint Compound or a Licensed Product in the Territory, including all Assigned Collaboration Patent Rights and Blueprint Collaboration Patent Rights, but expressly excluding Blueprint Manufacturing Patent Rights. Schedule 1.32 (Blueprint Patent Rights) includes the Blueprint Patent Rights that are owned or exclusively licensed by Blueprint in the Territory and that exist as of the Effective Date.

1.33	“Blueprint Publication” has the meaning set forth in Section 11.5.1.

1.34	“Blueprint Specifications” has the meaning set forth in Section 7.2.3 (Specifications).

1.35	“Blueprint Technology” means Blueprint Know-How, Blueprint Patent Rights, and Blueprint’s interest in the Joint Collaboration Technology.

1.36	“Blueprint/Zai Combination” means any Combination Product or Combination Regimen that includes a Blueprint Compound together with any Zai Product.

1.37

“Blueprint/Zai Combination Know-How” means any Collaboration Know-How that (a) [****] relates to any Blueprint/Zai Combination (and not to any Zai Product alone or any other Licensed Product that is not a Blueprint/Zai Combination), including any composition, method of use or method of Manufacturing, in each case, that is specific to a Blueprint/Zai Combination (including any composition, method of use, or method of Manufacturing that is [****]), or any Companion Diagnostic [****] for use with a Blueprint/Zai Combination, and (b) is developed or invented during the Term by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Sublicensees’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Know-How (or Patent Rights Covering such Know-How) to a Party or any Affiliate of a Party, either alone or jointly with the other Party’s or its Affiliates’, licensees’, Sublicensees’, Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Know-How (or Patent Rights Covering such Know-How) to the other Party or any Affiliate of the other Party, in each case, in the performance of activities under this Agreement during the Term.

1.38

“Blueprint/Zai Combination Patent Rights” means all Collaboration Patent Rights that Cover Blueprint/Zai Combination Know-How. For clarity, Blueprint/Zai Combination Patent Rights do not include any Patent Rights that Cover (a) a Zai Product alone or (b) any other Licensed Product that is not a Blueprint/Zai Combination or a Companion Diagnostic that is for use with a Zai Product alone or any other Licensed Product that is not a Blueprint/Zai Combination.

1.39	“Blueprint/Zai Combination Technology” means the Blueprint/Zai Combination Know-How and the Blueprint/Zai Combination Patent Rights.

1.40	“Breach Notification” has the meaning set forth in Section 15.2.2(a) (Notice and Cure Period).

1.41	“Business Day” means a day other than a Saturday, Sunday, or a day on which banking institutions in Cambridge, Massachusetts or Shanghai, China are required by Applicable Law to remain closed.

1.42	“Buyers” has the meaning set forth in Section 1.136 (Net Sales).

1.43	“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.

1.44	“Calendar Year” means each 12-month period commencing on January 1.

1.45

“cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 guidelines, and (d) the equivalent Applicable Law in any relevant country or region, each as may be amended and applicable from time to time.

1.46

“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated that would result in shareholders or equity holders of such Party that owned less than 50% of the outstanding voting securities of such Party immediately prior to such transaction, owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.

1.47

“Clinical Development” means, with respect to a pharmaceutical or biologic product, Development activities conducted from and after (and including) the filing of an IND for such pharmaceutical or biologic product specifically in connection with (a) Clinical Trials and (b) regulatory activities related to Clinical Trials, including filing of MAAs and obtaining, supporting, or maintaining Regulatory Approvals for such pharmaceutical or biologic product following completion of a Pivotal Trial for such pharmaceutical or biologic product.

1.48	“Clinical Supply Agreement” has the meaning set forth in Section 7.1.1 (Development Supply).

1.49

“Clinical Trial” means any clinical trial in humans that is conducted in accordance with GCP and is designed to generate data in support or maintenance of an IND or MAA, or other similar marketing application, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or any post-approval clinical trial in humans.

1.50	“CMO” means a contract manufacturing organization.

1.51

“Collaboration Know-How” means any Know-How developed or invented during the Term by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Know-How to a Party or any Affiliate of a Party, either alone or jointly with the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Know-How (or patent Rights Covering such Know-How) to the other Party or any Affiliate of the other Party, in each case, in the performance of activities under this Agreement during the Term.

1.52

“Collaboration Patent Rights” means any Patent Rights that (a) (i) claim any Invention included in the Collaboration Know-How or (ii) disclose any Collaboration Know-How and (b) have a priority date that is after the Effective Date.

1.53	“Collaboration Technology” means Collaboration Know-How and Collaboration Patent Rights.

1.54	“Combination Product” means a Licensed Product that includes (a) BLU-701 or BLU-945, or both, on the one hand; and (b) another Active Ingredient, on the other hand, sold for a single price.

1.55

“Combination Regimen” means any product or treatment regimen that comprises, or is a combination of (a) a Licensed Product containing a Blueprint Compound, and (b) any other product containing an Active Ingredient other than such Blueprint Compound, where (a) and (b) are labeled for use together either simultaneously or in a separate or sequential administration, whether or not sold for a single price.

1.56	“Commercial Supply Agreement” has the meaning set forth in Section 7.1.2 (Commercial Supply).

1.57

“Commercialization” means any and all activities directed to the marketing, promotion, distribution, pricing, reimbursement, offering for sale, and sale of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, including seeking and maintaining any required Reimbursement Approval, but excluding activities directed to Manufacturing, Development, or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

1.58

“Commercialization Plan” means, with respect to a Licensed Product, the written [****] strategic and tactical plans for the Commercialization activities for such Licensed Product to be conducted in the Territory that will be prepared and updated by Zai as provided in Section 9.2 (Commercialization Plans).

1.59

“Commercially Reasonable Efforts” means, with respect to the Exploitation of a Blueprint Compound or a Licensed Product by a Party, those efforts and resources, including reasonably necessary personnel, equivalent to the efforts that a reasonable international biopharmaceutical company or a pharmaceutical company[****] based on conditions then prevailing and taking into account all relevant factors [****]. Commercially Reasonable Efforts requires, with respect to an obligation, that the Party: (a) promptly assign responsibility for such obligation to specific employees who are held accountable for progress and monitor such progress on an on-going basis, (b) set and seek to achieve specific and meaningful objectives for carrying out such obligation, and (c) make and implement decisions and allocate resources designed to advance progress with respect to such objectives. [****]

1.60	[****]

1.61	“Companion Diagnostics” has the meaning set forth in Section 5.18 (Development of Companion Diagnostics).

1.62	“Competitive Activities” has the meaning set forth in Section 2.8.1 (Exclusivity Covenant).

1.63	“Competitive Product” means [****] other than a Licensed Product, that [****].

1.64

“Confidential Information” means (a) Know-How and any technical, scientific, trade, research, manufacturing, business, financial, marketing, product, supplier, intellectual property, and other non-public or proprietary data or information (including unpublished patent applications) that may be disclosed by one Party or its Affiliates to the other Party or its Affiliates pursuant to this Agreement (including information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement), regardless of whether such information is specifically marked or designated as confidential and regardless of whether such information is in written, oral, electronic, or other form, and (b) the terms of this Agreement. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information:

(a)

is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of its receipt from the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

(b)	is generally available to the public before its receipt from the Disclosing Party;

(c)

became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or discloses in breach of this Agreement;

(d)

is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or

(e)

is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

1.65	“Confidentiality Agreement” means the Confidential Disclosure Agreement dated [****] by and between the Parties.

1.66	“Continuing Know-How Transfer” has the meaning set forth in Section 4.3 (Continuing Know-How Transfer).

1.67

“Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property rights, the legal authority or right to grant a license, sublicense, access, or right to reference or use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property rights on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense and without being required to make any payment to any Third Party other than payment obligations related to Blueprint In-Licensed Rights or Zai In-Licensed Rights acquired or licensed in accordance with Section 2.6 (Third Party In-Licenses) under which the other Party elects to take a sublicense and agrees to reimburse the contracting Party as set forth in Section 2.6 (Third Party In-Licenses). Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any Patent Right or Know-How that, prior to the consummation of a Change of Control of such Party, is owned or in-licensed by a Third Party that becomes an Affiliate of such acquired Party after the Effective Date as a result of such Change of Control unless (i) prior to the consummation of such Change of Control, such acquired Party or any of its Affiliates also Controlled such Patent Right or Know-How, or (ii) after the consummation of such Change of Control, such acquired Party or any of its Affiliates determines to use or uses any such Patent Rights or Know-How in the performance of its obligations or exercise of its rights under this Agreement, in each of which cases ((i) and (ii)), such Patent Rights or Know-How will be “Controlled” by such Party for purposes of this Agreement.

1.68	“Controlling Party” has the meaning set forth in Section 14.3.2(a)(ii) (Enforcement Rights; Zai First Right).

1.69

“Cover” means, with respect to a particular subject matter at issue and a relevant Patent Right, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of a claim in such Patent Right.

1.70	[****]

1.71	“CRO” means a contract research organization.

1.72	“Data Breach” has the meaning set forth in Section 12.5.2.

1.73

“Debarred/Excluded” means any Person becoming debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded, or having previously been excluded, from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject to OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.

1.74	“Deficient Site” has the meaning set forth in Section 5.14.2 (Deficient Sublicensees or Sites and Replacement).

1.75

“Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including (a) research, non-clinical testing, toxicology, testing and studies, non-clinical and preclinical activities, and Clinical Trials, (b) preparation, submission, review, and development of data or information (or reports relating thereto and analysis and review of such reports) for the purpose of reviewing the progress and status of the activities under subsection (a) or for the purposes of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing, Medical Affairs, or Commercialization, and (c) the design of future studies, non-clinical and preclinical activities, and Clinical Trials. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or Indication (such as post-marketing studies, observational studies, implementation and management of registries and analysis thereof, in each case, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.76	“Development Milestone Events” has the meaning set forth in Section 10.2.1 (Development Milestone Events and Payments).

1.77	“Development Milestone Payments” has the meaning set forth in Section 10.2.1 (Development Milestone Events and Payments).

1.78	“Development Subcontractor” has the meaning set forth in Section 2.2.3 (Right to Subcontract).

1.79	“Disclosing Party” has the meaning set forth in Section 11.1.1 (Duty of Confidence).

1.80	“Dispute” has the meaning set forth in Section 16.1 (General).

1.81	“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.

1.82	“Effective Date” has the meaning set forth in the Preamble.

1.83	“EGFR” means epidermal growth factor receptor.

1.84	“Examined Party” has the meaning set forth in Section 10.11 (Financial Records and Audits).

1.85	“Excess Enrollment Reimbursement” has the meaning set forth in Section 5.2.3 (Enrollment of Additional Patients).

1.86	“Executive Officers” has the meaning set forth in Section 3.6.3 (Decisions of the JSC).

1.87	“Exploit” means to make, have made, use, offer to sell, sell, import, export, Develop, Manufacture, perform Medical Affairs activities, or Commercialize. “Exploitation” will be construed accordingly.

1.88

“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.89	“FDA” means the United States Food and Drug Administration or any successor entity thereto having essentially the same function.

1.90	“Field” means the prevention, treatment, and diagnosis of any indications in humans.

1.91

“First Commercial Sale” means, with respect to any Licensed Product in any country or region, the first sale of such Licensed Product to a Third Party for distribution, use, or consumption in such country or region after receiving all necessary Regulatory Approval and Reimbursement Approval (if required) to do so. First Commercial Sale excludes [****].

1.92

“FTE” means the equivalent of the work of one duly qualified employee of a Party full time for one year (consisting of a total of [****] per year) carrying out Development, Manufacturing, Medical Affairs activities, or other scientific or technical work under this Agreement. Overtime and work on weekends, holidays, and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by a Party for one individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work to be conducted under this Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [****] per Calendar Year.

1.93	“FTE Rate” means the amount for an FTE per Calendar Year, which for the Calendar Year ending on December 31, 2021 will be [****].

1.94

“Fully Burdened Manufacturing Cost” means, with respect to any Blueprint Compound, Licensed Product, or any Zai Product (or component thereof), in each case, supplied by or on behalf of the applicable Party to the other Party or its Affiliates hereunder:

(a)

if and to the extent such Blueprint Compound, Licensed Product, or Zai Product (or any precursor or intermediate thereof), as applicable, is Manufactured by a Third Party manufacturer, (i) the actual Third Party costs of such Manufacturing incurred by the supplying Party, including the costs [****]; and

(b)

if and to the extent such Blueprint Compound, Licensed Product, or Zai Product (or any precursor or intermediate thereof), as applicable, is Manufactured by a Party or its Affiliate, the actual, fully burdened costs [****], including the cost of [****] Such fully burdened costs will be calculated in accordance with applicable Accounting Standards, consistently applied.

1.95	“GAAP” means United States generally accepted accounting principles, consistently applied.

1.96

“GCP” means all applicable good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) (the “ICH Guidelines”) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Law in the region in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.97	[****]

1.98	“Global Brand Elements” has the meaning set forth in Section 14.9.1 (Global Brand Elements).

1.99	“Global Brand Strategy” has the meaning set forth in Section 9.2 (Commercialization Plan).

1.100

“Global Clinical Trial” means a Clinical Trial for a Licensed Product the data from which, at the time of commencement, is intended to be used to obtain Regulatory Approval both inside the Territory and in any of the following: [****].

1.101	“Global Development Plan” has the meaning set forth in Section 5.1 (Global Development Plan).

1.102

“GLP” means all applicable good laboratory practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Law in the region in the Territory, each as may be amended and applicable from time to time.

1.103

“Governmental Authority” means any federal, national, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, regulatory body, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division of any of the foregoing, or any governmental arbitrator or arbitral body). Governmental Authorities include all Regulatory Authorities.

1.104	[****]

1.105	“ICC” has the meaning set forth in Section 16.3.1 (Rules).

1.106	“ICH Guidelines” has the meaning set forth in Section 1.96 (GCP).

1.107	“IDL” has the meaning set forth in Section 1.131 (Marketing Authorization Application or MAA).

1.108	“IFRS” means International Financial Reporting Standards, consistently applied.

1.109

“IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 or any comparable filings outside of the U.S. required to commence human clinical trials in such country or region (such as an application for a Clinical Trial Authorization in the Territory), and all supplements or amendments that may be filed with respect to the foregoing.

1.110	“Indemnified Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.111	“Indemnifying Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.112

“Indication” means [****] that a Licensed Product is [****] in the indication section of the Approved Labeling for such Licensed Product, or that is the subject of a Clinical Trial and where it is [****]

1.113	“Initial Know-How Transfer” has the meaning set forth in Section 4.1 (Initial Know-How Transfer).

1.114	“Invention” means any process, method, composition, article of manufacture, discovery, or finding that is conceived or reduced to practice (whether or not patentable).

1.115

“Joint Collaboration Know-How” means (a) Blueprint/Zai Combination Know-How, and (b) other Collaboration Know-How, excluding any Assigned Collaboration Know-How, developed or invented jointly by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Collaboration Know-How to such Party or any Affiliate of such Party, on the one hand, and the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Collaboration Know-How to such Party or any Affiliate of such Party, on the other hand, in the performance of activities under this Agreement during the Term.

1.116	“Joint Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Joint Collaboration Know-How, including Blueprint/Zai Combination Patent Rights.

1.117	“Joint Collaboration Technology” means the Joint Collaboration Know-How and the Joint Collaboration Patent Rights.

1.118	“JPT” has the meaning set forth in Section 3.3 (Joint Project Teams).

1.119	“JPT Chairperson” has the meaning set forth in Section 3.3.1 (Formation; Composition; Meetings).

1.120	“JSC” has the meaning set forth in Section 3.2.1 (Formation).

1.121	“JSC Chairperson” has the meaning set forth in Section 3.2.1 (Formation).

1.122

“Know-How” means any information and materials, including records, discoveries, improvements, modifications, processes, techniques, methods, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, Inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how and trade secrets (in each case, whether or not patentable, copyrightable or otherwise).

1.123	“Knowledge” means [****] of (a) with respect to Blueprint, [****] and (b) with respect to Zai, [****].

1.124	“Licensed Product” means any product containing a Blueprint Compound as an Active Ingredient, in any form, formulation, dosage form, or method of delivery[****]. [****]

1.125	“Listing Patents” has the meaning set forth in Section 14.6 (Patent Listings).

1.126

“Local Manufacturing Approval” means receipt of all approvals and authorizations necessary for Zai or its Affiliate or their respective CMOs to Manufacture a particular Licensed Product in a particular region in the Territory (including after validation and qualification of Zai’s or such Affiliate’s or CMO’s applicable facilities in the Territory).

1.127

“Losses” means damages, debts, obligations, and other liabilities, losses, claims, taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties, or expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, consultants, and other experts, and other expenses of litigation).

1.128

“Manufacture” means activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including quality assurance and stability testing, characterization testing, quality control release testing of drug substance and drug product, quality assurance batch record review and release of product, process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, and product characterization, but excluding activities directed to Development, Commercialization, or Medical Affairs. “Manufacturing” and “Manufactured” will be construed accordingly.

1.129

“Manufacturing Technology Transfer” means the transfer of the Blueprint Manufacturing Know-How related to a Blueprint Compound and Licensed Products containing such Blueprint Compound in accordance with the Manufacturing Technology Transfer Plan for such Blueprint Compound, which includes the provision of any technical assistance to enable the Manufacture of such Licensed Products [****].

1.130

“Manufacturing Technology Transfer Plan” means, for each Blueprint Compound, the plan for the transfer to Zai and its designees of Blueprint Manufacturing Know-How for the Licensed Products that include such Blueprint Compound, which plan, among other things, will set forth [****].

1.131

“Marketing Authorization Application” or “MAA” means any new drug application, biologics license application, or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto). In the context of imported drugs, MAA is also known as the Import Drug License (“IDL”) application.

1.132

“Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Products and are not conducted by a Party’s medical affairs (or equivalent) departments.

1.133

“Medical Affairs Plan” means, with respect to a Licensed Product, [****] for the Medical Affairs activities for such Licensed Product to be conducted in the Territory, which plan will include medical information that Zai will provide in the Territory, including [****] that will be prepared and updated by Zai as provided in Section 8.1 (Medical Affairs Plans).

1.134	“Milestone Events” has the meaning set forth in Section 10.2.3(a) (Notification of Milestone Events).

1.135	“Milestone Payments” has the meaning set forth in Section 10.2.3(a) (Notification of Milestone Events).

1.136

“Net Sales” means with respect to a Licensed Product, the gross amount [****] by Zai and its Affiliates and Sublicensees (each of the foregoing, a “Seller”) to independent, unrelated persons (including Third Party Distributors) (“Buyers”) in bona fide arm’s length transactions with respect to such Licensed Product, less the following deductions, in each case, to the extent [****] in connection with such Licensed Product:

(a)	[****]

(b)	[****]

(c)	[****]

(d)	[****]

(e)	[****]

(f)	[****].

If Seller receives non-cash consideration for a Licensed Product sold to a Buyer during the Term, then the Net Sales amount for such Licensed Product will be calculated based on [****].

No deduction will be made for any item of cost incurred by any Seller in Developing or Commercializing Licensed Products except as permitted pursuant to clauses (a) to (f) of the foregoing sentence; provided that Licensed Products transferred to Buyers in reasonable quantities in connection with Clinical Trials, compassionate use or named-patient use, in each case, will give rise to Net Sales only to the extent [****]. If a single item falls into more than one of the categories set forth in clauses (a)-(f) above, then such item may not be deducted more than once.

All deductions in clauses (a) through (f) above will be fairly and equitably allocated between such Licensed Product and other products of Zai and its Affiliates and Sublicensees such that such Licensed Product does not bear a disproportionate portion of such deductions. Calculations of Net Sales will be consistently applied across all products of Seller and will be consistent between periods.

Such amounts will be determined from the books and records of Seller, and will be calculated in accordance with applicable Accounting Standards.

Transfers or sales between Zai and its Affiliates and Sublicensees will be disregarded for purposes of calculating Net Sales, except if such purchaser is an end user.

[****]

If a Licensed Product is a Combination Product, [****].

If a Licensed Product containing the Blueprint Compound as the sole Active Ingredient is sold as part of an Combination Product and is sold separately in finished form, but the other Active Ingredients included in the Combination Product are not sold separately in finished form, [****].

If a Licensed Product containing the Blueprint Compound as the sole Active Ingredient is sold as part of a Combination Product and is not sold separately in finished form, but the other Active Ingredients included in the Combination Product are sold separately in finished form, [****].

If Net Sales of the Licensed Product when included in an Combination Product cannot be determined using the methods above (as neither the Licensed Product containing the applicable Blueprint Compound as the sole Active Ingredient nor the other Active Ingredients are sold separately), [****]. At least [****] prior to the anticipated First Commercial Sale of any such Combination Product in a region in the Territory, Zai will propose such good faith estimate to Blueprint, and Blueprint will [****] consider such proposal, and the Parties will seek to reach agreement on such allocation. If the Parties are unable to reach such agreement within [****] after Zai provides such proposal, then the issue will be resolved in accordance with Article 16 (Dispute Resolution).

1.137	“New Affiliate” has the meaning set forth in Section 2.8.3 (New Affiliate Exception).

1.138	“New Combination” has the meaning set forth in Section 5.9 (New Development Proposed by Zai).

1.139	“New Development Activities” has the meaning set forth in Section 5.9 (New Development Proposed by Zai).

1.140	“New Development Proposal” has the meaning set forth in Section 5.9 (New Development Proposed by Zai).

1.141	“New Indication” has the meaning set forth in Section 5.9 (New Development Proposed by Zai).

1.142	[****]

1.143	“New Territory-Specific Development Activities” has the meaning set forth in Section 5.9.1(a) (JSC Approval).

1.144	“NMPA” means the National Medical Products Administration of the PRC, and local counterparts thereto, and any successor agency or authority thereto having substantially the same function.

1.145	“Non-Clinical Development” means all Development excluding Clinical Development.

1.146	“Non-Funding Party” has the meaning set forth in Section 5.8.1(a) (JSC Approval).

1.147	“NSCLC” means non-small cell lung cancer.

1.148	“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.

1.149	“Other Extensions” has the meaning set forth in Section 14.7 (Patent Term Extensions).

1.150	“Party” or “Parties” has the meaning set forth in the Preamble.

1.151	“Patent Challenge” has the meaning set forth in Section 15.2.3 (Termination for Patent Challenge).

1.152

“Patent Prosecution” means activities directed to (a) preparing, filing, or prosecuting applications (of all types) for any Patent Right, (b) maintaining any Patent Right, or (c) deciding whether to abandon or maintain any Patent Right.

1.153

“Patent Rights” means (a) all patents and patent applications in any country or region, (b) all patent applications filed either from such patents or patent applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications, and (d) any and all substitutions, renewals, registrations, confirmations, extensions, or restorations, including revalidations, reissues, and re-examinations (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.154	“Patent Term Adjustment” has the meaning set forth in Section 14.7 (Patent Term Extensions).

1.155	“Patent Term Extension” has the meaning set forth in Section 14.7 (Patent Term Extensions).

1.156	“Patient Commitment” has the meaning set forth in Section 5.2.1 (Enrollment in Committed Trials).

1.157	“Paying Party” has the meaning set forth in Section 10.12.2 (Tax Cooperation).

1.158	“Permitted Zai Non-Clinical Development” has the meaning set forth in Section 5.7 (Non-Clinical and Preclinical Studies).

1.159

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, joint stock company, trust, unincorporated association, governmental body, authority, bureau, or agency, or any other entity or body, or an individual.

1.160	“Personal Information” means information related to a reasonably identifiable natural person.

1.161

“Phase I Clinical Trial” means a clinical trial in humans that is generally consistent with 21 C.F.R. § 312.21(a), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.162

“Phase II Clinical Trial” means a clinical trial in humans that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.163

“Phase III Clinical Trial” means a clinical trial in humans of a pharmaceutical or biologic product (including any Combination Regimen) that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.164

“Pivotal Trial” means any (a) [****] or (b) [****] in humans of a pharmaceutical or biologic product (including any Combination Regimen), the results of which, together with prior data and information concerning such product, are [****] in any particular jurisdiction and that is intended to support, or otherwise supports, the filing of an MAA in such jurisdiction (including any bridging study).

1.165	“POC Trial” means a clinical trial [****] in humans of a pharmaceutical or biologic product (including any Combination Regimen) performed to [****] of such product and that [****].

1.166	“PRC” means the People’s Republic of China, which, for purposes of this Agreement, does not include Hong Kong Special Administrative Region, Macau Special Administrative Region, or Taiwan.

1.167

“PRC Submission Estimated Timeline” means, for each Licensed Product, a written timeline setting forth the estimated dates of achievement of key regulatory milestones and submission to applicable Regulatory Authorities in the PRC of key Regulatory Submissions (including each MAA) for such Licensed Product.

1.168

“Preapproved Subcontractor” means any Subcontractor that the JSC has approved as a Subcontractor that Zai may engage to perform its obligations or exercise its rights under this Agreement as further described in Section 2.2.3 (Right to Subcontract).

1.169	“Privacy Laws” has the meaning set forth in Section 12.5.2.

1.170	“Product Infringement” has the meaning set forth in Section 14.3.1 (Patent Enforcement; Notice).

1.171	“Product Marks” has the meaning set forth in Section 14.9.1 (Global Brand Elements).

1.172	“Proposed Blueprint/Zai Combination” has the meaning set forth in Section 5.8.1 (Proposed Blueprint/Zai Combinations).

1.173	“Prosecuting Party” has the meaning set forth under Section 14.2.3(a) (Blueprint/Zai Combination Technology).

1.174

“Public Official” means (a) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (b) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (c) any officer, employee or representative of any public international organization, such as the International Monetary Fund, the United Nations or the World Bank; and (d) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above.

1.175	“Publication” has the meaning set forth in Section 11.5 (Publications).

1.176	“Receiving Party” has the meaning set forth in Section 11.1.1 (Duty of Confidence).

1.177	“Recipient” has the meaning set forth in Section 10.12.2 (Tax Cooperation).

1.178

“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA or other approval, product, or establishment license, registration, permit, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, excluding, in each case, Reimbursement Approval.

1.179

“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Regulatory Approval or Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, including the NMPA, and any corresponding national or regional regulatory authorities.

1.180

“Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical or biologic product in a particular country or other regulatory jurisdiction that prohibits a Person from Commercializing [****].

1.181	[****]

1.182

“Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority in support of Developing, Manufacturing, or Commercializing a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority), and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents.

1.183

“Reimbursement Approval” means an approval, agreement, determination, or other decision by the applicable Governmental Authority that establishes prices charged to end-users for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities in the Territory.

1.184	“Replacement Site” has the meaning set forth in Section 5.14.2 (Deficient Sublicensees or Sites and Replacement).

1.185	“Review Period” has the meaning set forth in Section 11.5 (Publications).

1.186	“Royalty Estimate” has the meaning set forth in Section 10.3.4 (Royalty Reports and Payments).

1.187	“Royalty Patent Rights” means the Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, and the Joint Collaboration Patent Rights.

1.188	“Royalty Payments” has the meaning set forth in Section 10.3.1 (Royalty Rates).

1.189	“Royalty Report” has the meaning set forth in Section 10.3.4 (Royalty Reports and Payments).

1.190	“Royalty Term” has the meaning set forth in Section 10.3.2 (Royalty Term).

1.191	“Rules” has the meaning set forth in Section 16.3.1 (Arbitration; Rules).

1.192	“Safety Agreement” has the meaning set forth in Section 6.5.1 (Adverse Events Reporting; Safety Agreements).

1.193	“Sales Milestone Events” has the meaning set forth in Section 10.2.2 (Sales Milestone Events and Payments).

1.194	“Sales Milestone Payments” has the meaning set forth in Section 10.2.2 (Sales Milestone Events and Payments).

1.195	“Scientific Officers” has the meaning set forth in Section 2.8.2 (Competitive Product Disputes).

1.196	“Seller” has the meaning set forth in Section 1.136 (Net Sales).

1.197	“Shared Services Costs” means [****] 1.197 [****].

1.198	[****] has the meaning set forth in Section 5.2.2 [****].

1.199

“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including CROs and CMOs).

1.200

“Sublicensee” means any Person, excluding any Subcontractor or Third Party Distributor, (a) with respect to Zai, to whom Zai grants a sublicense of, or other authorization or permission granted under, the rights granted to Zai in Section 2.1 (License Grants to Zai), and (b) with respect to Blueprint, to whom Blueprint grants a sublicense of, or other authorization or permission granted under, the rights granted to Blueprint in Section 2.3 (License Grants to Blueprint).

1.201	“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon), including value add taxes (“VAT”).

1.202	“Technology Transfer” has the meaning set forth in Section 4.3 (Continuing Know-How Transfer).

1.203	“Term” has the meaning set forth in Section 15.1 (Term).

1.204	“Territory” means the PRC, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan, each of which will be deemed a separate region for purposes of this Agreement.

1.205

“Territory Sponsor” means, with respect to a Territory-Specific Clinical Trial or a Global Clinical Trial for a Licensed Product to be conducted at sites in the Territory, the Party that holds the IND from the applicable Regulatory Authority in the Territory for such Clinical Trial in its name.

1.206

“Territory-Specific Clinical Trial” means a Clinical Trial for a Licensed Product, the data from which at the time of commencement is intended to be used to obtain, support, or maintain Regulatory Approval in the Territory but not to obtain, support, or maintain Regulatory Approval in any of the following: [****].

1.207	“Territory-Specific Development Plans” has the meaning set forth in Section 5.4 (Territory-Specific Development Plans).

1.208	“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.209	“Third Party Claims” means collectively, any and all Third Party demands, claims, actions, suits, and proceedings (whether criminal or civil, in contract, tort, or otherwise).

1.210

“Third Party Distributor” means any Third Party that purchases Licensed Product from Zai or its Affiliates, or Sublicensees, takes title to such Licensed Product, and distributes such Licensed Product directly to customers, but does not Develop or Manufacture any Blueprint Compound or Licensed Product and does not make any royalty, profit-share, or other payment to Zai or its Affiliates or Sublicensees, other than payment for the purchase of Licensed Products for resale.

1.211	“Third Party IP Agreement” means any agreement with a Third Party entered into by Blueprint or Zai respect to a grant of rights under any Blueprint Identified Rights or Zai Identified Rights.

1.212	“United States” or “U.S.” means the United States of America and its territories and possessions.

1.213	“Upfront Payment” has the meaning set forth in Section 10.1 (Upfront Payment).

1.214

“Valid Claim” means with respect to a particular country or region, a claim in any (a) unexpired and issued Patent Right that has not been irretrievably lapsed or been abandoned, disclaimed, permanently revoked, dedicated to the public, or held invalid, unenforceable, or not patentable by a final non-appealable decision of a court of competent jurisdiction or Governmental Authority in such country or region, or (b) pending patent application that has been pending for [****]; provided that, if a claim ceases to be a Valid Claim by reason of foregoing subclause (b), then such claim would again be deemed a Valid Claim in the event such claim subsequently issues prior to the end of the then-current Royalty Term in such country or region.

1.215	“VAT” has the meaning set forth in Section 1.201 (Tax).

1.216	“VAT Credit” has the meaning set forth in Section 10.13 (VAT Credits).

1.217	“Working Group” has the meaning set forth in Section 3.4 (Working Groups).

1.218	“Zai” has the meaning set forth in the Preamble.

1.219

“Zai Collaboration Know-How” means Collaboration Know-How, other than Blueprint/Zai Combination Know-How or Assigned Collaboration Know-How, developed or invented solely by Zai’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons that are contractually required to assign or license such Collaboration Know-How (or Patent Rights Covering such Know-How) to Zai or any Affiliate of Zai, in each case, in the performance of activities under this Agreement during the Term.

1.220

“Zai Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Zai Collaboration Know-How. For clarity, Zai Collaboration Patent Rights do not include any Blueprint/Zai Combination Patent Rights or Assigned Collaboration Patent Rights.

1.221	“Zai Collaboration Technology” means Zai Collaboration Know-How and Zai Collaboration Patent Rights.

1.222	“Zai Identified General Rights” has the meaning set forth in Section 2.6.2 (Zai Identified Rights).

1.223	“Zai Identified Rights” has the meaning set forth in Section 2.6.2 (Zai Identified Rights).

1.224	“Zai Indemnitee(s)” has the meaning set forth in Section 13.2 (By Blueprint).

1.225	“Zai In-Licensed Rights” has the meaning set forth in Section 2.6.2 (Zai Identified Rights).

1.226

“Zai Know-How” means, subject to Section 2.6.6 (Right to Decline Zai In-Licensed Rights), all Know-How (excluding Zai’s interest in Blueprint/Zai Combination Know-How and other Joint Collaboration Know-How) that is (a) Controlled by Zai or any of its Affiliates as of the Effective Date or during the Term, and (b) used by either Party in the Exploitation of a Blueprint Compound or a Licensed Product, including all Zai Collaboration Know-How.

1.227

“Zai Patent Rights” means, subject to Section 2.6.6 (Right to Decline Zai In-Licensed Rights), all Patent Rights (excluding Zai’s interest in Blueprint/Zai Combination Patent Rights and other Joint Collaboration Patent Rights) that are (a) Controlled by Zai or any of its Affiliates as of the Effective Date or during the Term; and (b) practiced by either Party in the Exploitation of a Blueprint Compound or a Licensed Product, including all Zai Collaboration Patent Rights.

1.228

“Zai Product” means any pharmaceutical or biologic product with respect to which Zai or any of its Affiliates has exclusive rights to Exploit inside the Territory or outside of the Territory, including all forms, modifications, and variants thereof that are Controlled by Zai, in each case, at the time that the JSC agrees in writing to include a Blueprint/Zai Combination containing such Zai Product under this Agreement pursuant to Section 5.8.1 (Proposed Blueprint/Zai Combinations) or Section 5.9 (New Development Proposed by Zai).

1.229	“Zai Publication” has the meaning set forth in Section 11.5.1.

1.230	“Zai Specifications” has the meaning set forth in Section 7.2.3 (Specifications).

1.231	“Zai Technology” means Zai Know-How, Zai Patent Rights, and Zai’s interest in the Joint Collaboration Technology.

1.232	“Zai Third Party IP Agreement” has the meaning set forth in Section 2.6.6(b) (Right to Decline Zai In-Licensed Rights).

Article 2

LICENSES

2.1	License Grants to Zai.

2.1.1

In the Territory. Subject to the terms of this Agreement, Blueprint hereby grants to Zai (a) an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the Blueprint Technology to Exploit (other than to conduct or have conducted Non-Clinical Development, or Manufacture or have Manufactured) the Blueprint Compounds and the Licensed Products in the Field in the Territory in accordance with the Territory-Specific Development Plans, Global Development Plans, the Medical Affairs Plans, and the Commercialization Plans or as otherwise expressly permitted by this Agreement and (b) a non-exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2 (Sublicensing and Subcontractors), under the Blueprint Technology to [****] in the Field in the Territory. Zai will not practice the Blueprint Technology licensed to Zai under this Section 2.1.1 (In the Territory) except as expressly set forth in the Territory-Specific Development Plans, Global Development Plan, Medical Affairs Plans, and Commercialization Plans or to conduct other activities expressly permitted under this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, [****].

2.1.2

Manufacturing License. Subject to the terms of this Agreement, effective upon the commencement of the Manufacturing Technology Transfer to Zai for the Manufacture of the Licensed Products in accordance with Section 7.2.2 (Clinical and Commercial Supply), Blueprint hereby grants to Zai [****] in accordance with and subject to the terms of this Agreement, including pursuant to Section 7.2 (Supply by Zai). Zai will not practice the Blueprint Manufacturing Technology licensed to Zai under this Section 2.1.2 (Manufacturing License) until the commencement of the Manufacturing Technology Transfer to Zai for the Manufacture of the Licensed Products in accordance with Section 7.2.2 (Clinical and Commercial Supply).

2.2	Sublicensing and Subcontractors.

2.2.1

Right to Sublicense. Subject to the terms of this Agreement, Zai will have the right to grant sublicenses of the rights granted under Section 2.1 (License Grants to Zai) to (a) its Affiliates, provided that any such sublicense will automatically terminate if such Person ceases to be an Affiliate of Zai, (b) Development Subcontractors and Third Party Distributors in accordance with this Section 2.2 (Sublicensing and Subcontractors), and (c) subject to Blueprint’s prior written approval, not to be unreasonably withheld, conditioned, or delayed, Third Parties (other than Development Subcontractors and Third Party Distributors). Notwithstanding the foregoing, Zai will not grant a sublicense to a Third Party of all or substantially all of Zai’s rights or obligations under this Agreement with respect to one or more regions within the Territory without Blueprint’s prior written consent, which consent Blueprint may withhold, condition, or delay in its sole discretion. Each Sublicensee will hold its rights contingent on the rights licensed to Zai under the terms of this Agreement. Any termination of the licenses granted to Zai under Section 2.1 (License Grants to Zai) as a result of a termination of this Agreement with respect to one or more Licensed Products or in its entirety will, subject to Section 15.3.11 (Sublicense Survival), cause the Sublicensees to automatically lose the same rights under any sublicense.

2.2.2

Terms of Sublicenses to Third Parties. Zai will provide prior written notice to Blueprint identifying its intention to grant a sublicense under Section 2.2.1 (Right to Sublicense) to any Third Party (other than a sublicense granted by Zai to a Development Subcontractor or Third Party Distributor; provided that such engagement is otherwise in accordance with Section 2.2.3 (Right to Subcontract)), the purpose of such sublicense, and the identity of the Third Party to whom Zai intends to grant such sublicense. Each sublicense to a Third Party will be granted under a written agreement that is consistent with the terms of this Agreement and that (a) requires each such Third Party Sublicensee to which Zai grants a sublicense of the rights granted to Zai under Section 2.1 (License Grants to Zai) to comply with the terms of this Agreement that are applicable to such sublicense (including obligations of confidentiality and non-use at least as stringent as those set forth Article 11 (Confidentiality; Publication), as applicable, the Milestone Event and Royalty Payment reporting obligations set forth under Section 10.2 (Milestone Payments) and Section 10.3 (Royalty Payments to Blueprint), the record keeping and audit requirements set forth under Section 5.14 (Clinical Trial Audit Rights), Section 10.11 (Financial Records and Audits), and the intellectual property provisions set forth in Article 14 (Intellectual Property)), and (b) precludes the granting of further sublicenses in contravention with the terms of this Agreement. Without limiting the generality of the foregoing, each sublicense agreement with such a Third Party entered into after the Effective Date must include (i) [****], (ii) [****], and (iii) [****].

2.2.3

Right to Subcontract. Zai will not propose the engagement of any Subcontractor that is Debarred/Excluded. Zai may engage (a) Subcontractors solely to perform Zai’s Development activities with respect to Licensed Products under this Agreement on Zai’s behalf (each a “Development Subcontractor”) or (b) Third Party Distributors to distribute Licensed Products in the Territory on behalf of Zai, in either case, without Blueprint’s prior written consent, but subject to the requirements set forth in the first, the second to last, and the last sentence of this Section 2.2.3 (Right to Subcontract), Section 2.2.4 (Notices of Sublicensing and Subcontractors), Section 2.2.5 (Zai Audits of Sublicensees and Subcontractors), and Section 2.2.6 (Responsibility for Sublicensees and Subcontractors). Prior to Zai’s engagement of the first Subcontractor (other than a Development Subcontractor or Third Party Distributor), Zai will provide to the JSC to review, discuss, and determine whether to approve as Preapproved Subcontractors a list of Subcontractors that Zai may engage to perform its obligations and exercise its rights under this Agreement. In addition, during the term, Zai may propose additional Subcontractors to be approved by the JSC as Preapproved Subcontractors and following the approval by the JSC of any such additional Subcontractors, such Subcontractors will be Preapproved Subcontractors. Zai may engage any such Preapproved Subcontractor to perform Zai’s obligations and exercise of Zai’s rights under this Agreement. In addition, if Zai wishes to engage a Subcontractor (other than a Development Subcontractor or Third Party Distributor) that is not a Preapproved Subcontractor to perform its obligations or exercise its rights under this Agreement related to the (i) Manufacture of a Licensed Product following completion of the Manufacturing Technology Transfer, or (ii) the Commercialization of such Licensed Product in a region in the Territory, then, in each case ((i) and (ii)), Zai will provide written notice to Blueprint at least [****] before engaging any such Subcontractor identifying Zai’s intention to engage such Subcontractor, the purpose of engaging such Subcontractor, and the identity of such Subcontractor. Within [****] after the receipt of such written notice, Blueprint may provide written notice of its veto of Zai’s engagement of such proposed Subcontractor and in such case, Zai will not engage such Subcontractor to perform its obligations or exercise its rights under this Agreement, provided that Blueprint will not unreasonably veto such engagement. If Blueprint does not provide written notice to Zai of Blueprint’s veto of Zai’s engagement of a particular proposed Subcontractor within [****] after Blueprint’s receipt of such notice, then Zai may engage such proposed Subcontractor to perform its obligations or exercise its rights under this Agreement (subject to the terms set forth herein). Any agreement pursuant to which Zai engages any Subcontractor (including any Development Subcontractor or Third Party Distributor) must be consistent with the terms of this Agreement, including containing obligations of confidentiality and non-use at least as stringent as those set forth Article 11 (Confidentiality; Publication), and terms that are consistent with the intellectual property provisions set forth in Article 14 (Intellectual Property). Without limiting the generality of the foregoing, unless otherwise agreed by the Parties, each agreement pursuant to which Zai engages a Subcontractor (including any Development Subcontractor or Third Party Distributor) to Exploit Licensed Products hereunder must include [****].

2.2.4

Notice of Sublicenses and Subcontracts. Zai will provide Blueprint with a true and complete copy of each sublicense or subcontracting agreement (including all schedules, exhibits, and appendices thereto) with any Third Party (including any Development Subcontractor or Third Party Distributor) within [****] after it becomes effective[****] Any sublicense granted under this Agreement must either be in English or [****].

2.2.5

Zai Audits of Sublicensees and Subcontractors. Zai will provide Blueprint with copies of all quality oversight or audit reports from audits that Zai (or its agent) has conducted on any Sublicensees or Subcontractors that Zai engages to perform its obligations or exercise its rights under this Agreement with respect to any Licensed Product, as well as all corrective action plans resulting from any such audits, in each case, to the extent such reports and plans are relevant to such Sublicensees or Subcontractors’ performance of such obligations or exercise of such rights no later than [****].

2.2.6

Responsibility for Sublicensees and Subcontractors. Zai will require that all Sublicensees and Subcontractors perform the activities that they are sublicensed or engaged to perform (as applicable) in accordance with GLP, cGMP, and GCP, as applicable, and otherwise in compliance with Applicable Law. Notwithstanding any sublicense or subcontracting, Zai will remain primarily liable to Blueprint for the performance of all of its obligations under, and Zai’s compliance with all provisions of, this Agreement. Zai will be fully responsible and liable for any breach of the terms of this Agreement by any of its Sublicensees or Subcontractors to the same extent as if Zai itself has committed any such breach and will terminate the agreement with any Sublicensee or Subcontractor [****] if such Sublicensee or Subcontractor is in breach of this Agreement and neither Zai nor such Subcontractor cures such breach in a timely manner [****].

2.3	License Grants to Blueprint.

2.3.1

Development Activities. Subject to the terms of this Agreement, Zai hereby grants to Blueprint a worldwide, non-exclusive, royalty-free license, with the right to grant sublicenses through multiple tiers, under the Zai Technology to perform the Development activities for the Blueprint Compounds and the Licensed Products in the Field for which it is responsible under a Global Development Plan, including any Global Clinical Trial for a Licensed Product (including a POC Trial or other Development of any Blueprint/Zai Combination approved by the JSC pursuant to Section 5.8.1 (Proposed Combinations)).

2.3.2

Outside of the Territory. Subject to the terms of this Agreement, Zai hereby grants to Blueprint a perpetual, irrevocable, royalty-free license, with the right to grant sublicenses through multiple tiers, under the Zai Technology to Exploit the Blueprint Compounds and the Licensed Products in the Field outside of the Territory. Such license under this Section 2.3.2 (Outside of the Territory) will be (a) exclusive under the Zai Collaboration Technology and Zai’s interest in the Joint Collaboration Technology and (b) non-exclusive under all other Zai Technology.

2.4

Retained Rights. Nothing in this Agreement will be interpreted to grant a Party any rights under any intellectual property rights owned or Controlled by the other Party, including Blueprint Technology, Blueprint Manufacturing Technology, Joint Collaboration Technology, or Zai Technology, in each case, that are not expressly granted herein, whether by implication, estoppel, or otherwise. Any rights not expressly granted to Blueprint by Zai under this Agreement are hereby retained by Zai. Any rights not expressly granted to Zai by Blueprint under this Agreement are hereby retained by Blueprint. In addition, Blueprint expressly retains (a) the exclusive right under the Blueprint Technology (on behalf of itself and its licensees and Sublicensees, other than Zai, Zai’s Affiliates and Zai’s Sublicensees) to conduct Non-Clinical Development involving Blueprint Compounds or Licensed Products anywhere in the world (including in the Territory[****]), (b) the right under the Blueprint Technology to perform Development activities for the Blueprint Compounds and the Licensed Products in the Territory in accordance with this Agreement, including to conduct Development activities under a Global Development Plan as provided hereunder (including in the event that Zai declines, through the JSC, to participate in a Global Clinical Trial proposed by Blueprint under Section 5.11 (New Development Proposed by Blueprint) or fails to satisfy the Patient Commitment with respect to one or more Committed Trials), (c) the right under the Blueprint Technology (on behalf of itself and its licensees and Sublicensees, other than Zai, Zai’s Affiliates and Zai’s Sublicensees) to Manufacture Licensed Products in the Territory itself or through its Affiliates or Third Parties (i) for use by Zai and its authorized Sublicensees in the Territory or (ii) for use by Blueprint, or its licensees, Sublicensees, Affiliates or Third Parties outside of the Territory, (d) the right to perform Blueprint’s other obligations under this Agreement, (e) in the event that Zai does not participate in a Global Clinical Trial for one or more Licensed Products in one or more Indications or with respect to one or more Combination Products or Combination Regimens, the non-exclusive right to Develop Blueprint Compounds and Licensed Products through the use of clinical trial sites, CROs, and other Third Parties in the Territory in connection with the performance of such Global Clinical Trials, and (f) the exclusive right to Exploit the Blueprint Compounds and Licensed Products outside of the Territory. Zai will not practice the Blueprint Technology and Blueprint will not practice the Zai Technology, in each case, other than as expressly licensed and permitted under this Agreement or otherwise agreed by the Parties in writing.

2.5

Combination Products Rights. Notwithstanding any other provision of this Agreement, for purposes of the license grants under Section 2.1 (License Grants to Zai) or Section 2.3 (License Grants to Blueprint), with respect to any Licensed Product that is a Combination Product or Combination Regimen, such license will only include rights with respect to any Blueprint Compound component of such Combination Product or Combination Regimen and not any other Active Ingredient Controlled by, as applicable, the Party granting such license (e.g., with respect to Zai, any Zai Product or with respect to Blueprint, a compound Controlled by Blueprint other than BLU-701 or BLU-945) or any of its Affiliates except in the event that [****].

2.6	Third Party In-Licenses.

2.6.1

Blueprint Identified Rights. Blueprint will remain solely responsible for the payment of all royalties, license fees, milestone payments, and other payment obligations under all agreements entered into by Blueprint prior to the Effective Date. If, after the Effective Date during the Term, Blueprint intends to obtain Control of any Know-How or Patent Rights from a Third Party (whether by acquisition or license) that may be necessary or useful to Exploit one or more Blueprint Compounds or Licensed Products in the Field anywhere in the world (other than a Change of Control of Blueprint or as a result of the acquisition by Blueprint of a Third Party by merger, acquisition, or similar transaction or series of related transactions) (such Know-How and Patent Rights, “Blueprint Identified Rights”), then Blueprint will notify Zai in writing of such Blueprint Identified Rights and Section 2.6.3 (Third Party IP Agreements) will apply.

2.6.2

Zai Identified Rights. If Zai determines that a license under any Know-How or Patent Rights controlled by a Third Party is [****] (“Zai Identified Rights”), then Zai will [****]. Blueprint will have the first right to acquire rights to any such Zai Identified Rights from such Third Party (whether by acquisition or license)[****]. If [****], then Blueprint will notify Zai of such intention within [****] and the terms of Section 2.6.3 (Third Party IP Agreements) will apply. If (a) Blueprint [****] within such [****] period or otherwise [****], or (b) [****], then Zai will have the right to acquire rights under such Zai Identified Rights from such Third Party solely for the Territory or any region therein and any such right obtained by Zai will be referred to as “Zai In-Licensed Rights.”

2.6.3

Blueprint In-Licensed Rights. Prior to executing a Third Party IP Agreement with a Third Party to acquire or license any Blueprint Identified Rights or Zai Identified Rights (together, “Blueprint In-Licensed Rights”), Blueprint will (a) provide Zai an opportunity to review and comment on [****], including any [****] (b) take Zai’s comments into consideration [****] prior to finalizing such Third Party IP Agreement, and (c) ensure that such Third Party IP Agreement includes [****]. Upon execution of such Third Party IP Agreement, Blueprint will notify Zai in writing and will provide [****].

2.6.4

Responsibility for Costs of Blueprint In-Licensed Rights. Subject to Zai’s right to decline a license or sublicense of Blueprint In-Licensed Rights within [****] in accordance with the terms of Section 2.6.5 (Right to Decline Blueprint In-Licensed Rights), following Blueprint’s execution of the applicable Third Party IP Agreement (a) such Blueprint In-Licensed Rights will be included in the Blueprint Know-How or the Blueprint Patent Rights (as applicable) and licensed or sublicensed (as applicable) to Zai under the licenses granted in Section 2.1 (License Grants to Zai), subject to the terms of this Agreement and the applicable Third Party IP Agreement, and (b) Zai will reimburse Blueprint (i) [****] of any such payments under the applicable Third Party IP Agreement that [****] pertain to, or arise [****] as a result of, the Exploitation of the Blueprint Compounds or the Licensed Products in the Territory (for example, [****]) by Zai or its Affiliates or Sublicensees, and (ii) with respect to any [****] payments payable in consideration for any Blueprint In-Licensed Rights that pertain to, or arise as a result of, the Exploitation of the Blueprint Compounds or the Licensed Products both inside and outside of the Territory or are non-Territory-specific (for example, [****]), [****]. Blueprint will bear [****] of amounts payable in consideration for any Blueprint In-Licensed Rights that pertain to any product other than a Blueprint Compound or Licensed Product or that [****] pertain to, or arise [****] as a result of, the Exploitation of the Blueprint Compounds or the Licensed Products outside of the Territory (for example, [****]).

2.6.5

Right to Decline Blueprint In-Licensed Rights. Zai will have the right to decline a license or sublicense (as applicable) from Blueprint under Blueprint In-Licensed Rights under a Third Party IP Agreement by providing written notice to Blueprint [****]. Upon Blueprint’s [****] receipt of such notice declining such a license or sublicense (as applicable) under any Blueprint In-Licensed Rights, Blueprint will not be deemed to Control such Blueprint In-Licensed Rights, the definitions of Blueprint Patent Rights and Blueprint Know-How will exclude such Blueprint In-Licensed Rights, as applicable, and such Blueprint In-Licensed Rights will not be included in the scope of the rights granted to Zai under Section 2.1 (License Grants to Zai).

2.6.6	Right to Decline Zai In-Licensed Rights; Responsibility for Costs.

(a)

Zai In-Licensed Rights. Prior to executing a Third Party IP Agreement with a Third Party to acquire or license any Zai In-Licensed Rights, Zai will (i) provide Blueprint an opportunity to review and comment on [****], including any [****], (ii) take Blueprint’s comments into consideration [****] prior to finalizing such Third Party IP Agreement, and (iii) ensure that such Third Party IP Agreement includes [****]. Upon execution of such Third Party IP Agreement, Zai will notify Blueprint in writing and will provide [****].

(b)

Right to Decline Zai In-Licensed Rights. Blueprint will have the right to decline a license or sublicense (as applicable) from Zai under Zai In-Licensed Rights by providing written notice to Zai [****] (the “Zai Third Party IP Agreement”) [****]. Upon Zai’s [****] receipt of such notice declining such a license or sublicense (as applicable) under any Zai In-Licensed Rights, Zai will not be deemed to Control such Zai In-Licensed Rights, the definitions of Zai Patent Rights and Zai Know-How will exclude such Zai In-Licensed Rights, as applicable, and such Zai In-Licensed Rights will not be included in the scope of the rights granted to Blueprint under Section 2.3 (License Grants to Blueprint).

(c)

Responsibility for Costs of Zai In-Licensed Rights. Subject to Blueprint’s right to decline a license or sublicense of Zai In-Licensed Rights in accordance with the terms of Section 2.6.6(b) (Right to Decline Zai In-Licensed Rights), following Zai’s execution of the applicable Zai Third Party IP Agreement: (i) such Zai In-Licensed Rights will be included in the Zai Know-How or the Zai Patent Rights (as applicable) and licensed or sublicensed (as applicable) to Blueprint under the licenses granted in Section 2.3 (License Grants to Blueprint), subject to the terms of this Agreement and the applicable Zai Third Party IP Agreement, and (ii) Blueprint will reimburse Zai (A) [****] of any such payments under the applicable Zai Third Party IP Agreement that [****]pertain to, or arise [****] as a result of, the Exploitation of the Blueprint Compounds or the Licensed Products outside the Territory (for example, [****] by Blueprint, its Affiliates or (sub)licensees, and (B) with respect to [****] payments payable in consideration for any Zai In-Licensed Rights that pertain to, or arise as a result of, the Exploitation of the Blueprint Compounds or the Licensed Products both inside and outside of the Territory or are non-Territory-specific (for example, [****]), a [****]. Zai will bear [****]of amounts payable in consideration for any Zai In-Licensed Rights that pertain to any product other than a Blueprint Compound or Licensed Product or that [****] pertain to, or arise [****] as a result of, the Exploitation of the Blueprint Compounds or the Licensed Products in the Territory (for example, [****]).

2.7	[****]

2.8	Exclusivity.

2.8.1

Exclusivity Covenant. Subject to Section 2.8.3 (New Affiliate Exception), during the Term neither Party will, and will ensure that its Affiliates and Sublicensees do not, independently or for or with any Third Party, [****] unless agreed in writing by the Parties (the “Competitive Activities”).

2.8.2

Competitive Product Disputes. If a Party disputes whether a pharmaceutical or biologic product is a Competitive Product, then the Parties will refer the matter to the head of Research & Development of Zai and Blueprint (or, if a Party does not have a head of Research & Development, its most senior employee having the equivalent responsibilities) or their designees (the “Scientific Officers”). The Scientific Officers will meet [****] to discuss and resolve the matter within [****] after referral of such matter to such Scientific Officers. If the Scientific Officers cannot agree on a resolution to the matter within such [****] period, then the Parties will refer such matter for resolution to an independent Third Party expert agreed upon by the Parties within [****] after the Scientific Officers failed to resolve such matter. Such independent Third Party expert will be [****], and unless otherwise agreed in writing by the Parties, must not [****]. Such expert will make its determination as to whether the applicable pharmaceutical or biologic product is a Competitive Product [****]. The Party bringing a dispute pursuant to this Section 2.8.2 (Competitive Product Disputes) will [****] engage such expert and the Parties will share the out-of-pocket costs incurred in connection with the engagement of such expert [****]. Within [****] of the engagement of such expert by the disputing Party, such expert will deliver a written decision to the Parties on the matter as to whether such product is a Competitive Product (including a detailed report as to such expert’s rationale for such decision), and such decision will be binding on the Parties.

2.8.3

New Affiliate Exception. Notwithstanding Section 2.8.1 (Exclusivity Covenant), if (1) a Third Party becomes an Affiliate of a Party during the Term through merger, acquisition, consolidation, Change of Control, or other similar transaction (any such Third Party, a “New Affiliate”) and (2) such New Affiliate, as of the execution date of the definitive agreement with respect to such transaction, is engaged in Competitive Activities with respect to one or more Competitive Products, then:

(a)

If such transaction results in a Change of Control of a Party, then such New Affiliate of such Party (the “Acquiror”) and such Party and their respective Affiliates may continue to perform such Competitive Activities after such Change of Control and such Party will not be in violation of its exclusivity obligations set forth in Section 2.8.1 (Exclusivity Covenant), as long as (i) no Confidential Information of the other Party or Blueprint Technology (if the acquired Party is Zai) or Zai Technology (if the acquired Party is Blueprint) is used by or on behalf of such Party, its Acquiror and their respective Affiliates in connection with any such Competitive Activities, and (ii) such Party, its Acquiror and their respective Affiliates institute commercially reasonable [****] safeguards to ensure the requirements set forth in the foregoing clause (i) are met, including by creating “firewalls” between the personnel working on such Competitive Activities and the personnel teams charged with working on the Blueprint Compounds and Licensed Products hereunder or having access to data from activities performed under this Agreement or to the Confidential Information of the other Party.

(b)

If such transaction does not result in a Change of Control of a Party, then such Party (i) will provide to the other Party [****], (ii) unless the Parties agree otherwise in writing, such Party and its New Affiliate (an “Acquiree”) will take one of the following actions set forth below in clauses (A) or (B) and (iii) no later than [****] following the date of consummation of the relevant acquisition transaction, such Party will notify the other Party of which of the actions in the following clauses (A) or (B), it will pursue: (A) divest, or cause its Acquiree to divest, whether by license or otherwise, its interest in the program of applicable Competitive Activities; or (B) terminate any further Competitive Activities. If such Party notifies the other Party in writing that it intends to divest the program of applicable Competitive Activities or terminate the performance of the applicable Competitive Activities, then such Party or its Acquiree will effect the consummation of such divestiture within [****] (or such other period as may be required to comply with Applicable Law), or effect such termination of the program of applicable Competitive Activities within [****], in each case, after the closing of the relevant transaction and will confirm to the other Party in writing when it completes such divestiture pursuant to clause (A) or termination pursuant to clause (B). Such Party will keep the other Party reasonably informed of its efforts and progress in effecting such divesture or termination until such Party or its Acquiree completes the same. During such [****] or [****] period, as applicable, such Party and its Acquiree’s and their respective Affiliates’ conduct of such Competitive Activities will not constitute a breach by such Party of its exclusivity obligations set forth in Section 2.8.1 (Exclusivity Covenant), as long as during such period, (I) no Confidential Information of the other Party or Blueprint Technology (if the acquiring Party is Zai) or Zai Technology (if the acquiring Party is Blueprint) is used by or on behalf of such acquiring Party, its Acquiree, and their respective Affiliates in connection with any such Competitive Activities, and (II) such acquiring Party, its Acquiree and their respective Affiliates institute commercially reasonable [****] safeguards to ensure the requirements set forth in the foregoing clause (I) are met, including by creating “firewalls” between the personnel working under such Competitive Activities and the personnel teams charged with working on the Blueprint Compounds and Licensed Products hereunder or having access to data from activities performed under this Agreement or Confidential Information of the other Party.

Article 3

GOVERNANCE

3.1

Alliance Managers. Each Party will appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (each an “Alliance Manager”). The Alliance Managers will: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties, all of which communications between the Parties will be in English; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC, JPT, and Working Group meetings, in each case, as a non-voting member. An Alliance Manager may also bring any matter to the attention of the JSC, a JPT, or applicable Working Group if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party will use reasonable efforts to keep an appropriate level of continuity but may replace its Alliance Manager at any time upon written notice to the other Party.

3.2	Joint Steering Committee.

3.2.1

Formation. No later than [****] after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) to monitor and coordinate the Exploitation of the Blueprint Compounds and the Licensed Products in the Territory. The JSC will be composed of [****] representatives from each Party (unless otherwise agreed by the Parties) who are fluent in English and who have the appropriate and direct knowledge and expertise and requisite decision-making authority. Each Party may replace any of its representatives on the JSC and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a representative will notify the other Party at least [****] prior to the next scheduled meeting of the JSC. Both Parties will use reasonable efforts to keep an appropriate level of continuity in representation. Representatives may be represented at any meeting by another person designated by the absent representative. The JSC will be chaired by one of the representatives (“JSC Chairperson”) and will rotate between the Parties every 12 months during the Term. The initial JSC Chairperson of the JSC will be a representative of Zai for the period ending [****], and a Blueprint representative will become the JSC Chairperson of the JSC for the next [****] period during the Term. The role of the JSC Chairperson will be to convene and preside at meetings of the JSC and to ensure that the Alliance Managers prepare minutes, but the JSC Chairperson will have no additional powers or rights beyond those held by the other JSC representatives. Each Party’s representatives on the JSC will inform and coordinate within their respective organization to enable each Party to fulfill its obligations as agreed upon between the Parties under this Agreement, including within the time frames set forth hereunder.

3.2.2

Meeting Agendas. Each Party will disclose to the other Party the proposed agenda items along with appropriate information at least [****] in advance of each meeting of the JSC; provided that under exigent circumstances requiring JSC input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of a meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting.

3.2.3

Meetings. The JSC will hold meetings at such times as it elects to do so, but will meet no less frequently than quarterly, unless otherwise agreed by the Parties. All meetings will be conducted in English. The JSC may meet in person or by means of teleconference, internet teleconference, videoconference, or other similar communication method; provided that, [****] meeting each Calendar Year will be conducted in person at a location selected alternatively by Blueprint and Zai or such other location as the Parties may agree. Each Party will be responsible for all of its own costs and expenses of participating in any JSC meeting. The Alliance Managers will jointly prepare and circulate minutes for each JSC meeting within [****] after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [****] thereafter.

3.2.4	JSC Roles and Responsibilities. The responsibilities of the JSC will be to:

(a)	provide a forum for the discussion of the Parties’ activities under this Agreement;

(b)	review, discuss, and determine whether to approve the initial list of Preapproved Subcontractors and any updates thereto, as described in Section 2.2.3 (Right to Subcontract);

(c)

oversee the JPTs and establish and oversee Working Groups as necessary or advisable to further the purpose of this Agreement and settle any disputes that arise within any JPT or Working Groups, as described in Section 3.6.2 (Resolution of JPT and Working Group Disputes);

(d)

oversee the implementation of, and the coordination between the Parties of activities to be performed under, the Clinical Supply Agreement, the Commercial Supply Agreement, the Safety Agreements, and any other written agreement between the Parties with respect to the subject matter hereof;

(e)	review, discuss, and determine whether to approve each Manufacturing Technology Transfer Plan, as described in Section 4.2 (Manufacturing Technology Transfer);

(f)

review, discuss, and determine whether to approve any change in the scope of Manufacturing activities to be transferred to Zai in connection with the Manufacturing Technology Transfer for any Blueprint Compound and any updates or amendments thereto, as described in Section 4.2 (Manufacturing Technology Transfer);

(g)

review, discuss, and determine whether to approve the [****] PRC Submission Estimated Timeline for each Licensed Product and each update thereto for each Licensed Product, in each case, as described in Section 5.6.2 (Amendments and Obligations);

(h)

review, discuss, and determine whether to approve the initial Territory-Specific Development Plan for each Licensed Product and each update thereto, in each case, as described in Section 5.4 (Territory-Specific Development Plans);

(i)	review and discuss the initial Global Development Plan for each Licensed Product and each update thereto for any Licensed Product, in each case, as described in Section 5.1 (Global Development Plan);

(j)

review, discuss, and determine whether to approve allocation to Zai of any new or additional activities under the Global Development Plan, including any additional Committed Trials proposed by Blueprint, as described in Section 5.1 (Global Development Plan);

(k)	review, discuss, and determine whether to approve for Development under this Agreement [****];

(l)

review, discuss, and determine whether to approve any New Development Proposal, and review, discuss, and determine whether to approve any New Territory-Specific Development Activities, in each case, as described in Section 5.9 (New Development Proposed by Zai);

(m)

review, discuss, and determine whether to approve the regulatory strategy for the Territory with respect to each Licensed Product and each update thereto, as described in Section 6.1 (Regulatory Strategy);

(n)

review and discuss Zai’s plan for undertaking additional regulatory activities for any Licensed Product delegated by Blueprint or the JSC to Zai, as described in Section 6.2.1 (Obtaining and Maintaining Regulatory Approvals);

(o)	review, discuss, and determine matters that may have a material adverse impact upon the regulatory status of the Licensed Products pursuant to Section 6.7 (No Harmful Actions);

(p)	discuss and determine whether to approve [****];

(q)	review, discuss, and determine whether to approve each Medical Affairs Plan and each update thereto, as described in Section 8.1 (Medical Affairs Plans);

(r)	review, discuss, and determine whether to approve each Commercialization Plan and each update thereto, as described in Section 9.2 (Commercialization Plans);

(s)

determine whether a Product Mark is not appropriate for the Territory due to linguistic reasons or market research showing that such Product Mark is not appropriate, and review and comment on any alternative Product Marks selected by Zai, in each case, as described in Section 14.9.2 (Product Marks in the Territory);

(t)

review, discuss, and determine whether to approve any brand strategy for a Licensed Product that is specific to the Territory (or any region therein) and that is inconsistent with the Global Brand Strategy for such Licensed Product, as described in Section 9.2 (Commercialization Plans);

(u)	review, discuss, and determine whether to approve any alternative Licensed Product-specific trademark selected by Zai in accordance with Section 14.9.2 (Product Marks in the Territory); and

(v)	perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement.

3.3	Joint Project Teams.

3.3.1

Formation; Composition; Meetings. No later than [****], the Parties will form one or more joint project teams to coordinate and oversee the day-to-day performance of the activities and obligations of the Parties under this Agreement related to the Exploitation of each Blueprint Compound and the corresponding Licensed Products (each, a “JPT”). Each JPT will be composed of representatives from each Party who have direct knowledge and expertise in each of the following functional areas (as applicable depending on the stage of the applicable Licensed Products): clinical, clinical operations, pharmaceutical and biologic product development (including Companion Diagnostics, to the extent applicable), regulatory, safety, manufacturing, intellectual property, marketing, and commercial, in each case, as such functional areas relate to products similar to the applicable Licensed Product. Initially, only one JPT will be formed for all Licensed Products, but the JPT may during the Term elect to form separate JPTs for one or more Licensed Products. Each Party may replace any of its representatives on a JPT and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a representative will notify the other Party at least [****] prior to the next scheduled meeting of the applicable JPT. An individual may serve on more than one JPT and each Party will use reasonable efforts to keep an appropriate level of continuity in representation. Representatives may be represented at any meeting by another person designated by the absent representative. Each Party’s representatives on the JPT will inform and coordinate within their respective organization to enable each Party to fulfill its obligations within the time frames as agreed upon between the Parties under this Agreement. Each JPT will be chaired by one of the representatives (“JPT Chairperson”) and will rotate between the Parties every [****] during the Term. The initial JPT Chairperson of each JPT will be a representative of Blueprint for the period [****] and a Zai representative will become the JPT Chairperson of each JPT for the next [****] period during the Term. Each JPT will meet as frequently as, and will operate as, the JSC may determine [****]. The role of the JPT Chairperson will be to convene and preside at meetings of the applicable JPT and to ensure that the Alliance Managers prepare minutes, but the JPT Chairperson will have no additional powers or rights beyond those held by the other JPT representatives. The JPTs may meet in person or by means of teleconference, Internet conference, videoconference, or other similar communications method, and the JPT for each Blueprint Compound and corresponding Licensed Products may hold meetings at the same time as one or more other JPTs if agreed by the Parties. All meetings of each JPT will be held in English. Each JPT and its activities will be subject to the oversight of, and will report to, the JSC. In no event will the authority of any JPT exceed the authority of the JSC. Each Party will be responsible for all of its own costs and expenses of participating in the JPTs. The Alliance Managers will jointly prepare and circulate minutes for each JPT meeting within [****] after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [****] thereafter.

3.3.2	JPT Roles and Responsibilities. The responsibilities of the JPT will be to:

(a)	oversee the day-to-day performance of the activities and obligations of each Party under this Agreement related to the Exploitation of each Blueprint Compound and Licensed Product;

(b)	discuss and develop the Manufacturing Technology Transfer Plan for each Blueprint Compound, as described in Section 4.2 (Manufacturing Technology Transfer);

(c)

review and discuss updates of any Blueprint Know-How related to any Blueprint Compound or Licensed Product developed by Blueprint or its Affiliates or licensees since the previous meeting, as described in Section 4.3 (Continuing Know-How Transfer);

(d)

review, discuss, and submit to the JSC the [****] PRC Submission Estimated Timeline for each Licensed Product and each update thereto for each Licensed Product, as described in Section 5.6.2 (Amendments and Obligations);

(e)

review, discuss, provide comments on, and submit to the JSC the Territory-Specific Development Plan for each Licensed Product, and each update thereto, as described in Section 5.4 (Territory-Specific Development Plans);

(f)

review, discuss, and determine whether to approve the inclusion of any Non-Clinical Development in the Territory-Specific Development Plan for a Licensed Product, as described in Section 5.7 (Non-Clinical and Preclinical Studies);

(g)	review and discuss the Global Development Plan for each Licensed Product, and each update thereto, as described in Section 5.1 (Global Development Plans);

(h)	discuss, develop, and submit to the JSC the Global Development Plan for any Proposed Blueprint/Zai Combination, as described in Section 5.8.1 (Proposed Blueprint/Zai Combinations);

(i)

review, discuss, provide comments on, and submit to the JSC any update to the Territory-Specific Development Plan for any Licensed Product that includes any New Territory-Specific Development Activities that have been approved by the JSC, as described in Section 5.9.1(a) (JSC Approval);

(j)	discuss, develop, and submit to the JSC the regulatory strategy for the Territory for each Licensed Product, as described in Section 6.1 (Regulatory Strategy);

(k)	review and monitor the Parties’ compliance with the Safety Agreements, as described in Section 6.5.1 (Safety Agreements);

(l)

review and monitor the Parties’ compliance with and performance under the Clinical Supply Agreement, the Commercial Supply Agreement, and any other written agreement between the Parties with respect to the subject matter hereof, and review and discuss Manufacturing of the Licensed Products by each Party for the Territory;

(m)	review, discuss, and comment on the Medical Affairs Plan for each Licensed Product and each update thereto, as described in Section 8.1 (Medical Affairs Plans);

(n)

review and discuss each report provided by Zai of the Medical Affairs activities performed by or on behalf of Zai in the Territory for each Licensed Product, as described in Section 8.3 (Medical Affairs Reports);

(o)	review, discuss, and comment on the Commercialization Plan for each Licensed Product and each update thereto, as described in Section 9.2 (Commercialization Plans);

(p)

review and discuss each report provided by Zai of the Commercialization activities performed by or on behalf of Zai in the Territory for each Licensed Product, as described in Section 9.4 (Commercialization Reports);

(q)

coordinate activities between the Parties with respect to certain Commercialization and Medical Affairs activities for the Licensed Products inside and outside of the Territory, as described in Section 8.4 (Coordination of Medical Affairs Activities) and Section 9.5 (Coordination of Commercialization Activities; Blueprint Support), respectively;

(r)	raise matters for which the JPT is responsible to the JSC for discussion or resolution as appropriate; and

(s)	perform such other functions as expressly set forth in this Agreement or allocated to JPT by the Parties’ written agreement or by the JSC.

3.4

Working Groups. From time to time, the JSC may establish joint working groups (each, a “Working Group”) on an “as-needed” basis to oversee specific functional areas or activities and coordinate the day-to-day performance of such activities under this Agreement, which establishment of Working Groups will be reflected in the minutes of the meetings of the JSC. Each such Working Group will have at least two representatives of each Party and will be otherwise constituted, will meet as frequently as, and will operate as the JSC may determine. Working Groups may meet in person or by means of teleconference, Internet conference, videoconference, or other similar communications method. Each Working Group and its activities will be subject to the oversight of, and will report to, the JSC. In no event will the authority of any Working Group exceed the authority of the JSC. Each Party will be responsible for all of its own costs and expenses of participating in any Working Group. The Alliance Managers will jointly prepare and circulate minutes for each Working Group meeting within [****] after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [****] thereafter.

3.5

Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend a meeting of the JSC (in a non-voting capacity), a JPT, or any Working Group if such participants have expertise that is relevant to the planned agenda for such JSC, JPT, or Working Group meeting; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will provide prior written notice to the other Party reasonably in advance of such meeting and will ensure that such Third Party is bound by obligations of confidentiality and non-use at least as stringent as those set forth in Article 11 (Confidentiality; Publication). Notwithstanding anything to the contrary set forth in this Agreement, if the other Party objects in good faith to the participation of such Third Party in such meeting due to a bona fide concern regarding competitively sensitive information that is reasonably likely to be discussed at such meeting (i.e., a consultant that also provides services to a Third Party with a Competitive Product), then such Third Party will not be permitted to participate in such meeting (or the portion thereof during which such competitively sensitive information is reasonably likely to be discussed).

3.6	Decision-Making.

3.6.1

General Process. The JSC, the JPTs, and any Working Group will only have the powers expressly assigned to it in this Article 3 (Governance) and elsewhere in this Agreement and will not have the authority to: (a) modify or amend the terms of this Agreement; or (b) waive either Party’s compliance with the terms of this Agreement. All decisions of the JSC, a JPT, and any Working Group will be made by unanimous vote, with each Party’s representatives having one vote (i.e., one vote per Party). No action taken at any meeting of the JSC or any JPT or Working Group will be effective unless there is a quorum at such meeting, and at all such meetings, a quorum will be reached if two voting representatives of each Party are present or participating in such meeting. [****]

3.6.2

Resolution of JPT and Working Group Disputes. The JSC will [****] to resolve all disputes that arise within a JPT or any Working Group within [****] after any such matter is brought to the JSC for resolution.

3.6.3

Decisions of the JSC. The JSC [****] to promptly resolve any such matter for which it has authority. If [****] the JSC is unable to resolve any such matter referred to it by the JPT or any Working Group or any matter that is within the scope of the JSC’s authority or any other disagreement between the Parties that may be referred to the JSC, in each case, within a period of [****], then a Party may refer such matter for resolution in accordance with 3.7.1 (Referral to Executive Officers) to the Chief Executive Officer of Blueprint (or an executive officer of Blueprint designated by the Chief Executive Officer of Blueprint who has the power and authority to resolve such matter) and the Chief Executive Officer of Zai (or an executive officer of Zai designated by the Chief Executive Officer of Zai who has the power and authority to resolve such matter) (collectively, the “Executive Officers”).

3.7	Resolution of JSC Disputes.

3.7.1

Referral to Executive Officers. If a Party makes an election under Section 3.6.3 (Decisions of the JSC) to refer a matter on which the JSC cannot reach a consensus decision for resolution by the Executive Officers, then the JSC will submit in writing the respective positions of the Parties to their respective Executive Officers. The Executive Officers will [****] to resolve any such matter so referred to them [****], and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.

3.7.2

Final Decision-Making Authority. If the Executive Officers are unable to reach agreement on any such matter referred to them [****] after such matter is so referred (or such longer period as the Executive Officers may agree upon), then:

(a)

No Change; Status Quo. Neither Party will have final decision-making authority [****] and all such matters set forth in the foregoing [****] must be decided by unanimous agreement of the Parties in order to take any action or adopt any change from the then-current status quo.

(b)	Zai Decisions. Except for any decision listed in Section 3.7.2(a) (No Change; Status Quo), Zai will have final decision-making authority with respect to [****]; provided that:

(i)	[****]; and

(ii)	[****].

(c)	Blueprint Decisions. Except for any decision listed in Section 3.7.2(a) (No Change; Status Quo), Blueprint will have final decision-making authority with respect to [****] provided that [****].

3.7.3

Limitations on Decision-Making. Notwithstanding any provision to the contrary set forth in this Agreement, without the other Party’s prior written consent, no decision of the JSC or a Party’s Executive Officer (in the exercise of a Party’s final decision-making authority on any such matters), in each case, may make a decision that could reasonably be expected to (a) result in a [****] in the other Party’s obligations, costs, or expenses under this Agreement, or any Global Development Plan or Territory-Specific Development Plan, unless, in each case, such actions are necessary for Blueprint to comply with Applicable Law as the Territory Sponsor or as the owner and holder of any Regulatory Submission, Regulatory Approval, or Reimbursement Approval, as applicable, for a Licensed Product in the Territory, (b) require the other Party to take any action that such other Party [****] would (i) require such other Party to violate any Applicable Law, the requirements of any Regulatory Authority, or any agreement with any Third Party entered into by such other Party or (ii) require such other Party to infringe or misappropriate any intellectual property rights of any Third Party, (c) conflict with, amend, interpret, modify, or waive compliance under this Agreement, or (d) impose any obligation on either Party that would be in violation of such Party’s written standard operating procedures, written business policies, or written compliance policies or procedures.

3.8

Discontinuation of JSC. The JSC will continue to exist until the first to occur of (a) the Parties agreeing to disband the JSC, or (b) Blueprint providing written notice to Zai of its intention to disband and no longer participate in the JSC. Once the JSC is disbanded, the JSC will have no further obligations under this Agreement and, thereafter, the Alliance Managers will be the points of contact for the exchange of information between the Parties under this Agreement and any references in this Agreement to decisions of the JSC will automatically become references to decisions by and between the Parties in writing, subject to the other terms of this Agreement and consistent with the terms of Section 3.7.2 (Final Decision-Making Authority).

Article 4

TECHNOLOGY TRANSFERS

4.1

Initial Know-How Transfer. [****] Blueprint will provide and transfer to Zai copies of Blueprint Know-How (other than Blueprint Manufacturing Know-How, the transfer of which will be performed pursuant to Section 4.2 (Manufacturing Technology Transfer)) that exists on the Effective Date to the extent not previously provided to Zai, including data and results required for Zai to file an IND for the Licensed Products, in each case, in the Territory (the “Initial Know-How Transfer”). Blueprint may make such Blueprint Know-How available in such reasonable form as Blueprint determines, including, if Blueprint so elects, in the form such Blueprint Know-How is maintained by Blueprint.

4.2	Manufacturing Technology Transfer.

4.2.1

Initiation of Manufacturing Technology Transfer. In addition to the Blueprint Know-How provided to Zai pursuant to the Initial Know-How Transfer, unless otherwise agreed by the Parties, on a Blueprint Compound-by-Blueprint Compound basis, upon [****] commencing [****] and ending no later than [****], Blueprint and Zai will jointly develop a draft Manufacturing Technology Transfer Plan for such Licensed Products containing such Blueprint Compound. Notwithstanding the foregoing, Blueprint will have the right to elect to initiate a Manufacturing Technology Transfer with respect to a Blueprint Compound at any time during the Term by developing a draft Manufacturing Technology Transfer Plan for Licensed Products containing such Blueprint Compound.

4.2.2

Approval of Manufacturing Technology Transfer Plans. Following development thereof, either Party will submit each Manufacturing Technology Transfer Plan to the JPT to review and discuss, and thereafter to the JSC to review, discuss, and determine whether to approve no later than [****] following either Party’s submission to the JPT of each such plan. Blueprint or Zai may propose updates or amendments to any Manufacturing Technology Transfer Plan from time to time, and such updates or amendments will become effective upon approval thereof by the JSC.

4.2.3

Manufacturing Transfer Plan Requirements. Unless otherwise agreed by the JSC, each initial Manufacturing Technology Transfer Plan will contemplate the transfer to Zai of, at minimum, all Manufacturing steps that are necessary for Zai to obtain all applicable Regulatory Approvals (including Local Manufacturing Approvals) required to market and sell a locally-Manufactured version of such Licensed Product in the PRC in the name of Zai or its Affiliate. If transfer of the Manufacture [****] of a Blueprint Compound is not [****] for Zai to obtain all applicable Regulatory Approvals (including Local Manufacturing Approvals) required to market and sell a locally-Manufactured version of such Licensed Product in the PRC in the name of Zai or its Affiliate, and Manufacture [****] is not otherwise transferred to Zai under the initial Manufacturing Technology Transfer Plan for such Blueprint Compound, then, if requested by Zai and agreed to by Blueprint, Blueprint will prepare and submit to the JSC for approval, a Manufacturing Technology Transfer Plan for the transfer of Manufacture to Zai [****] of such Blueprint Compound.

4.2.4

Performance of Manufacturing Technology Transfers. If the Manufacturing Technology Transfer Plan for a Blueprint Compound contemplates the Manufacturing of the applicable Licensed Product from [****], then Blueprint will supply to Zai each of such [****] in accordance with Article 7 (Manufacturing). [****] Blueprint will perform (or cause one or more applicable Third Parties (including any CMO engaged by Blueprint to Manufacture such Licensed Product) to perform) a Manufacturing Technology Transfer for such Licensed Products containing such Blueprint Compound in accordance with such plan. The Parties will [****] complete the Manufacturing Technology Transfer for Licensed Products containing each Blueprint Compound [****] following the approval of the applicable Manufacturing Technology Transfer Plan pursuant to the applicable Manufacturing Technology Transfer Plan, but in any event [****]. Without limiting the foregoing, the Parties will [****] to complete a Manufacturing Technology Transfer with respect to each Licensed Product [****]. Thereafter during the Term, Blueprint (a) will provide Blueprint Manufacturing Know-How as part of the Continuing Know-How Transfer in accordance with Section 4.3 (Continuing Know-How Transfer) and (b) may transfer additional Manufacturing steps with respect to a Blueprint Compound to Zai by proposing another Manufacturing Technology Transfer Plan (or an amendment or update to a prior Manufacturing Technology Transfer Plan) to the JSC.

4.3

Continuing Know-How Transfer. Following the applicable Manufacturing Technology Transfer for each Blueprint Compound and the Licensed Products containing such Blueprint Compound and the Initial Know-How Transfer for each Licensed Product, Blueprint will provide to the JPT in advance of its meeting [****] a summary of any additional Blueprint Manufacturing Know-How and other Blueprint Know-How, in each case, developed by Blueprint or its Affiliates or licensees since the previous quarterly summary that was provided to the JPT. Upon Zai’s reasonable request during the Term, Blueprint will (a) make available to Zai all Blueprint Manufacturing Know-How and other Blueprint Know-How, in each case, in Blueprint’s possession and not previously provided to Zai hereunder and that is necessary or reasonably useful for Zai’s Exploitation of any Blueprint Compound or Licensed Product (as applicable) in accordance with this Agreement, (b) provide a schedule of applicable Blueprint Manufacturing Patent Rights following delivery of a Manufacturing Technology Transfer Plan, (c) transfer any such Blueprint Know-How or Blueprint Manufacturing Know-How, or provide such schedule, to Zai no later than [****] after Zai’s request therefor, and (d) [****] after the Initial Know-How Transfer or Manufacturing Technology Transfer for a Blueprint Compound or Licensed Product (as applicable), provide Zai with reasonable access to Blueprint personnel involved in the Development or Manufacture of such Blueprint Compound or Licensed Product (as applicable) (and the corresponding Blueprint Compound), either in-person at Blueprint’s facility or by teleconference (the “Continuing Know-How Transfer,” and together with the Initial Know-How Transfer and the Manufacturing Technology Transfer, the “Technology Transfers”). Zai may only use the Blueprint Know-How to perform its obligations or exercise its rights under this Agreement and in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this Agreement, the terms of this Section 4.3 (Continuing Know-How Transfer) will not apply to any data or results of any Global Clinical Trial (including a Global Clinical Trial for a Licensed Product in a New Indication or for a Combination Product or Combination Regimen) unless [****]

4.4

Conduct of Technology Transfer. Blueprint personnel will not be obligated to travel to Zai’s (or its designee’s) facilities in connection with the performance of any Technology Transfer. Any materials provided by Blueprint to Zai in connection with the transfer of Blueprint Know-How (including pursuant to any Technology Transfer) will remain the sole property of Blueprint.

4.5

Technology Transfer Costs. Blueprint will provide consultation and assistance with qualified personnel in connection with the Technology Transfer for each Blueprint Compound and the Licensed Products containing such Blueprint Compound as reasonably requested by Zai, subject to personnel availability. Blueprint will be responsible for the internal costs of up to [****] of such consultation and assistance for each Blueprint Compound. Zai will reimburse Blueprint for (a) internal costs (at the FTE Rate) in excess of [****] of such consultation and assistance for each Blueprint Compound and (b) all out-of-pocket costs, in each case ((a) and (b)), reasonably incurred by or on behalf of Blueprint in connection with such assistance within [****] after receiving Blueprint’s invoice therefor.

Article 5

DEVELOPMENT PROGRAM

5.1

Global Development Plan. The global Development of Licensed Products that involves activities both inside and outside of the Territory will be conducted pursuant to a written Development plan (as updated from time to time in accordance with this Section 5.1 (Global Development Plan), the “Global Development Plan”). The initial Global Development Plan has been agreed by the Parties in writing on or prior to the Effective Date and is attached hereto as Schedule 5.1 (Global Development Plan). [****] With respect to the Licensed Products, the Global Development Plan will be consistent with the overall global development synopsis for each such Licensed Product provided by Blueprint to Zai prior to the Effective Date, and will include, as applicable to each Licensed Product, all Global Clinical Trials (including Clinical Trials that Blueprint has determined will include trial sites both inside and outside of the Territory) for the Licensed Products. Zai will support the global Development of each Licensed Product by conducting certain Development activities in the Territory as set forth in, and in accordance with, the Global Development Plan, including by satisfying the enrollment requirements for the Committed Trials as required under Section 5.2 (Enrollment in Global Clinical Trials). The Global Development Plan will include for each Licensed Product [****]. From time to time, Blueprint (or the JPT, with respect to any Blueprint/Zai Combination) may make and implement updates to the then-current Global Development Plan for one or more Licensed Products, including to contemplate the conduct of the Development of any Licensed Product for a New Indication or a new Combination Product or Combination Regimen. To the extent such amendments (i) are [****], and (ii) include activities to be conducted in the Territory, Blueprint will submit such proposed updates to the JSC for review and discussion before adopting such updates, provided, however, that if the updates to the Global Development Plan include [****] in the Territory, including any additional proposed Committed Trials, then such update must be approved by the JSC.

5.2	Enrollment in Committed Trials.

5.2.1	Enrollment in Committed Trials. Zai will, in accordance with the Global Development Plan for each Licensed Product, enroll and treat [****].

5.2.2

Failure to Satisfy Patient Commitments. On a Committed Trial-by-Committed Trial basis, unless the Parties otherwise agree in writing, if Zai fails to enroll the Patient Commitment in such Committed Trial, other than due to [****] then Zai will reimburse Blueprint for [****]. Zai will pay each Shortfall Reimbursement to Blueprint within [****] after receiving Blueprint’s invoice therefor. For example, [****].

5.2.3

Enrollment of Additional Patients in Committed Trials. If requested by Blueprint for one or more Committed Trials and agreed to by Zai, then Zai will enroll and treat additional patients in each such Committed Trial in excess of the Patient Commitment and Blueprint will reimburse Zai for [****]. Blueprint will pay each Excess Enrollment Reimbursement to Zai within [****] after receiving Zai’s invoice therefor. For example, [****]

5.2.4

Data Access Criteria. Subject to the terms of this Agreement, Blueprint and Zai will share in a timely fashion and allow the other Party to utilize data generated from each Party’s on-going and future Clinical Trials and Regulatory Submissions for all Indications for the Licensed Products, including as set forth in Section 4.3 (Ongoing Know-How Transfer), Section 5.16 (Development Reports), Section 5.17 (Data Exchange and Use), and Section 6.4 (Right of Reference). [****] If Zai does not satisfy the criteria set forth in the foregoing clause (a) or (b), then Zai will not have any rights with respect to any data or results generated from such Global Clinical Trial for such Licensed Product, including pursuant to Section 4.3 (Ongoing Know-How Transfer), Section 5.17 (Data Exchange and Use) or pursuant to Section 6.4 (Right of Reference), except as necessary for Zai to comply with Applicable Law or safety reporting requirements of the applicable Regulatory Authorities in the Territory [****].

5.3

Zai Decision to Use a CRO. If Zai decides to engage a Development Subcontractor to perform one or more Clinical Trials with respect to Licensed Products in the Territory assigned to Zai under the Global Development Plan on Zai’s behalf, then, if applicable, Zai will [****] engaging a local Affiliate of the same contract research organization that Blueprint has engaged or plans to engage, in each case, to perform such Clinical Trials outside of the Territory (including if such Clinical Trial is a Committed Trials).

5.4

Territory-Specific Development Plans. Except for the activities allocated to Zai under the Global Development Plan for a Licensed Product pursuant to Section 5.1 (Global Development Plan), all Development of each Licensed Product in the Territory under this Agreement will be conducted pursuant to a written development plan for each such Licensed Product (each, as updated from time to time in accordance with this Section 5.4 (Territory-Specific Development Plans) and Section 3.2 (Joint Steering Committee), a “Territory-Specific Development Plan”). At least [****] prior to Zai’s planned initiation of any Development activities for a Licensed Product in the Territory that are not contemplated under the Global Development Plan, Zai will provide the applicable JPT with an initial draft of the Territory-Specific Development Plan for such Licensed Product for the JPT’s review and comment. Each such Territory-Specific Development Plan will contain [****] (a) [****], (b) all major Clinical Development activities for such Licensed Product and all Territory-Specific Clinical Trials and the trial design thereof, in each case, to be conducted solely in furtherance of obtaining Regulatory Approval of such Licensed Product in the Territory (and not outside of the Territory) for the upcoming [****] period, (c) [****] timelines for achieving such activities described in (a) and (b), and (d) [****] key elements involved in obtaining Regulatory Approval of such Licensed Product from all applicable Regulatory Authorities throughout the Territory and the regulatory strategy for each Licensed Product for the Territory approved by the JSC pursuant to Section 6.1 (Regulatory Strategy). Each Territory-Specific Development Plan will include all Clinical Development required to obtain and maintain Regulatory Approval for the applicable Licensed Product in each region of the Territory. Zai will take the applicable JPT’s comments [****] and incorporate such comments where appropriate prior to finalizing the initial Territory-Specific Development Plan for each Licensed Product. From time to time thereafter, [****] to include any New Territory-Specific Development Activities, Zai will propose updates to each Territory-Specific Development Plan in consultation with Blueprint through the applicable JPT and submit each initial Territory-Specific Development Plan and each such proposed updated Territory-Specific Development Plan to the JSC. The JSC will review, discuss, and determine whether to approve the initial Territory-Specific Development Plan for each Licensed Product and each update thereto. Once approved by the JSC, each update to a Territory-Specific Development Plan for a Licensed Product will become effective and supersede the then-current Territory-Specific Development Plan for such Licensed Product.

5.5

Development Diligence. Subject to the terms of this Agreement, Zai will be responsible for and will use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval, and, if applicable, Reimbursement Approval, for [****] each Licensed Product that is the subject of a Territory-Specific Development Plan or Global Development Plan in the Field in the Territory. Without limiting the generality of the foregoing, Zai will use Commercially Reasonable Efforts to [****].

5.6	PRC Submission Estimated Timeline.

5.6.1

Other Licensed Products. [****] the Parties have finalized the PRC Submission Estimated Timeline [****], in each case, such PRC Submission Estimated Timeline is included in the initial Global Development Plan. In addition, the JPT will develop a PRC Submission Estimated Timeline for any additional Licensed Products at the appropriate time. The JPT will submit each such PRC Submission Estimated Timeline to the JSC to review, discuss, and determine whether to approve.

5.6.2

Amendments and Obligations. The JPT will update, and will provide to the JSC to review, discuss, and determine whether to approve, the PRC Submission Estimated Timeline for each Licensed Product annually to include in detail the anticipated key regulatory activities for such Licensed Product [****] in the Territory and the dates on which such activities are estimated to occur. Without limiting the obligations set forth in Section 5.5 (Development Diligence), Zai will use Commercially Reasonable Efforts to: (a) make all Regulatory Submissions to the NMPA pursuant to and in accordance with Section 6.2.1 (Obtaining and Maintaining Regulatory Approvals) for each Licensed Product and in accordance with the applicable PRC Submission Estimated Timeline (as may be amended by the JSC from time to time) [****] and (b) promptly obtain all approvals from the applicable Regulatory Authorities required to dose the first patient with each Licensed Product in Clinical Trials in the Territory.

5.7

Non-Clinical and Preclinical Studies. Blueprint will be responsible for [****] Non-Clinical Development for all Licensed Products, other than specific Non-Clinical Development for any Licensed Product that (a) is required specifically in support of [****] for such Licensed Product in the Territory, which additional Non-Clinical Development will, subject to approval by the JPT [****] be included under the Territory-Specific Development Plan for such Licensed Product or (b) that the JPT otherwise agrees to include in a Territory-Specific Development Plan, and in each case ((a) or (b)), for which Zai will be responsible (such Non-Clinical Development, “Permitted Zai Non-Clinical Development”). Notwithstanding any provision to the contrary set forth in this Agreement, in no event will the JPT be permitted to withhold consent to Zai’s performance of any specific Non-Clinical Development in the Territory that is required specifically in support of [****] for such Licensed Product in the Territory, unless[****]. Blueprint will provide support and cooperation as reasonably requested by Zai in connection with any such Permitted Zai Non-Clinical Development. In addition, Zai will provide support and cooperation as reasonably requested by Blueprint in connection with any Non-Clinical Development for any Blueprint/Zai Combination that is required to support [****] for such product outside of the Territory. The Party generating data and results (or on whose behalf such data and results are generated) in the course of conducting such Non-Clinical Development for any Licensed Product will provide such data and results to the other Party in accordance with Section 5.17 (Data Exchange and Use).

5.8	Proposed Blueprint/Zai Combination Products.

5.8.1

Proposed Combinations. If the JPT wishes to include, under the Global Development Plan, Development of any Blueprint/Zai Combination (each, a “Proposed Blueprint/Zai Combination”), then the JPT will develop a Global Development Plan for such Proposed Blueprint/Zai Combination, which plan will include the conduct of a POC Trial for such Proposed Blueprint/Zai Combination and a regulatory strategy for the applicable Proposed Blueprint/Zai Combination and the conduct those Clinical Trials contemplated in such Global Development Plan. Thereafter, the JPT will submit such plans, along with details regarding the scope of intellectual property rights relating to the applicable Active Ingredient Controlled by Zai or its Affiliates that will be licensed or sublicensed (as applicable) to Blueprint (where any license for Blueprint to obtain any right to any Zai Product beyond the conduct of Clinical Trials in accordance with this Section 5.8.1 (Proposed Combinations) will only be as contemplated under an agreement or amendment to this Agreement entered into by the Parties pursuant to Section 5.8.2 (Further Exploitation of Proposed Blueprint/Zai Combinations)), to the JSC for its review, discussion, and approval.

(a)	JSC Approval. If the JSC approves the Development under this Agreement of the applicable Proposed Blueprint/Zai Combination under the Global Development Plan, then [****].

(b)

No JSC Approval. If the JSC does not approve the Development under this Agreement of a Proposed Blueprint/Zai Combination, then such Proposed Blueprint/Zai Combination will not be a Blueprint/Zai Combination for purposes of this Agreement and the Parties may not Exploit such Proposed Blueprint/Zai Combination under this Agreement unless and until the JSC approves the Development such Proposed Blueprint/Zai Combination hereunder.

5.8.2

Further Exploitation of Proposed Blueprint/Zai Combinations. If the JSC determines to approve the conduct of a Pivotal Trial as a Global Clinical Trial for any Blueprint/Zai Combination that was a Proposed Blueprint/Zai Combination approved by the JSC pursuant to Section 5.8.1 (Proposed Blueprint/Zai Combinations), then:

(a)	the JSC will determine which Party will conduct such Pivotal Trial as a Global Clinical Trial;

(b)	following completion [****];

(c)

(i) Zai will not be required to grant any license to Blueprint to seek Regulatory Approval for, or Commercialize the Zai Product included in such Blueprint/Zai Combination, and (ii) Blueprint will not be required to grant any license to Zai to seek Regulatory Approval for, or Commercialize, the Blueprint Compound included in such Blueprint/Zai Combination, in each case ((i) and (ii)), unless the Parties reach agreement on the terms and conditions for such commercial arrangement under this Section 5.8.2 (Further Exploitation of Proposed Blueprint/Zai Combinations);

(d)

notwithstanding any provision to the contrary set forth in this Agreement, no license will be deemed to have been granted to Blueprint or its Affiliates or (sub)licensees to Exploit any Zai Product, except that the license grant to Blueprint under Section 2.3 (License Grants to Blueprint) will include the right to Develop Blueprint/Zai Combinations solely through POC Trials if approved by the JSC pursuant to Section 5.8.1 (Proposed Combinations);

(e)

the Parties will [****] reach agreement on such commercial arrangement prior to commencement of such Pivotal Trial or any further Development of such Blueprint/Zai Combination after completion of the POC Trial for such Blueprint/Zai Combination; and

(f)

neither Party will conduct further Development or other Exploitation of the applicable Blueprint/Zai Combination inside or outside of the Territory, unless and until the Parties enter into a written agreement setting forth such terms as described above in Section 5.8.2(a) through Section 5.8.2(c).

5.9

New Development Proposed by Zai. Notwithstanding Zai’s final decision-making authority with respect to Development activities for a Licensed Product that are Territory-specific as set forth in Section 3.7.2(b) (Zai Decisions), if [****], then, in either case ((a) or (b)), Zai will present to the JSC to review, discuss, and determine whether to approve, a proposal to add such Development activities for such New Indication or such New Combination to the Territory-Specific Development Plan for the applicable Licensed Product, including the regions in the Territory in which such activities would be conducted (a “New Development Proposal”). Each New Development Proposal will describe [****] the applicable Non-Clinical Development and Clinical Trials that Zai desires to conduct with respect to such New Indication or such New Combination, including [****] (the “New Development Activities”), as well as [****] anticipated to result from such New Development Activities, and [****].

5.9.1	JSC Decision Regarding New Development Activities. The JSC will review, discuss, and determine whether to approve a New Development Proposal within [****] after receipt thereof from Zai.

(a)

JSC Approval. If the JSC approves a New Development Proposal, then upon such an approval, (i) the New Development Activities set forth in such New Development Proposal will be “New Territory-Specific Development Activities” for purposes of this Agreement, and (ii) the JPT will update the Territory-Specific Development Plan for such Licensed Product to include such New Territory-Specific Development Activities for those regions in the Territory agreed by the JSC, including the proposed timelines, in each case, for such New Development Activities set forth in such New Development Proposal (as may be amended by the JSC upon such approval). Any New Territory-Specific Development Activities included in a Territory-Specific Development Plan pursuant to this Section 5.9.1(a) (JSC Approval) will be Development activities for all purposes under Section 5.5 (Development Diligence).

(b)

No JSC Approval. If the JSC fails to approve a New Development Proposal, then upon such a failure, the New Development Activities proposed in the New Development Proposal will not be included in any Territory-Specific Development Plan and Zai will not perform any such New Development Activities.

5.10

Standard of Conduct. Each Party will perform, and will cause its Affiliates, sublicensees (or Sublicensees, as applicable), and subcontractors (or Subcontractors, as applicable) to perform, all Development activities for the Licensed Products under this Agreement (including under each Territory-Specific Development Plan and each Global Development Plan and any New Territory-Specific Development Activities) in good scientific manner, in a timely, professional manner, and in compliance with the applicable Territory-Specific Development Plan or Global Development Plan, as applicable, in accordance with GLP, cGMP, and GCP, as applicable, and in compliance with Applicable Law and with applicable FDA and EMA requirements to the extent necessary for the submission of data generated from such activities in Regulatory Submissions in the U.S. and the European Union. In addition, each Party will conduct its obligations with respect to any Global Clinical Trial under a Global Development Plan or (with respect to Zai) Territory-Specific Clinical Trial under a Territory-Specific Development Plan (as applicable) in strict adherence with the study design set forth in the applicable protocol therefor and as set forth in such Global Development Plan or such Territory-Specific Development Plan, each as may be amended from time to time, and will comply with each statistical analysis plan implemented by the other Party (as applicable) in connection therewith. Zai will not perform any Development of Blueprint Compounds or Licensed Products except for those activities set forth in a Territory-Specific Development Plan or set forth in, and allocated to Zai under, a Global Development Plan.

5.11

New Development Proposed by Blueprint. At anytime during the Term, Blueprint may propose additional Committed Trials in addition to those identified on Schedule 1.60 (Committed Trials) by adding additional Global Clinical Trials for Licensed Products in New Indications or as new Combination Products or Combination Regimens (beyond the Indications, Combination Products, and Combination Regimens contemplated by the then-current Committed Trials) to the Global Development Plan in accordance with Section 5.1 (Global Development Plan).

5.11.1

Zai Election Not to Sponsor. If the JSC does not approve the allocation of responsibility to Zai to serve as the Territory Sponsor or regulatory agent in the Territory for, or to otherwise implement in the Territory, such additional Global Clinical Trials added to the Global Development Plan by Blueprint for a Licensed Product for any New Indication or new Combination Product or Combination Regimen (beyond the Indications, Combination Products, and Combination Regimens contemplated by the then-current Committed Trials), then:

(a)

Not A Committed Trial. The proposed Global Clinical Trial will not be considered a Committed Trial under this Agreement and Zai will not be obligated to implement such Global Clinical Trials in the Territory;

(b)

Right to Develop. Notwithstanding any provision to the contrary set forth in this Agreement (including the terms of Section 2.1 (License Grant to Zai)), Blueprint will have the right to implement such Global Clinical Trials for such Licensed Product for such New Indication or for such new Combination Product or Combination Regimen globally (including in the Territory) [****]; and

(c)	Zai Assistance. Zai will provide reasonable assistance to Blueprint to recruit and enroll patients from the Territory for such Global Clinical Trials [****].

5.11.2

Patient Commitment for Data Access. If Zai wishes to be granted rights with respect to any data or results generated in such Global Clinical Trials for such Licensed Product for such New Indication or for such new Combination Product or Combination Regimen added to the Global Development Plan by Blueprint (beyond the Indications, Combination Products, and Combination Regimens contemplated by the then-current Committed Trials), including pursuant to Section 4.3 (Continuing Know-How Transfer), Section 5.17 (Data Exchange and Use) or Section 6.4 (Right of Reference), then: (a) each Global Clinical Trial for such Licensed Product for such New Indication or such new Combination Product or Combination Regimen will be considered a Committed Trial for all purposes under this Agreement, (b) Zai will be obligated to satisfy the Patient Commitment with respect to all Global Clinical Trials for such Licensed Product for such New Indication or such new Combination Product or Combination Regimen, and (c) the terms of Section 5.2 (Enrollment in Global Clinical Trials) will apply to all Global Clinical Trials for such Licensed Product for such New Indication or for such new Combination Product or Combination Regimen.

5.12

Development of Co-Formulated Products. Unless otherwise agreed by the Parties, in the course of performing their obligations and exercising their rights under this Agreement, neither Party will (independently or for or with any Third Party) Develop any co-formulated pharmaceutical or biologic product that includes a Blueprint Compound together with any Zai Product.

5.13	Responsibility for Development Costs.

5.13.1	Territory-Specific Development Costs. Except as otherwise set forth in this Agreement, [****].

5.13.2

Global Development Costs. Except as otherwise set forth in this Agreement, and otherwise subject to Section 5.1 (Global Development Plan), Zai will be responsible for and will pay (a) all Third Party out-of-pocket costs [****] (b) all other costs and expenses [****], (c) costs of [****], and (d) the internal costs (at the FTE Rate) of Blueprint personnel incurred [****]. Blueprint will invoice Zai quarterly for the foregoing costs incurred by or on behalf of Blueprint in such Calendar Quarter, and Zai will pay the undisputed invoiced amounts within [****] after the date of any such invoice.

5.13.3

Shared Services. Zai will be responsible for and will pay [****] of the Shared Services Costs incurred by Blueprint in connection with any Committed Trials. Blueprint will invoice Zai quarterly for the foregoing costs incurred by or on behalf of Blueprint in each Calendar Quarter, and Zai will pay the undisputed invoiced amounts within [****] after the date of any such invoice. Blueprint will be responsible for and will pay [****] of the Shared Services Costs incurred by Zai in the performance of any Committed Trials, if any. Zai will invoice Blueprint quarterly for the foregoing costs incurred by or on behalf of Zai in each Calendar Quarter, and Blueprint will pay the undisputed invoiced amounts within [****] after the date of any such invoice.

5.14	Clinical Trial Audit Rights.

5.14.1

Conduct of Audits. Upon reasonable notification by Blueprint [****], Blueprint or its representatives may conduct an audit of Zai, its Affiliates, or any Sublicensees, Subcontractors, and all Clinical Trial sites engaged by Zai or its Affiliates or Sublicensees to perform Zai’s obligations under any Global Development Plan or Territory-Specific Development Plan, in each case, to ensure that the applicable Global Clinical Trials and Territory-Specific Clinical Trials are conducted in compliance with the applicable Global Development Plan or Territory-Specific Development Plan, GCP, and Applicable Law and meet Blueprint’s global Clinical Trial standards provided by Blueprint from time to time during the Term. [****] Blueprint will provide Zai with a written summary of Blueprint’s findings of any deficiencies or other areas of remediation that Blueprint identifies during any such audit. Zai will use Commercially Reasonable Efforts to remediate any such deficiencies within [****] following Zai’s receipt of such report[****]. Without limiting the foregoing, Zai will have the right to be present at any such audit conducted by Blueprint pursuant to this Section 5.14.1 (Conduct of Audits) of any Sublicensees, Subcontractors, or Clinical Trial sites.

5.14.2

Deficient Sites and Replacement. With respect to any Global Clinical Trial or Territory-Specific Clinical Trial, if either Party reasonably determines that any deficiencies with respect to a Clinical Trial site identified pursuant to Section 5.14.1 (Conduct of Audits) (each, a “Deficient Site”) may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from the conduct of any such Global Clinical Trial or Territory-Specific Clinical Trial (as applicable) at such Deficient Site, then such Party will notify the other Party of such Deficient Site and the Parties will discuss and attempt to agree upon a remediation plan for such Deficient Site. If the Parties cannot agree to such a remediation plan for a Deficient Site that is participating in a Global Clinical Trial, then Zai will promptly remove such Deficient Site from the applicable Global Clinical Trial or Territory-Specific Clinical Trial and replace such Deficient Site with a new Clinical Trial site (a “Replacement Site”) within the Territory[****] (unless not permitted by Applicable Law or for ethical reasons). Any such Replacement Site will be compliant in all respects with Applicable Law and Blueprint’s global Clinical Trial standards.

5.14.3

Zai Audits. Zai will provide Blueprint with copies of all quality oversight or audit reports prepared in connection with any audit that Zai or its Affiliates or Sublicensees conduct of any Sublicensee, Subcontractor, or Clinical Trial site that Zai or its Affiliates or Sublicensees have engaged or are evaluating to potentially engage to fulfill Zai’s obligations under a Global Development Plan or a Territory-Specific Development Plan no later than [****] after receiving or preparing any such report (as applicable), including English translations thereof. If Blueprint believes in good faith that any such quality oversight or audit report may be necessary in connection with obtaining, supporting, or maintaining one or more Regulatory Approvals for a Licensed Product or for other communications with Regulatory Authorities outside of the Territory, then upon Blueprint’s request, Zai will provide a certified translation thereof [****].

5.15

Development Records. Zai will, and will cause its Affiliates, Sublicensees, and Subcontractors to, maintain reasonably complete, current, and accurate records of all Development activities conducted by or on behalf of Zai, and its Affiliates, Sublicensees, and Subcontractors, respectively, pursuant to this Agreement and all data and other information resulting from such activities consistent with its usual practices, in validated computer systems that are compliant with 21 C.F.R. §11 and in accordance with Applicable Law of both the United States and the Territory. [****] Zai will maintain all such records relating to the Development of Licensed Products for a period of [****]. Such records will fully and properly reflect all work done and results achieved in the performance of the Development activities for the Licensed Products in good scientific manner appropriate for regulatory and patent purposes. Zai will document all Non-Clinical Development and Clinical Trials in formal written study reports in accordance with GLP, cGMP, and GCP, as applicable, and in compliance with Applicable Law. Upon Blueprint’s reasonable request, not more frequently than [****] during which Zai or its Affiliates, Sublicensees, or Subcontractors are performing or having performed Development activities for any Licensed Product, Zai will, and will cause its Affiliates, Sublicensees, and Subcontractors to, allow Blueprint to access, review, and copy such records (including access to relevant databases). Blueprint will have the right to use the data and results generated by or on behalf of Zai and its Affiliates, Sublicensees, and Subcontractors hereunder to Exploit the Blueprint Compounds and Licensed Products outside of the Territory and to perform Development activities under a Global Development Plan that are allocated to Blueprint thereunder. Each Party will ensure that all records or other documents that it transmits to the other Party electronically under this Agreement are transmitted over secure systems that include adequate encryption safeguards to prevent unauthorized access and maintain data security.

5.16

Development Reports. No later than [****] during which Zai is performing, or having performed, Development activities for any Licensed Product, Zai will provide Blueprint[****] with [****] written reports [****] the Development activities performed during the period since the preceding report, the Development activities in process, and the future activities that Zai or its Sublicensees or Subcontractors expect to initiate, including a summary of the data, timelines, and results of such Development activities. Such reports will be in English. Zai will also establish a secure link that includes adequate encryption safeguards to provide Blueprint with electronic access to, and secure file transfer of, such information. Without limiting the foregoing, such reports will contain sufficient detail to enable Blueprint to assess Zai’s compliance with its Development diligence obligations set forth in Section 5.5 (Development Diligence). Zai will [****] respond to Blueprint’s [****] requests from time to time for additional information regarding significant Development activities for any Licensed Product performed by or on behalf of Zai or its Affiliates, Sublicensees, or Subcontractors. The Parties will discuss the status, progress, and results of all Development activities at each JSC meeting. Such reports will be the Confidential Information of Zai and subject to the terms of Article 11 (Confidentiality; Publication).

5.17

Data Exchange and Use. Subject to Section 5.2.4 (Data Access Criteria) and Section 5.8.1(a) (JSC Approval), in addition to its adverse event and safety data reporting obligations set forth in Section 6.5 (Adverse Events Reporting), each Party will [****] provide the other Party with copies of all data and results and all supporting documentation (e.g., protocols, investigator’s brochures, case report forms, and analysis plans) Controlled by such Party that are generated by or on behalf of such Party or its Affiliates, Sublicensees, or Subcontractors, if applicable, in the Development of each Licensed Product or any Companion Diagnostic, provided, however, that Blueprint may decline to receive copies of data and results of Development of a Blueprint/Zai Combination Product or other Combination Product or Combination Regimen. Zai will have the right to use and reference such data and results provided by Blueprint for the purpose of obtaining, supporting, and maintaining Local Manufacturing Approvals, Regulatory Approvals, and any Reimbursement Approval, as applicable, of the Licensed Products and Companion Diagnostics in the Territory, without additional consideration. Blueprint and its designees will have the right to use and reference such data and results provided by Zai for the purpose of obtaining, supporting, or maintaining Regulatory Approval or any Reimbursement Approval, as applicable, of any Licensed Product or Companion Diagnostic (a) outside of the Territory during the Term, or (b) anywhere in the world following termination of this Agreement, in each case ((a) and (b)), without additional consideration.

5.18

Development of Companion Diagnostics. In connection with the Development or Commercialization of any Licensed Product for which the JSC has approved a Territory-Specific Development Plan (as applicable) contemplating the Development of one or more companion diagnostic products to be used in connection with such Licensed Product (each a “Companion Diagnostic”), Zai may elect to Develop one or more Companion Diagnostics solely in the Territory. Unless otherwise allocated to Zai under a Global Development Plan for a Licensed Product, Blueprint will be responsible for Developing Companion Diagnostics for Licensed Products if such Companion Diagnostics are to be used with one or more Licensed Products inside and outside of the Territory. If JSC determines that Zai will Develop a Companion Diagnostic for use with the Commercialization of any Licensed Product in the Territory, then Zai will be responsible [****]. Without limiting Zai’s reimbursement obligations under Section 5.13 (Responsibility for Development Costs) (which obligations pertain to the Development of each Licensed Product, including the cost to purchase Companion Diagnostics [****] to screen patients in connection with the Development of such Licensed Products), Blueprint will be responsible for [****] Notwithstanding Blueprint’s responsibility for [****] if Zai wishes to use any Companion Diagnostic Developed by Blueprint in connection with Zai’s Commercialization of any Licensed Product in the Territory, then Zai will reimburse Blueprint for: (a) [****] that are related to the Development of Companion Diagnostics for use with a Licensed Product solely in the Territory [****] and (b) with respect to [****] that are related to the Development of Companion Diagnostics for use [****] the Territory [****].

Article 6

REGULATORY

6.1

Regulatory Strategy. [****] the JPT will discuss and develop a regulatory strategy for the Territory for each Licensed Product and will submit the same to the JSC to review, discuss, and determine whether to approve. From time to time the JPT may update the regulatory strategy for the Territory for any Licensed Product and submit the same to the JSC to review, discuss, and determine whether to approve. Once approved by the JSC, each update to a regulatory strategy for such a Licensed Product will become effective and supersede the then-current regulatory strategy for the Territory for such Licensed Product and such approved regulatory strategy will be included in the Territory-Specific Development Plan. The Parties will reasonably coordinate with respect to the implementation of the regulatory strategy for each Licensed Product in the Territory.

6.2	Zai’s Regulatory Responsibilities.

6.2.1

Obtaining and Maintaining Regulatory Approvals. Each Party will keep the other Party informed of regulatory developments related to the Licensed Products in each region in the Territory and will promptly notify the other Party in writing of any decision by any Regulatory Authority in the Territory regarding any Licensed Product.

(a)

In the PRC. Prior to [****], Zai or one of its Affiliates will be responsible for undertaking all regulatory activities and interactions with Regulatory Authorities in the PRC for such Licensed Product in Blueprint’s name as the express and authorized regulatory agent of record for Blueprint in the Territory and will take such actions on behalf of and for the benefit of Blueprint in the PRC in accordance with the applicable regulatory strategy approved by the JSC (including performing any and all regulatory activities assigned to Zai in this Agreement or by the JSC during the Term in connection with the Development or Commercialization of a Licensed Product in the Territory). Following [****] Zai or one of its Affiliates will be responsible for all regulatory activities and interactions with Regulatory Authorities in the PRC leading up to and including obtaining (to the extent not already obtained) and thereafter maintaining, Local Manufacturing Approvals, Regulatory Approvals, and any Reimbursement Approvals, as applicable, for such Licensed Product in the PRC in Zai’s or its Affiliate’s own name in accordance with the applicable regulatory strategy approved by the JSC. Prior to undertaking any such activities and interactions relating to obtaining and maintaining Local Manufacturing Approvals, Regulatory Approvals, or Reimbursement Approvals for any Licensed Product in the PRC, whether prior to or after [****] for the applicable Licensed Product, Zai will submit a [****] plan for undertaking the same to the JSC for review and discussion. Following [****] Zai or one of its Affiliates will continue to be responsible for all regulatory activities and interactions with Regulatory Authorities in the PRC with respect to any imported version of such Licensed Product as the express and authorized regulatory agent of record for Blueprint in the PRC and will continue to take such actions with respect to the imported Licensed Product on behalf of and for the benefit of Blueprint in the PRC in accordance with the applicable regulatory strategy approved by the JSC.

(b)

Obtaining and Maintaining Regulatory Approvals outside the PRC. Zai will be responsible for all regulatory activities with respect to Licensed Products leading up to and including obtaining, and thereafter maintaining, Regulatory Approvals and any Reimbursement Approvals in all regions of the Territory other than the PRC in its own name or in the name of its Affiliate, Sublicensee, or Third Party Distributor, in each case, in accordance with the regulatory strategy approved by the JSC.

6.2.2

Consultation with NMPA. If Blueprint determines in its reasonable discretion that a consultation meeting with the NMPA may be necessary to conduct any Development of Licensed Products in the Territory contemplated under this Agreement, then at Blueprint’s reasonable request, Zai will request a consultation meeting with the NMPA to discuss such Development in advance of commencing such Development. In such event, the Parties will coordinate with each other regarding the contents of any materials to be shared with the NMPA in connection with such meeting.

6.2.3

Review of Regulatory Submissions. Zai will provide to Blueprint for review and comment drafts of all Regulatory Submissions in the Territory for the Licensed Products. Zai will incorporate any [****] comments received from Blueprint on such Regulatory Submissions. In addition, each Party will notify the other Party of any Regulatory Submissions for the Licensed Products and any comments or other correspondences related thereto submitted to or received from any Regulatory Authority in the Territory and will provide the other Party with copies thereof as soon as reasonably practicable, but in all events within [****] after submission or receipt thereof (or such longer time period as may be necessary to obtain translations thereof). If any such Regulatory Submission, comment, or correspondence is not in English, then Zai will provide Blueprint with a certified English translation [****] after receipt of such Regulatory Submission, comment, or correspondence[****]. Blueprint will have the right to review and comment on all such Regulatory Submissions, and Zai will [****] and incorporate such comments [****]

6.2.4

Notice of Meetings. Each Party will provide the other Party with notice of any meeting or discussion with any Regulatory Authority in the Territory related to any Licensed Product no later than [****] after receiving notice thereof [****] Zai will lead any such meeting or discussion and Blueprint or its designee will have the right, but not the obligation, to attend and participate in any such meeting or discussion unless prohibited or restricted by Applicable Law or Regulatory Authority. At Zai’s request, Blueprint will reasonably cooperate with Zai in preparing for any such meeting or discussion. If Blueprint elects not to attend such meeting or discussion, then Zai will provide to Blueprint a written summary thereof in English [****] following such meeting or discussion.

6.2.5

Zai Responsibility for Costs and Expenses. Zai will be responsible for all costs and expenses incurred in connection with the performance of all regulatory activities leading up to and including obtaining and thereafter maintaining, Local Manufacturing Approvals, Regulatory Approvals, and any Reimbursement Approvals, as applicable, for each Licensed Product from Regulatory Authorities in the Territory.

6.3

Blueprint’s Regulatory Responsibilities. Other than with respect to a locally-Manufactured version of a Licensed Product following [****] therefor (if applicable), Blueprint will own and hold all Regulatory Submissions, Regulatory Approvals, and Reimbursement Approvals, as applicable, for all Licensed Products in the PRC, and upon Zai’s reasonable request Blueprint will provide Zai with access to and copies of the applicable Regulatory Submissions, Regulatory Approvals, and Reimbursement Approvals for such Licensed Products in the PRC. Following [****] with respect a locally-Manufactured version of a Licensed Product, Zai will own and hold the Local Manufacturing Approvals, Regulatory Submissions, Regulatory Approvals, and Reimbursement Approvals, as applicable, for such locally-Manufactured version of such Licensed Product (and any Combination Regimen of which such Licensed Product is a part) in the PRC, and upon Blueprint’s reasonable request Zai will provide Blueprint with access to and copies of the applicable Local Manufacturing Approvals, Regulatory Submissions, Regulatory Approvals, and Reimbursement Approvals for such locally-Manufactured version of such Licensed Product (and each Combination Regimen of which it is a part) in the PRC. For clarity, following [****], Blueprint will continue to own and hold the IDL and other Regulatory Submissions, Regulatory Approvals, and other approvals and authorizations in the PRC, as applicable, with respect to imported Licensed Products. Subject to Section 5.2.4 (Data Access Criteria) and Section 5.8.1(a) (JSC Approval), Blueprint will reasonably cooperate with Zai in obtaining any Regulatory Approvals and any Reimbursement Approvals, as applicable, for each Licensed Product in the Territory by providing access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data, information, and documentation for the Licensed Products, both inside and outside of the Territory, in each case, to the extent Controlled by Blueprint. Zai [****] in connection with providing any such access or further assistance to Zai.

6.4

Right of Reference. Subject to Section 5.2.4 (Data Access Criteria) and Section 5.8.1(a) (JSC Approval), each Party will grant, and hereby does grant, to the other Party and its Affiliates, licensees, and Sublicensees a right of reference to all Regulatory Submissions pertaining to the Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates, including any Zai Product as necessary in relation to any Blueprint/Zai Combination. Subject to Section 5.8.1(b) (No JSC Approval), Section 5.8.2 (Further Exploitation of Proposed Additional Blueprint/Zai Combinations that are Blueprint/Zai Combinations), and Section 5.11 (New Development Proposed by Blueprint), Zai and its Affiliates and Sublicensees may use such right of reference to Blueprint’s Regulatory Submissions solely for the purpose of seeking, obtaining, supporting, and maintaining Local Manufacturing Approvals, Regulatory Approvals, and any Reimbursement Approvals, as applicable, for the applicable Licensed Product in the Field in the Territory, as Blueprint’s authorized regulatory agent of record, or on its own behalf for a locally-Manufactured version of a Licensed Product following [****] for such Licensed Product. Subject to Section 5.8.1(b) (No JSC Approval) and Section 5.8.2 (Further Exploitation of Proposed Additional Blueprint/Zai Combinations that are Blueprint/Zai Combinations), Blueprint and its Affiliates, licensees, and Sublicensees may use such right of reference to Zai’s Regulatory Submissions, if any, solely for the purpose of seeking, obtaining, supporting, and maintaining Regulatory Approval and any Reimbursement Approvals of Licensed Products outside of the Territory. Each Party will bear its own costs and expenses associated with providing the other Party with the right of reference pursuant to this Section 6.4 (Right of Reference). Each Party will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 6.4 (Right of Reference) and to give the other Party the benefit of the granting Party’s Regulatory Submissions in the other Party’s territory as provided herein. Such actions may include (a) providing to the other Party copies of correspondence and communications received from the applicable Regulatory Authorities related to such Party’s application for Regulatory Approval of the Licensed Products in the Territory or outside of the Territory, as applicable, or (b) providing the other Party with any underlying raw data or information submitted by the granting Party to the Regulatory Authority with respect to any Regulatory Submissions Controlled by such granting Party or its Affiliates that relates to any Licensed Product.

6.5	Adverse Events Reporting.

6.5.1

Safety Agreements. [****] the Parties will enter into one or more written agreements setting forth worldwide safety and pharmacovigilance procedures for the Parties with respect to each Licensed Product (each a “Safety Agreement”). Each Safety Agreement will describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting, and exchange of information between the Parties concerning any adverse event experienced by a subject or, in the case of non-clinical studies, an animal in a toxicology study, and the seriousness thereof, whether or not determined to be attributable to any Blueprint Compound or Licensed Product, including any such information received by either Party from a Third Party (subject to receipt of any required consents from such Third Party) and will be sufficient to permit each Party and its Affiliates, licensees, or Sublicensees (as applicable) to comply with its legal obligations with respect thereto, including each Party’s obligations as the owner or holder of Regulatory Approvals and Regulatory Submissions for such Licensed Product in the Territory or outside the Territory, as applicable. Each Safety Agreement will also detail each Party’s responsibilities with respect to recalls and withdrawals of the applicable Licensed Product inside and outside of the Territory. If required by changes in Applicable Law, then the Parties will make appropriate updates to the applicable Safety Agreements. Each Party will comply with its respective obligations under each Safety Agreement and cause its Affiliates, licensees, and Sublicensees to comply with such obligations. Each Party will notify the other Party of any new planned Clinical Trials for any Licensed Product and the Parties will update the Safety Agreement to the extent necessary to comply with any applicable requirements set forth under Applicable Law or of any Regulatory Authorities related to adverse event reporting, drug safety, patient safety, pharmacovigilance, and risk management. Notwithstanding anything to the contrary in this Agreement or the Safety Agreement, each Party and its Affiliates, licensees, and Sublicensees will have the right to disclose information related to the safety of one or more Blueprint Compounds or Licensed Products to the extent that such disclosure is required for such Party to comply with its obligations under Applicable Law or the safety requirements of the applicable Regulatory Authorities. To the extent that there is a conflict between the terms of this Agreement and the terms of any Safety Agreement, the terms of the applicable Safety Agreement will govern with respect to the subject matter set forth therein.

6.5.2

Safety Databases. Zai will maintain a safety database in English for Clinical Trials for the Licensed Products conducted in the Territory under a Territory-Specific Development Plan[****]. During such time that Blueprint is the holder of Regulatory Approvals and Regulatory Submissions for a Licensed Product in the Territory, Zai will be responsible for, on Blueprint’s behalf: (a) reporting to the applicable Regulatory Authorities in the Territory all quality complaints, adverse events, and safety data related to such Licensed Product for all Territory-Specific Clinical Trials or Global Clinical Trials conducted in the Territory; and (b) responding to safety issues and to all requests of Regulatory Authorities related to such Licensed Product in the Territory. Zai will provide Blueprint (i) secure, real-time access to Zai’s safety database for the Licensed Products in the Territory, and (ii) upon Blueprint’s request, query results from Zai’s worldwide safety database for each Zai Product solely for the purpose of Developing Blueprint/Zai Combinations. Blueprint will maintain a global safety database for Global Clinical Trials for the Licensed Products conducted under each Global Development Plan [****].

6.5.3

Notification Obligations. Without limiting the provisions of Section 6.5.1 (Safety Agreements), Zai will be responsible for complying with all Applicable Law governing adverse events (including the reporting thereof) in the Territory and will comply fully with all applicable adverse event reporting recommendations and requirements in all regions in the Territory where Zai intends to Commercialize the applicable Licensed Product. Zai will notify Blueprint on a timely basis of any adverse events related to one or more Licensed Products occurring in the Territory. Zai will submit copies of reports of adverse events related to the Licensed Products to Blueprint simultaneously with submission thereof to the applicable Regulatory Authorities in the Territory, including any single case reports, together with an appropriate medical evaluation, as well as aggregate data, such as Periodic Safety Update Reports (PSURs) required by authorities. Each Party will notify the other in a timely manner and in any event [****] (or such shorter period as may be required for a Party to comply with its obligations under Applicable Law) of receiving any (a) serious adverse event reports from Clinical Trials for a Licensed Product that the applicable Party is monitoring, (b) notice from a Regulatory Authority, independent review committee, data safety monitoring board, or another similar clinical trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue related to a Licensed Product, or (c) other material information relevant to the safety or efficacy of any Licensed Product.

6.6

Regulatory Audits. In addition to its rights to conduct audits pursuant to Section 5.14 (Clinical Trial Audit Rights), upon reasonable notification, Blueprint or its representatives will be entitled to conduct audits of safety and regulatory systems, procedures, or practices of Zai or its Affiliates, Sublicensees, or Subcontractors (including Clinical Trial sites) relating to any Licensed Product. With respect to any inspection of Zai or its Affiliates, Sublicensees or Subcontractors (including Clinical Trial sites) by any Governmental Authority relating to any Licensed Product, Zai will notify Blueprint of such inspection (a) no later than [****] after Zai receives notice of such inspection [****] or (b) within [****] after the completion of any such inspection of which Zai did not receive prior notice. Zai will promptly provide Blueprint with all information related to any such inspection. To the extent permitted by Applicable Law, Zai will also permit Governmental Authorities outside of the Territory to conduct inspections of Zai or its Affiliates, Sublicensees, or Subcontractors (including Clinical Trial sites) relating to any Licensed Product, and will ensure that all such Affiliates, Sublicensees, and Subcontractors permit such inspections. Blueprint will have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority), to be present at any such inspection. Following any such regulatory inspection related to one or more Licensed Products, Zai will provide Blueprint with (i) an unredacted copy of any findings, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to a Licensed Product) within [****] of Zai receiving the same, and (ii) an English translation of any findings, notice, or report of a Governmental Authority related to such inspection (to the extent related to a Licensed Product) within [****] after receiving the same [****].

6.7

No Harmful Actions. If either Party believes that the other Party is taking or intends to take any action with respect to a Licensed Product in such other Party’s territory that could [****] of any Licensed Product in such Party’s territory, then such Party will have the right to bring the matter to the attention of the JSC and the JSC will [****]. Without limiting the foregoing, unless the Parties otherwise agree (or unless otherwise set forth in this Agreement or in the applicable Global Development Plan), neither Party will communicate with any Regulatory Authority having jurisdiction outside of its respective territory with respect to any Licensed Product, unless for the purpose of seeking Regulatory Approval or so ordered by such Regulatory Authority, in which case, such Party will immediately notify the other Party of such order.

6.8

Notice of Regulatory Action. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Zai relating to any Licensed Product, then Zai will notify Blueprint of such contact, inspection, notice, or action within [****] after receipt of such notice (or, if action is taken without notice, within [****] of Zai becoming aware of such action). If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Blueprint relating to any Licensed Product that is reasonably likely to have a material adverse impact on Zai’s activities with respect to the Licensed Product in the Territory, then Blueprint will notify Zai of such contact, inspection, notice, or action within [****] after receipt of such notice (or, if action is taken without notice, within [****] of Blueprint becoming aware of such action), provided that, except to the extent disclosure is required pursuant to Applicable Law, Blueprint will not be required to disclose any information that is subject to a confidentiality restriction and will not be required to delay any response or action as a result of such notification requirement. Blueprint will have the final decision-making authority with respect to [****], but and will consider Zai’s reasonable comments to such responses. Zai will have the final decision-making authority with respect to [****], but will incorporate Blueprint’s reasonable comments to any such responses. [****] Upon Zai’s request, Blueprint will provide an update on material regulatory actions taken with respect to the Licensed Products outside the Territory at regularly scheduled meetings of the JSC.

6.9

Notice of Other Actions. In addition, each Party will promptly notify the other of any information that it receives regarding any threatened or pending action, inspection, or communication by or from a Third Party that would reasonably be expected to materially affect the Development of the Licensed Products.

Article 7

MANUFACTURING

7.1	Supply by Blueprint.

7.1.1

Development Supply. [****] the Parties will enter into a clinical supply agreement for the supply to Zai of Licensed Products containing each Blueprint Compound (together with the corresponding quality agreement, each a “Clinical Supply Agreement”) pursuant to which Zai will purchase from Blueprint its requirements of each such Licensed Product [****] as necessary for Zai to fulfill its obligations under this Agreement related to the Development of Licensed Products. [****] Pursuant to each Clinical Supply Agreement:

(a)

Sole Supply. Blueprint will, subject to Section 7.2 (Supply by Zai) and any right for Zai to procure its own supply as set forth in such Clinical Supply Agreement, have the sole right to, either by itself or through a CMO, Manufacture and supply to Zai all Blueprint Compounds and Licensed Products containing such Blueprint Compounds, required by Zai for Development use in the Territory as set forth in a Territory-Specific Development Plan and to perform Zai’s Development responsibilities under a Global Development Plan [****].

(b)

Supply Price. Blueprint will supply the Blueprint Compounds and Licensed Products to Zai pursuant to this Section 7.1.1 (Development Supply) at a transfer price equal to [****], and Zai will pay such invoice, based on a payment schedule to be set forth in the Clinical Supply Agreement and in accordance with Section 7.1.3 (Shipment and Delivery).

7.1.2

Commercial Supply. [****] the Parties will enter into a commercial supply agreement (together with the corresponding quality agreement, the “Commercial Supply Agreement”), for the supply to Zai of (a) the [****] of each Licensed Product or such other form of such Licensed Product as the JSC may agree, in either case, until [****], and (b) until [****] Licensed Product, pursuant to which Zai will purchase from Blueprint its requirements of the same as necessary for Zai to fulfill its obligations under this Agreement related to the Manufacture and Commercialization of each Licensed Product in the Territory. Notwithstanding the entrance into any Commercial Supply Agreement, [****]. The Parties may also elect to amend the terms of a Commercial Supply Agreement into which the Parties have entered to contemplate the commercial supply to Zai of one or more additional Licensed Products in lieu of entering into a separate Commercial Supply Agreement for such Licensed Product. [****] Pursuant to all Commercial Supply Agreements for Licensed Products in the Territory:

(a)

Sole Supply. Subject to Section 7.2 (Supply by Zai) and any right for Zai to procure its own supply as set forth in such Commercial Supply Agreement, Blueprint will have the sole right to, either by itself or through an Affiliate, CMO, or licensee, Manufacture and supply to Zai all such Licensed Products as required by Zai for Commercialization in the Territory in accordance with this Agreement. The Commercial Supply Agreement will [****].

(b)

Supply Price. Blueprint will supply to Zai pursuant to this Section 7.1.2 (Commercial Supply) each Licensed Product (or Active Ingredient thereof, as applicable) at a transfer price equal to [****]. Blueprint will invoice Zai for such Licensed Products, and Zai will pay such invoice, based on a payment schedule to be set forth in the Commercial Supply Agreement and in accordance with Section 7.1.3 (Shipment and Delivery).

7.1.3	Shipment and Delivery. Delivery of all Blueprint Compounds and Licensed Products supplied by Blueprint under any Clinical Supply Agreement or Commercial Supply Agreement will take place [****].

7.2	Supply by Zai.

7.2.1

Restriction on Manufacturing by Zai. Zai will not Manufacture or have Manufactured any Blueprint Compound or any Licensed Product that contains such Blueprint Compound until the completion of a Manufacturing Technology Transfer for the applicable Blueprint Compound in accordance with Section 4.2 (Manufacturing Technology Transfer). Notwithstanding any provision to the contrary in this Agreement, unless otherwise subsequently agreed by Blueprint in a Clinical Supply Agreement or Commercial Supply Agreement, or otherwise in writing, in no event will Zai perform any step in the Manufacturing process for any Licensed Product [****].

7.2.2

Clinical and Commercial Supply. Following [****], Zai will Manufacture locally-Manufactured Licensed Products in the Territory for Development purposes or commercial use, as applicable, and will be responsible for all Manufacturing steps transferred to Zai under a Manufacturing Technology Transfer Plan, in each case, in the Territory [****]. Zai agrees that Zai’s Manufacturing process with respect to each locally-Manufactured Licensed Product will at all times be in accordance with the Zai Specifications for such Licensed Product approved by Blueprint pursuant to Section 7.2.3 (Specifications) and cGMP and ICH Guidelines, and in compliance with Applicable Law.

7.2.3

Specifications. Unless the JSC determines that Zai will be granted rights only to package and label, but not otherwise Manufacture, a particular Licensed Product for Development or Commercialization purposes in the Territory, as part of the Manufacturing Technology Transfer for each Blueprint Compound and the Licensed Products containing such Blueprint Compound, Blueprint will provide Zai with Blueprint’s written process and quality specifications for the Manufacturing drug product of such Licensed Product (the “Blueprint Specifications”). Zai will prepare written process and quality specifications for the Manufacture of drug product of such Licensed Products applicable to Zai’s Manufacturing facilities, systems, processes, and capabilities, including how the foregoing relate to drug substance, drug product, in-process intermediates, raw materials, and reference material (the “Zai Specifications”), which Zai Specifications will be consistent in all respects with the Blueprint Specifications for such Licensed Product, unless the requirements of any Regulatory Authority or Applicable Law in the Territory necessitate any deviations from such Blueprint Specifications. Zai will provide to Blueprint all such Zai Specifications (and any subsequent changes thereto) for Blueprint’s review, comment and approval. In addition, Zai will promptly provide to Blueprint for its review and approval any changes to the Zai Specifications for any Licensed Product at any time following Blueprint’s approval of the Zai Specifications for such Licensed Product, and will provide such proposed amendment to Blueprint for Blueprint’s review, comment and approval in accordance with the procedure described below. [****] Blueprint will either (a) approve the Zai Specifications for such Licensed Product (or any changes thereto), or (b) provide Zai with a written response to the Zai Specifications for such Licensed Product (or such changes thereto) that includes a description of any deficiencies or limitations that Blueprint has identified with respect thereto, and the Parties will cooperate to develop a plan for remediation with respect to any such deficiencies or limitations within a reasonable period of time thereafter. Following Zai’s remediation of all deficiencies, Zai will provide Blueprint with a revised draft of the Zai Specifications for the applicable Licensed Product (or any subsequent changes to any Zai Specifications) for Blueprint’s review and approval. Thereafter, and on a continuing basis for so long as Zai Manufactures a particular Licensed Product, Zai will (i) Manufacture and require its Affiliates and CMOs to Manufacture such Licensed Product is at all times in accordance with the Blueprint-approved Zai Specifications for such Licensed Product and cGMP and ICH Guidelines, and (ii) complete any additional studies or testing required to maintain any qualifications and Regulatory Approvals (including manufacturing licenses) from any Regulatory Authorities or other Governmental Authorities necessary to continue to Manufacture such Licensed Product in the Territory and provide to Blueprint copies of reports from any such additional studies or testing in English[****].

7.2.4

Second Source of Supply. Blueprint will have the right at any time during the Term to request that Zai serve as a back-up supplier of one or more Licensed Products for use by Blueprint inside or outside of the Territory. Upon Blueprint’s request, and Zai’s agreement, following completion of the Manufacturing Technology Transfer with respect to a Blueprint Compound and the Licensed Products containing such Blueprint Compound, Zai will supply such Licensed Products to Blueprint for Blueprint’s Exploitation of such Licensed Products outside of the Territory, as a second source of supply, at a price equal to [****].

7.3

Product Tracking in the Territory. Zai will, and will ensure that its Affiliates and Sublicensees, maintain adequate records to permit the Parties to trace the distribution, sale, and use of all Licensed Products to hospitals and pharmacies in the Territory.

Article 8

MEDICAL AFFAIRS

8.1

Medical Affairs Plans. [****] Zai will develop and provide an initial draft of the Medical Affairs Plan for such Licensed Product to the JPT for its review and discussion. The Medical Affairs Plan for a Licensed Product will contain a [****] of the major Medical Affairs activities to be undertaken for such Licensed Product in the Territory and the estimated timelines for performing such activities, including all key opinion leaders that Zai plans to engage. The JPT will have the right to comment on each such Medical Affairs Plan and each update thereto, and Zai will consider such comments [****] and incorporate such comments [****] prior to finalizing each such Medical Affairs Plan (or any update thereto). Thereafter, from time to time, [****] Zai will propose updates to the Medical Affairs Plan for each Licensed Product in consultation with the JPT to reflect changes in such plans, including to account for relevant factors that may influence such plan and the Medical Affairs activities set forth therein. Zai submit each initial Medical Affairs Plan and each such proposed updated Medical Affairs Plan to the JSC. The JSC will review, discuss, and determine whether to approve each initial Medical Affairs Plan for each Licensed Product and each update thereto. Once approved by the JSC, each update to a Medical Affairs Plan for a Licensed Product will become effective and supersede the then-current Medical Affairs Plan for such Licensed Product.

8.2

Conduct of Medical Affairs Activities. Zai will conduct all Medical Affairs activities for Licensed Products in the Territory in accordance with the applicable Medical Affairs Plan. Zai will not conduct any Medical Affairs activities with respect to Licensed Products except for those activities set forth in an applicable Medical Affairs Plan. Zai will, subject to Applicable Laws, conduct such activities in compliance with its internal policies on engaging and sponsoring healthcare providers.

8.3

Medical Affairs Reports. For each Calendar Year following the first Regulatory Approval for a Licensed Product in the Territory, [****] Zai will provide to Blueprint a report (by means of a slide presentation or otherwise) summarizing the Medical Affairs activities performed by or on behalf of Zai and its Affiliates and Sublicensees in the Territory for each Licensed Product in each region in the Territory since the prior report provided by Zai. Such reports will be Confidential Information of Zai and subject to the terms of Article 11 (Confidentiality; Publication). Zai will provide [****] updates [****] to any such report at each meeting of the JSC, JPT, and any Working Group established by the JSC to oversee Medical Affairs activities under this Agreement.

8.4

Coordination of Medical Affairs Activities. The Parties recognize that each Party may benefit from the coordination of certain Medical Affairs activities for the Licensed Products inside and outside of the Territory. Accordingly, the Parties will coordinate such activities through the JPT where appropriate, including to ensure that medical information provided by each Party in their respective territories is consistent inside and outside of the Territory. Upon Zai’s request, Blueprint will provide an update on Blueprint’s material planned key Medical Affairs activities with respect to the Licensed Products outside the Territory at regularly scheduled meetings of the JSC.

Article 9

COMMERCIALIZATION

9.1

Commercialization Diligence Obligations. Zai will be solely responsible for and will use Commercially Reasonable Efforts to Commercialize each Licensed Product in each region in the Territory after receiving Regulatory Approval and, if applicable, Reimbursement Approval for such Licensed Product in such region. Zai will conduct all Commercialization of each Licensed Product in the Territory in accordance with the Commercialization Plan for such Licensed Product, at its sole cost and expense. [****]

9.2

Commercialization Plans. [****] Zai will develop and provide an initial draft of the Commercialization Plan for such Licensed Product to the JPT for its review and discussion. The Commercialization Plan for a Licensed Product will contain [****] Commercialization activities to be undertaken (including [****]) for such Licensed Product in the Territory and the estimated timelines for achieving such activities. The JPT will have the right to comment on each such Commercialization Plan and Zai will consider such comments [****] and incorporate such comments [****] prior to finalizing each such Commercialization Plan. Thereafter, from time to time, [****] Zai will propose updates to the Commercialization Plan for each Licensed Product in consultation with the JPT to reflect changes in such plans, including those in response to changes in the marketplace, relative commercial success of the applicable Licensed Product, and other relevant factors that may influence such plan and the Commercialization activities set forth therein. Zai will submit each proposed updated Commercialization Plan for a Licensed Product to the JPT for review and discussion and will consider [****] and incorporate [****] any comments thereon provided by the JPT before finalizing any such update. Zai submit each initial Commercialization Plan and each such proposed updated Commercialization Plan to the JSC. The JSC will review, discuss, and determine whether to approve each initial Commercialization Plan for each Licensed Product and each update thereto. Once approved by the JSC, each update to a Commercialization Plan for a Licensed Product will become effective and supersede the then-current Commercialization Plan for such Licensed Product. Each Commercialization Plan for a Licensed Product (including each update thereto) must be consistent with Blueprint’s global brand strategy and global key messaging, and Global Brand Elements for such Licensed Product (each, a “Global Brand Strategy”), if and as provided to Zai by Blueprint from time to time during the Term; provided, however, that if the JSC agrees upon brand strategy for a Licensed Product that is specific to the Territory (or any region therein) and that is inconsistent with the Global Brand Strategy for such Licensed Product (including any product positioning or messaging for the Territory or any region therein), then Zai will have the right to implement such Territory-specific brand strategy within the Territory and to incorporate such inconsistent strategies in the Commercialization Plan for such Licensed Product.

9.3

Conduct of Commercialization Activities. Zai will conduct all Commercialization of Licensed Products in the Territory in accordance with the applicable Commercialization Plan. Zai will not conduct any Commercialization activities with respect to Licensed Products except for those activities set forth in an applicable Commercialization Plan.

9.4

Commercialization Reports. For each Calendar Year following the first Regulatory Approval for a Licensed Product in the Territory, [****] Zai will provide to Blueprint a report [****] summarizing the Commercialization activities performed by or on behalf of Zai and its Affiliates and Sublicensees in the Territory for each Licensed Product in each region in the Territory since the prior report provided by Zai. Each such report will contain sufficient detail to enable Blueprint to assess Zai’s compliance with its Commercialization diligence obligations set forth in Section 9.1 (Commercialization Diligence Obligations). Such reports will be Confidential Information of Zai and subject to the terms of Article 11 (Confidentiality; Publication). Zai will provide updates to any such report at each meeting of the JSC, JPT, and any Working Group established by the JSC to oversee Commercialization activities under this Agreement.

9.5

Coordination of Commercialization Activities. The Parties recognize that each Party may benefit from the coordination of certain Commercialization activities for the Licensed Products inside and outside of the Territory (other than pricing for the Licensed Products inside and outside of the Territory, the responsibilities for which are set forth in Section 9.6 (Pricing; Reimbursement Approvals)). Accordingly, the Parties will coordinate such activities through the JPT where appropriate, which coordination may include communications regarding product positioning.

9.6

Pricing; Reimbursement Approvals. Notwithstanding any provision to the contrary set forth in this Agreement, each Party will have the right to determine the price of the Licensed Products sold in its territory and neither Party will have the right to direct, control, or approve the pricing of the Licensed Products in the other Party’s territory. Zai will keep Blueprint timely informed on (a) any [****] changes to the [****] pricing strategies with respect to any Licensed Product in the Territory, and (b) the status of any application for Reimbursement Approval for a Licensed Product in the Territory, including any discussion with any Regulatory Authority with respect thereto.

9.7

Diversion. Each Party agrees that it will not, and will ensure that its Affiliates and licensees and subcontractors (or Sublicensees and Subcontractors, as applicable) will not, either directly or indirectly, promote, market, distribute, import, sell, or have sold any Licensed Products to any Third Party or to any address or Internet Protocol address or the like outside of such Party’s respective territory, including via the Internet or mail order. Neither Party will engage, and each Party will not permit its Affiliates or Sublicensees to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of the Licensed Products located in any country or jurisdiction outside of such Party’s respective territory, or solicit orders from any prospective purchaser located in any country or jurisdiction outside of such Party’s respective territory. If either Party or its respective Affiliates or licensees (or Sublicensees, as applicable) receives any order for any Licensed Products from a prospective purchaser located in a country or jurisdiction outside of such Party’s respective territory, then such Party will immediately refer that order to the other Party and will not accept any such orders. Neither Party will, and neither Party will permit its Affiliates, licensees (or Sublicensees, as applicable), or subcontractors (or Subcontractors, as applicable) to, deliver or tender (or cause to be delivered or tendered) any Licensed Products to Third Parties for use outside of such Party’s respective territory, except in accordance with a Global Development Plan or Territory-Specific Development Plan, or except in connection with a Manufacturing Technology Transfer pursuant to Section 4.2 (Manufacturing Technology Transfer) and Article 7 (Manufacturing). For purposes of this Section 9.7 (Diversion), (a) Zai’s territory will be the Territory and (b) Blueprint’s territory will be worldwide except for the Territory.

Article 10

PAYMENTS

10.1

Upfront Payment. Within [****] after the Effective Date, Zai will pay to Blueprint by wire transfer of immediately available funds a non-refundable, non-creditable upfront payment of $25,000,000 in U.S. Dollars (the “Upfront Payment”).

10.2	Milestone Payments.

10.2.1

Development Milestone Events and Payments. No later than [****] after the earliest achievement of each development milestone event set forth below [****], Zai will pay to Blueprint the corresponding non-refundable, non-creditable development milestone payment set forth below (the development milestone events set forth in Table 10.2.1 the “Development Milestone Events” and the development milestone payments set forth in Table 10.2.1 the “Development Milestone Payments”).

Table 10.2.1 – LICENSED PRODUCT DEVELOPMENT MILESTONES
	Development Milestone Events For Licensed Products	Development Milestone Event Payment (in U.S. Dollars)
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]

[****]

[****]

10.2.2

Sales Milestone Events and Payments. On a Licensed Product-by-Licensed Product basis, no later than [****] after the end of the first Calendar Quarter in which each sales milestone event set forth below for such Licensed Product is achieved, Zai will pay to Blueprint with respect to each Licensed Product the corresponding non-refundable, non-creditable sales milestone payment set forth below in Table 10.2.2 (the sales milestone events set forth in Table 10.2.2, the “Sales Milestone Events” and the sales milestone payments set forth in Table 10.2.2, the “Sales Milestone Payments”). If in a given Calendar Year more than one of the Sales Milestone Events set forth in Table 10.2.2 below is achieved with respect to a particular Licensed Product, then Zai will pay to Blueprint a separate Sales Milestone Payment with respect to each such Sales Milestone Payment that is achieved for the first time in such Calendar Year. For purposes of this Section 10.2.2 (Sales Milestone Events and Payments), (a) Licensed Products containing [****] and (b) Combination Products containing [****].

Table 10.2.2 –SALES MILESTONES FOR LICENSED PRODUCTS
	Sales Milestone Event	Sales Milestone Payment (in U.S. Dollars)
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]

[****]

10.2.3	Milestone Conditions.

(a)

Notification of Milestone Events. Zai will promptly notify Blueprint in writing, but in no event later than (i) [****] after the achievement of each Development Milestone Event and (ii) [****]after the end of the Calendar Quarter in which each Sales Milestone Event is achieved (together with the Development Milestone Events, the “Milestone Events”). However, in no event will a failure by Zai to deliver such notice of achievement of a Milestone Event relieve Zai of its obligation to pay Blueprint the corresponding Development Milestone Payment or Sales Milestone Payment (collectively, the “Milestone Payments”).

(b)

Skipped Milestone Events. If Zai achieves any of the Development Milestone Events for a particular Licensed Product [****] but without the prior achievement of any corresponding earlier listed Development Milestone Events for such Licensed Product [****], then Zai will pay to Blueprint the applicable Milestone Payment to be made with respect to such earlier Development Milestone Events for such Licensed Product [****] at the same time as Zai pays the applicable Development Milestone Payment due upon achievement of such Development Milestone Event. For example, [****].

(c)	Maximum Milestone Payment Example. For example: [****].

10.3	Royalty Payments to Blueprint.

10.3.1

Royalty Rates. Subject to the remainder of this Section 10.3 (Royalty Payments to Blueprint), Zai will make non-refundable royalty payments to Blueprint, on a Licensed Product-by-Licensed Product basis for Licensed Products sold in the Territory during the applicable Royalty Term, calculated by multiplying the applicable royalty rate set forth below in Table 10.3.1 by [****]. The royalty payments due with respect to Net Sales of each Licensed Product pursuant to this Section 10.3 (Royalty Payments to Blueprint), collectively the “Royalty Payments.” For purposes of this Section 10.3 (Royalty Payments to Blueprint), (a) Licensed Products [****] and (b) Combination Products [****].

Table 10.3.1 – LICENSED PRODUCT ROYALTY PAYMENTS
Portion of Aggregate Calendar Year Net Sales of the same Licensed Product in the Territory (in U.S. Dollars)	Royalty Rate
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

[****]

10.3.2

Royalty Term. Zai will pay to Blueprint the Royalty Payments on a Licensed Product-by-Licensed Product and region-by-region basis beginning on the date of the First Commercial Sale of such Licensed Product in such country or region and lasting until the later of: (a) [****] (b) [****] and (c) [****] (“Royalty Term”).

10.3.3	Royalty Reductions.

(a)

Expiration of Valid Claims. Subject to Section 10.3.3(c) (Cumulative Reductions Floor), on a Licensed Product-by-Licensed Product and region-by-region basis, if there is no Valid Claim of a Royalty Patent Right that Covers the Licensed Product [****] in such region, then, commencing [****] after the date on which this Section 10.3.3(a) (Expiration of Valid Claims) applies and for all [****] thereafter during which this Section 10.3.3(a) (Expiration of Valid Claims) applies, the applicable royalty rate that would otherwise be owed on such Net Sales of such Licensed Product in such region under Section 10.3.1 (Royalty Payments to Blueprint) will be [****]; provided that if such Licensed Product [****] subsequently becomes Covered by a Valid Claim within the Royalty Patent Rights in such region prior to [****], then the applicable royalty rate that would otherwise be owed on such Net Sales of such Licensed Product in such region will no longer be subject to the aforementioned reduction beginning at [****].

(b)

Offset For Third Party Licensing Payments. Subject to Section 2.6 (Third Party In-Licenses) and Section 10.3.3(c) (Cumulative Reductions Floor), Zai will be entitled to, on a country-by-country basis, credit against the royalties due to Blueprint upon Net Sales of a Licensed Product in such country an amount equal to [****]of the total royalties paid by Zai to Third Parties with respect to license rights to Patent Rights, or Patent Rights together with Know-How, controlled by Third Parties that are necessary to avoid infringement of such Third Party rights in the Territory (i) [****] or (ii) [****].

(c)

Cumulative Reductions Floor. In no event will the aggregate amount of Royalty Payments due to Blueprint for a Licensed Product in a region in the Territory in any given [****] during the Royalty Term for such Licensed Product in such region be reduced to less than [****] of the amount that otherwise would have been due and payable to Blueprint in such [****] for such Licensed Product in such region but for the reductions set forth in Section 10.3.3(a) (Expiration of Valid Claims) and Section 10.3.3(b) (Offset For Third Party Licensing Payments).

10.3.4

Royalty Reports and Payments. Commencing with the [****] during which the First Commercial Sale of a Licensed Product is made anywhere in the Territory, [****] Zai will provide Blueprint with [****] the amount of royalties payable by Zai for the applicable [****], on a Licensed Product-by-Licensed Product and region-by-region basis (each, a “Royalty Estimate”). [****] Zai will provide Blueprint with a detailed report for the applicable [****], on a Licensed Product-by-Licensed Product and region-by-region basis (each, a “Royalty Report”) containing: (a) the amount of gross sales and Net Sales of each Licensed Product sold by Zai and its Affiliates and Sublicensees in each region and all deductions used to determine such Net Sales of each such Licensed Products for such [****], (b) a calculation of the Royalty Payment due on such Net Sales of each Licensed Product in each region, including any royalty reduction made in accordance with Section 10.3.3(a) (Expiration of Valid Claims) and Section 10.3.3(b) (Offset For Third Party Licensing Payments), (c) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars, (d) any withholding taxes required to be made from such Royalty Payments, and (e) the quantity and description of each Licensed Product sold by Zai or its Affiliate or Sublicensee in each region in the Territory during such [****] comprising such Net Sales, including detailed sales reports for each Licensed Product for [****] in each region in the Territory. Concurrent with the delivery of the applicable Royalty Report, [****], Zai will pay the amount of the Royalty Payments set forth in the applicable Royalty Report to Blueprint in Dollars. If requested by Blueprint, the Parties will seek to resolve any questions or issues related to a Royalty Report within [****] following receipt by Blueprint of each Royalty Report.

10.4

Payments to Third Parties Under Existing Agreements. Each Party will be solely responsible for any payments due to Third Parties under any agreement entered into by such Party prior to the Effective Date.

10.5

Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified hereunder, within [****] after the end of each [****], each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such [****]. The owing Party will pay any undisputed amounts within [****] of receipt after the invoice, and any disputed amounts owed by a Party will be paid within [****] after resolution of the dispute. As used throughout this Agreement, a disputed amount owed by one Party to the other Party will be considered “undisputed” hereunder following a final, unappealable determination in accordance with Article 16 (Dispute Resolution) that such amount is owed.

10.6	No Refunds. Except as expressly provided herein or in the case of an overpayment of Royalty Payments [****], all payments under this Agreement will be irrevocable, non-refundable, and non-creditable.

10.7

Accounting Standards. If a Party changes its general accounting principles from the then-current standard (e.g., from GAAP to IFRS) at any time during the Term, then at least [****] prior to adopting such change in principles, such Party will provide written notice to the other Party of such change.

10.8

Currency; Exchange Rate. All payments to be made by Zai to Blueprint or Blueprint to Zai under this Agreement will be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by Blueprint or Zai, as applicable. Conversion of Net Sales recorded in local currencies will be converted to Dollars at the exchange rate set forth in Wall Street Journal or any successor thereto for [****].

10.9

Blocked Payments. If by reason of Applicable Law in any country or region, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party hereunder, then such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country or region to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [****], in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.

10.10

Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of: (a) [****] as published by The Wall Street Journal or any successor thereto on the [****] in which such payments are overdue; or (b) the maximum rate permitted by Applicable Law; in each case, calculated on the number of days such payment is delinquent, compounded monthly.

10.11

Financial Records and Audits. Each Party will maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of royalty payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records will be open during regular business hours for a period of [****] from the creation of individual records for examination by an independent certified public accountant selected by the examining Party and reasonably acceptable to the other Party for the sole purpose of verifying for the examining Party the accuracy of the financial reports furnished by the other Party (the “Examined Party”) pursuant to this Agreement or of any payments made, or required to be made, by such Examined Party pursuant to this Agreement; provided that such independent accounting firm is subject to written obligations of confidentiality and non-use applicable to each Party’s Confidential Information that are at least as stringent as those set forth in Article 11 (Confidentiality; Publication). Such audit will not be (a) performed more frequently than [****] during the Term or [****] after the expiration or termination of this Agreement, (b) conducted for any Calendar Year [****] after the end of such year, or (c) repeated for any Calendar Year or with respect to the same set of records (unless a material discrepancy with respect to such records is discovered during a prior audit). Such auditor will not disclose the Examined Party’s Confidential Information to the examining Party or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the Examined Party or the amount of payments by the Examined Party under this Agreement. The Examined Party will pay any amounts shown to be owed to the examining Party but unpaid within [****] after the accountant’s report, plus interest (as set forth in Section 10.10 (Late Payments)) from the original due date. The examining Party will bear the full cost of such audit unless such audit reveals an underpayment by the Examined Party of [****], in which case the Examined Party will reimburse the examining Party for the reasonable audit fees for such examination.

10.12	Taxes.

10.12.1

Taxes on Income. Except as set forth in this Section 10.12 (Taxes) or Section 10.13 (VAT Credits), each Party will be solely responsible for the payment of any and all Taxes levied on account of all payments it receives under this Agreement.

10.12.2

Tax Cooperation. The Parties agree to cooperate with one another in accordance with Applicable Law and use reasonable efforts to minimize Tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by each Party to the other Party under this Agreement. To the extent either Party (the “Paying Party”) is required to deduct and withhold Taxes on any payment to the other Party (the “Recipient”), the Paying Party will (a) pay the amount of such Taxes to the proper Governmental Authority in a timely manner, and (b) promptly transmit to the Recipient an official tax certificate or other evidence of such payment sufficient to enable the Recipient to claim such payment of Taxes on the Recipient’s applicable tax returns. The Paying Party will provide the Recipient with advance notice prior to withholding any Taxes from payments payable to the Recipient and will, to the extent practicable, provide the Recipient with a commercially reasonable period of time to claim an exemption or reduction in otherwise applicable Taxes. The Recipient will provide the Paying Party any tax forms that may be reasonably necessary in order for the Paying Party to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty, to the extent the Paying Party is legally able to do so. The Recipient will use reasonable efforts to provide any such tax forms to the Paying Party in advance of the due date. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Paying Party if the Paying Party is the Party bearing such withholding Tax under this Section 10.12 (Taxes). In addition, the Parties will cooperate in accordance with Applicable Law to minimize indirect Taxes (such as VAT, sales tax, consumption tax, and other similar Taxes) in connection with this Agreement. In the event of any inconsistency between this Section 10.12 (Taxes) and Section 10.13 (VAT Credits), Section 10.13 (VAT Credits) will take precedence.

10.12.3

Changes in Domicile. Notwithstanding anything to the contrary in this Agreement, if the Paying Party assigns, transfers or otherwise disposes of some or all of its rights and obligations to any Person and if, as a result of such action, the withholding or deduction of Tax required by Applicable Law with respect to payments under this Agreement is increased, then any amount payable to the Recipient under this Agreement will be increased to take into account such withheld Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), the Recipient receives an amount equal to the sum it would have received had no such withholding been made.

10.12.4

Returns. All transfer, documentary, sales, use, stamp, registration, and other such Taxes, and any conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, will be borne and paid by the Paying Party. The Paying Party will prepare and timely file all tax returns required to be filed in respect of any such Taxes. The Parties will reasonably cooperate in accordance with Applicable Law to minimize transfer Taxes in connection with this Agreement.

10.13

VAT Credits. All payments due to Blueprint from Zai pursuant to this Agreement will be paid without any deduction for any VAT that Zai may be required to pay to any tax authorities in the Territory. Blueprint will use Commercially Reasonable Efforts to assist Zai to minimize and obtain all available exemptions from such VAT or other taxes, but if applicable, Zai will pay any such VAT to the proper taxing authorities upon receipt of a valid VAT invoice (where such invoice is required under local VAT laws). If Zai is required to pay or Blueprint is required to report, any such VAT, then [****]. Zai will promptly provide to Blueprint applicable receipts evidencing payment of such VAT and other documentation reasonably requested by Blueprint.

Article 11

CONFIDENTIALITY; PUBLICATION

11.1	Duty of Confidence. Subject to the other provisions of this Article 11 (Confidentiality; Publication):

11.1.1

except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) will be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and for [****] thereafter;

11.1.2

the Receiving Party will treat all Confidential Information provided by the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care;

11.1.3	the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement;

11.1.4

a Receiving Party may disclose Confidential Information of the Disclosing Party to: (a) such Receiving Party’s Affiliates, licensees and Sublicensees; and (b) employees, directors, officers, agents, contractors, consultants, attorneys, accountants, banks, investors, and advisors of the Receiving Party and its Affiliates, licensees, and Sublicensees, in each case ((a) and (b)), to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations of confidentiality and non-use with respect to the Disclosing Party’s Confidential Information no less stringent than the confidentiality and non-use obligations set forth in this Agreement. Each Party will remain responsible for any failure by its Affiliates, licensees, and Sublicensees, and its and its Affiliates’, licensees’, and Sublicensees’ respective employees, directors, officers, agents, consultants, attorneys, accountants, banks, investors, advisors, and contractors, in each case, to treat such Confidential Information as required under this Section 11.1 (Duty of Confidence) (as if such Affiliates, licensees, Sublicensees, employees, directors, officers agents, consultants, advisors, attorneys, accountants, banks, investors, and contractors were Parties directly bound to the requirements of this Section 11.1 (Duty of Confidence)); and

11.1.5	each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.

11.2

Confidential Information. The Blueprint Know-How and Blueprint Manufacturing Know-How will be the Confidential Information of Blueprint notwithstanding the fact that certain of such information may be developed or invented and disclosed to Blueprint by Zai. The Joint Collaboration Know-How and the terms of this Agreement will be the Confidential Information of each Party. The Zai Know-How will be the Confidential Information of Zai. Except as provided in Section 11.3 (Authorized Disclosures) and Section 11.7 (Publicity; Use of Names), neither Party nor its Affiliates may disclose the existence or the terms of this Agreement.

11.3	Authorized Disclosures.

11.3.1

Permitted Circumstances. Notwithstanding the obligations set forth in Section 11.1 (Duty of Confidence) and Section 11.6 (Publication and Listing of Clinical Trials), a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

(a)

(i) the Patent Prosecution, enforcement, and defense of Blueprint Patent Rights, Joint Collaboration Patent Rights, or Zai Collaboration Patent Rights, in each case, as contemplated by this Agreement; or (ii) regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary or reasonably useful for the Exploitation of a Licensed Product;

(b)

disclosure of this Agreement, its terms, and the status and results of Exploitation of one or more Licensed Products to actual or bona fide [****] solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, (sub)license, debt transaction, or collaboration; provided that, in each such case, on the condition that such Persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth Article 11 (Confidentiality; Publication) or otherwise customary for such type and scope of disclosure and that any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed;

(c)

such disclosure is required to comply with Applicable Law (whether generally or in pursuit of an application for listing of securities) including the United States Securities and Exchange Commission, the Stock Exchange of Hong Kong Limited, or equivalent foreign agency or regulatory body, or otherwise required by judicial or administrative process, provided that in each such event, as promptly as reasonably practicable and to the extent not prohibited by Applicable Law or judicial or administrative process, such Party will notify the other Party of such required disclosure and provide a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment. The non-disclosing Party will provide any comments as soon as practicable, and the disclosing Party will consider [****] comments provided by the non-disclosing Party; provided that [****]. Confidential Information that is disclosed in order to comply with Applicable Law or by judicial or administrative process pursuant to this Section 11.3.1(c), in each case, will remain otherwise subject to the confidentiality and non-use provisions of this Article 11 (Confidentiality; Publication) with respect to the Party disclosing such Confidential Information, and such Party will take all steps reasonably necessary, including seeking of confidential treatment or a protective order for a period of at least [****] (to the extent permitted by Applicable Law or Governmental Authority), to ensure the continued confidential treatment of such Confidential Information, and each Party will be responsible for its own legal and other external costs in connection with any such filing or disclosure pursuant to this Section 11.3.1(c) (Permitted Circumstances);

(d)	to prosecute or defend litigation [****];

(e)	to present, disclose, and discuss general information about the existence of the Agreement and the general progress of the Licensed Products at investor press conferences or similar events; or

(f)	disclosure pursuant to Section 11.6 (Publication and Listing of Clinical Trials) and Section 11.7 (Publicity; Use of Name).

11.3.2

Confidential Treatment. Notwithstanding anything to the contrary set forth in this Agreement, if a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.3.1 (Permitted Circumstances), then it will, to the extent not prohibited by Applicable Law or judicial or administrative process, except where impracticable, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel. In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

11.4

Tax Treatment. Nothing in Section 11.1 (Duty of Confidence) or 11.3 (Authorized Disclosures) will limit either Party in any way from disclosing to any Third Party such Party’s U.S. or foreign income Tax treatment and the U.S. or foreign income Tax structure of the transactions relating to such Party that are based on or derived from this Agreement, or materials of any kind (including opinions or other Tax analyses) relating to such Tax treatment or Tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.

11.5	Publications.

11.5.1

Zai will not publicly present or publish any Clinical Trial data, non-clinical or preclinical data, clinical case study or review article, or any associated results or conclusions generated by or on behalf of Zai with respect to Licensed Products pursuant to this Agreement (each such proposed abstract, presentation or publication, a “Zai Publication”), except [****] with respect to the applicable Licensed Product as provided to Zai [****] during the Term upon Zai’s request therefor, and subject to the additional limitations set forth in this Section 11.5 (Publications) and Section 11.6 (Publication and Listing of Clinical Trials). Blueprint will comply with this Section 11.5 (Publications) with respect to any presentation or publication of solely containing Clinical Trial data, non-clinical or preclinical data, clinical case study or review article, or any associated results or conclusions that were generated by or on behalf of Zai with respect to Licensed Products pursuant to this Agreement (each such proposed abstract, presentation or publication, a “Blueprint Publication” and together with a Zai Publication, a “Publication”).

11.5.2

If Zai desires to publicly present or publish a Zai Publication or Blueprint desires to publicly present or publish a Blueprint Publication, then the publishing Party will provide the other Party (including the Alliance Manager and all of the other Party’s members of the JSC) with a copy of such proposed Publication at least [****] prior to the earlier of its presentation or intended submission for publication (such applicable period, the “Review Period”). The publishing Party agrees that it will not submit or present any Publication until (a) [****]or (b) [****] in which case the publishing Party may proceed and the Publication will be considered approved in its entirety. If the publishing Party receives written comments from the other Party on any Publication during the applicable Review Period, then it will consider the other Party’s comments [****] and incorporate such comments [****], but will retain the sole authority to publish the Publication.

11.5.3

Notwithstanding any provision to contrary set forth in this Agreement, each Party will (i) delete any Confidential Information of the other Party that the other Party identifies for deletion in the other Party’s written comments, (ii) at the request of Blueprint, delete any Clinical Trial data, results, conclusions, or other related information for a Licensed Product the publication of which Blueprint determines, [****] would conflict with Blueprint’s global publication strategy with respect to the applicable Licensed Product, except where required by Applicable Law to publicly disclose such information, (iii) at the request of the other Party, delete the structure or generic or internal name of the Licensed Product if such structure or name has not yet been publicly disclosed, and (iv) delay such Publication for a period of up to an additional [****] after the end of the applicable Review Period to enable the other Party, if applicable, to draft and file one or more patent applications with respect to any subject matter to be made public in such Publication. The publishing Party will provide the other Party a copy of the Publication at the time of the submission or presentation thereof. The publishing Party agrees to acknowledge the contributions of the other Party and the employees of the other Party, in each case, in all Publications as scientifically appropriate. Without limiting the foregoing, Blueprint agrees to acknowledge the contributions of Zai and the employees of Zai, in each case, in all presentations and publications as scientifically appropriate to the extent related to any Global Clinical Trials in which Zai assists in the enrollment of patients from the PRC. Each Party will require its Affiliates and licensees and Sublicensees, as applicable, to comply with the obligations of this Section 11.5 (Publications) as if they were such Party, and such Party will be liable for any non-compliance of such Persons.

11.6

Publication and Listing of Clinical Trials. With respect to the listing of Clinical Trials or the publication of Clinical Trial results for the Licensed Products and to the extent applicable to a Party’s activities conducted under this Agreement, each Party will comply with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, and (b) any Applicable Law or applicable court order, stipulations, consent agreements, and settlements entered into by such Party. The Parties agree that any such listings or publications made pursuant to this Section 11.6 (Publication and Listing of Clinical Trials) will be considered a Publication for purposes of this Agreement and will be subject to Section 11.5 (Publications).

11.7	Publicity; Use of Names.

11.7.1

Press Release. The Parties have agreed on a joint press release announcing this Agreement, set forth on Schedule 11.7.1 (Press Release), to be issued by the Parties on such date and time as may be agreed by the Parties. Other than the press release set forth on Schedule 11.7.1 (Press Release) and the public disclosures permitted by this Section 11.7 (Publicity; Use of Names), and Section 11.3 (Authorized Disclosures), the Parties agree that [****]. However, the Parties agree that after (a) a disclosure pursuant to Section 11.7 (Publicity; Use of Names) or Section 11.3 (Authorized Disclosures) or (b) the issuance of a press release (including the initial press release) or other public announcement pursuant to this Section 11.7.1 (Press Release) that has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein. Similarly, after a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate web site (or any website managed by such Party in connection with a Clinical Trial for a Licensed Product, as appropriate) without the prior written consent of the other Party, so long as the information in such Publication remains true, correct, and the most current information with respect to the subject matters set forth therein.

11.7.2

Authorized Disclosures. Notwithstanding any provision to the contrary set forth in this Agreement, each Party has the right to publicly disclose (in written, oral, or other form): (a) the achievement of Milestone Events under this Agreement (including the amount, payment, and timing of any such Milestone Event); (b) the commencement, completion, material data, or key results of any Territory-Specific Clinical Trials for the Licensed Products; (c) any information relating to any Global Clinical Trial, including the commencement, completion, material data, or key results of any such Global Clinical Trial; and (d) the achievement of Regulatory Approval for any Licensed Product in the Territory; provided, that, in each case of (a) – (d), any such public disclosure will (i) to the extent feasible, be provided to the other Party for review and comment [****] and (ii) in any event, be provided to the other Party for review and comment no later than [****] prior to public disclosure (unless a shorter timeframe is required under Applicable Law).

11.7.3

Use of Names. Each Party will have the right to use the other Party’s name and logo in presentations, its website, collateral materials, and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 11.7 (Publicity; Use of Names); provided that each Party will use the other Party’s corporate name in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of such other Party will not be impaired, and consistent with best practices used by such other Party for its other collaborators. Except as permitted under this Section 11.7 (Publicity; Use of Names) or with the prior express written permission of the other Party, neither Party will use the name, trademark, trade name, or logo of the other Party or its Affiliates or their respective employees in any publicity, promotion, news release, or disclosure relating to this Agreement or its subject matter except as may be required by Applicable Law. Each Party will use the other Party’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases issued pursuant to the terms of this Agreement. Zai will, to the extent consistent with Applicable Law, include explanatory text such as (a) “Discovered by Blueprint Medicines Corporation” in all publicity, promotion, news releases, or similar disclosures relating to the Licensed Products that are not Blueprint/Zai Combinations, and (b) “Discovered in Collaboration by Blueprint Medicines Corporation and Zai Pharmaceuticals” in all publicity, promotion, news releases, or similar disclosures relating to any Blueprint/Zai Combinations, in each case ((a) and (b)), or such other similar text provided by Blueprint and reasonably acceptable to Zai.

11.8

Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the Receiving Party and the Disclosing Party will have the right to assert such protections and privileges. Notwithstanding the foregoing, nothing in this Section 11.8 (Attorney-Client Privilege) will apply with respect to a Dispute between the Parties (including their respective Affiliates).

Article 12

REPRESENTATIONS, WARRANTIES, AND COVENANTS

12.1	Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date as follows:

12.1.1

It is a corporation or limited company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

12.1.2

It has not been Debarred/Excluded and no proceeding that could result it in being Debarred/Excluded is pending, and neither it nor any of its Affiliates has used, in any capacity in the performance of obligations relating to the Licensed Products, any employee, Subcontractor, consultant, agent, representative, or other Person who has been Debarred/Excluded.

12.1.3	All consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained.

12.1.4

This Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.

12.1.5

To its Knowledge, neither it nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on its behalf or any of its Affiliates:

(a)	has taken any action in violation of any local and other anti-corruption laws (including the provisions of the United States Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”); or

(b)	has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:

(i)	influencing any act or decision of any Public Official in his or her official capacity;

(ii)	inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(iii)	securing any improper advantage; or

(iv)

inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

12.2	Representations and Warranties of Blueprint. Blueprint represents and warrants to Zai as of the Effective Date with respect to itself and its Affiliates as follows:

12.2.1

It has the right under the Blueprint Technology to grant to Zai the licenses set forth in this Agreement, and it has not granted any license or other right under the Blueprint Technology that is inconsistent with the licenses purported to be granted to Zai hereunder.

12.2.2	[****]

12.2.3

There is no pending or, to Blueprint’s Knowledge, threatened (in writing) litigation, nor has Blueprint received any written notice from any Third Party, asserting or alleging that the Exploitation of the Blueprint Compounds or the Licensed Products prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party.

12.2.4

There are no legal claims, judgments, or settlements against or owed by Blueprint or any of its Affiliates, or pending or, to Blueprint’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, or Anti-Corruption Law violations.

12.2.5	To Blueprint’s Knowledge, the Exploitation of the Blueprint Compounds as contemplated under this Agreement does not infringe any issued Patent Right of any Third Party.

12.2.6	[****]

12.2.7

Each employee of Blueprint and its Affiliates involved in the programs related to the Blueprint Compounds is bound by an agreement or policy requiring such employee to assign Inventions invented by such employee to Blueprint or such Affiliate.

12.2.8	Blueprint does not have agreements with any Third Parties under which Blueprint Controls any Blueprint Patent Rights or Blueprint Know-How as of the Effective Date.

12.2.9	All information provided by Blueprint to Zai for due diligence purposes in relation to this Agreement, to Blueprint’s Knowledge, is complete and accurate in all material respects.

12.3	Representations and Warranties of Zai. Zai represents and warrants to Blueprint as follows (a) [****], and (b) [****]:

12.3.1

It has the right under the Zai Technology to grant to Blueprint the licenses set forth in this Agreement, and it has not granted any license or other right under the Zai Technology that is inconsistent with the licenses purported to be granted to Blueprint hereunder.

12.3.2	There is no Zai Technology in existence as of the Effective Date.

12.3.3

There is no pending or, to Zai’s Knowledge, threatened (in writing) litigation, nor has Zai received any written notice from any Third Party, asserting or alleging that the Exploitation of any Zai Product as part of any Blueprint/Zai Combination in the Territory as contemplated under this Agreement will infringe or misappropriate the intellectual property rights of such Third Party.

12.3.4

There are no legal claims, judgments, or settlements against or owed by Zai or any of its Affiliates, or pending or, to Zai’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, or Anti-Corruption Law violations.

12.3.5	Zai has sufficient financial wherewithal to perform all of its obligations set forth under this Agreement as they come due.

12.3.6	Each employee of Zai and its Affiliates is bound by an agreement or policy requiring such employee to assign Inventions invented by such employee to Zai or such Affiliate.

12.3.7

Zai has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, Manufacturing, Medical Affairs, Commercialization, and obtaining Regulatory Approvals, in each case, of the Blueprint Compounds and Licensed Products as contemplated under this Agreement.

12.3.8

None of the officers, directors, or employees of Zai or of any of its Affiliates or agents acting on behalf of Zai or any of its Affiliates, in each case, that are employed or reside outside the United States, is a Public Official.

12.3.9

Zai or its Affiliate that will serve as Blueprint’s regulatory agent (as applicable) in the PRC as contemplated by this Agreement has met all qualification requirements required under Applicable Law to be Blueprint’s regulatory agent in the PRC as contemplated by this Agreement.

12.4	Covenants of Zai. Zai covenants to Blueprint that:

12.4.1

In the course of performing its obligations or exercising its rights under this Agreement, it will comply with all Applicable Law, including, as applicable, cGMP, GCP, and GLP standards, and all ethics policies agreed upon by the Parties in good faith, and will not employ or engage, and if so employed and engaged, will thereafter terminate any Person who has been Debarred/Excluded, or is the subject of any proceedings that could result in such Person being Debarred/Excluded. Zai will make all related disclosures with respect to and record all transfers of value to health care providers in the Territory to the extent required by Applicable Laws. Zai will require any Affiliate, Sublicensee, Subcontractor, or other Person that provides services to or on behalf of Zai in connection with this Agreement to comply with Zai’s obligations under this Section 12.4.1.

12.4.2

Zai will perform, and will cause its Affiliates and Sublicensees and their respective Subcontractors to, perform all necessary or required record filings with, and obtain all necessary or required licenses, approvals and permits from, all applicable Governmental Authorities in the Territory [****] for the conduct of activities, including Development activities and data sharing, under this Agreement, and provide Blueprint with copies of such record filings, licenses, approvals, and permits.

12.4.3

Throughout the Term, Zai or its Affiliate who will serve as Blueprint’s regulatory agent in the PRC will at all times meet all qualification requirements required under Applicable Law to be Blueprint’s regulatory agent in the PRC as contemplated by this Agreement. Zai will promptly notify Blueprint of any significant change to these qualification requirements and upon receiving any notice from any Third Party indicating, or otherwise becoming aware, that Zai or its Affiliate may not meet these requirements.

12.5	Mutual Covenants. Each Party covenants to the other Party that:

12.5.1	Notwithstanding any provision to the contrary in this Agreement, each Party agrees as follows:

(a)	It will not, in the performance of this Agreement, perform any actions that are prohibited by Anti-Corruption Laws that may be applicable to one or both Parties.

(b)

It will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws.

(c)

At the request of the other Party, not more than [****], it will verify in writing to the requesting Party that to its Knowledge, there have been no violations of Anti-Corruption Laws by it or its Affiliates or Sublicensees, or persons employed by or Subcontractors used by it or its Affiliates or Sublicensees in the performance of this Agreement, or will provide details of any exception to the foregoing.

(d)

It will maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Section 12.5 (Mutual Covenants) in order to document or verify compliance with the provisions of this Section 12.5 (Mutual Covenants), and upon request of the other Party upon reasonable advance notice, will provide to such requesting Party or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 12.5 (Mutual Covenants).

12.5.2

It and its Affiliates will, and will cause its and their licensees subcontractors (or Sublicensees and Subcontractors, as applicable) to, comply with all Applicable Laws pertaining to Personal Information (the “Privacy Laws”) to which it is subject in connection with such Party’s and its Affiliate’s, licensees (or Sublicensee’s, as applicable) or subcontractors (or Subcontractor’s, as applicable) activities related to this Agreement. To the extent that such Party or its Affiliates, licensees (or Sublicensees, as applicable), or subcontractors (or Subcontractors, as applicable) access or come into possession of Personal Information in connection with activities related to this Agreement, such Party and its Affiliates agree, and will cause its and their licensees (or Sublicensees, as applicable) and subcontractors (or Subcontractors, as applicable), to comply with applicable Privacy Laws to which it may be subject as a result thereof. Any processing (including the collection, storage, use, transfer, provision, publication, and deletion) by such Party or its Affiliates, licensees (or Sublicensees, as applicable), or subcontractors (or Subcontractors, as applicable) of Personal Information obtained in connection with activities under this Agreement will be done solely for the purpose of performing such Party’s obligations or exercising such Party’s rights in connection with the Development of Licensed Products consistent with the terms of this Agreement, will be in accordance with notices provided to and consents obtained from the data subjects whose Personal Information is being processed, and will be in accordance with all applicable Privacy Laws. From and after the Effective Date, each Party and its Affiliates will take, and ensure that its licensees (or Sublicensees, as applicable) and subcontractors (or Subcontractors, as applicable) take, commercially reasonable and appropriate technical and organizational measures to protect Personal Information (including the results and any clinical data obtained in connection with any Clinical Trials conducted by or on behalf of such Party) in its possession against unauthorized access, accidental loss or damage, and unauthorized destruction. Such Party and its Affiliates will further maintain, and ensure that its licensees (or Sublicensees, as applicable) and subcontractors (or Subcontractors, as applicable) maintain, a commercially reasonable program for protecting against unauthorized access to or loss, misuse, alteration, destruction, damage or disclosure of Personal Information (including the results and any clinical data obtained in connection with Clinical Trials conducted by or on behalf of such Party) in its possession pursuant to its activities under this Agreement (“Data Breach”). In the event of a Data Breach, such Party will (i) promptly, and in any event so as to allow the other Party to comply with its obligations under Applicable Law, notify the other Party by phone and email after becoming aware of such Data Breach, and (ii) comply with the relevant requirements and procedures of the applicable Privacy Laws in resolving such Data Breach. With respect to all activities performed by such Party and its Affiliates under the Agreement, such Party and its Affiliates will use reasonable efforts to, and to ensure that its subcontractors (or Subcontractors, as applicable), implement multi-factor authentication and encryption promptly following the Effective Date. Prior to transferring any data, files, or results containing any Personal Information to the other Party its Affiliate, subcontractor (or Subcontractor, as applicable) or licensee (or Sublicensee, as applicable) hereunder, the Parties will agree upon the manner and format of such transfer and the transferring Party will provide any required notices to and obtain any necessary consents from Governmental Authorities and data subjects prior to a transfer. With respect to such transferred data, each Party will promptly notify the other Party by phone and email after receiving a data subject request from an individual whose Personal Information was transferred to the other Party or its Affiliate, subcontractor (or Subcontractor, as applicable) or licensee (or Sublicensee, as applicable), and will comply with, and inform its Affiliates, subcontractors (or Subcontractors, as applicable) or licensees (or Sublicensees, as applicable) of the need to comply with, the relevant requirements and procedures of the applicable Privacy Laws in responding to such data subject request. Each Party will have the right, upon reasonable advance notice and at a time agreed by the Parties, to audit the other Party’s and its Affiliates’ compliance with the requirements of this Section 12.5.2. To the extent permitted under Zai’s agreements with its Sublicensees or Subcontractors, Blueprint will have the right to audit the data privacy and information security measures implemented by Zai’s Sublicensees and Subcontractors performing activities under this Agreement. If such audit is not permitted under Zai’s one or more agreements with its Sublicensees or Subcontractors, Zai will use reasonable efforts to obtain the right to conduct such an audit of the data privacy and information security measures of any such Sublicensees and Subcontractors.

12.6	Covenants of Blueprint. Blueprint covenants to Zai that:

12.6.1	Neither Blueprint nor any of its Affiliates will grant any license, sublicense, or other rights in or to the Blueprint Technology that is inconsistent with the terms and conditions of this Agreement.

12.6.2

During the Term Blueprint will comply with all Applicable Law applicable to its Development and Manufacture of the Blueprint Compounds and the Licensed Products pursuant to this Agreement, including, as applicable, cGMP, GCP, and GLP standards, and all ethics policies agreed upon by the Parties in good faith, and will not employ or engage, and if so employed and engaged, will thereafter terminate any Person who has been Debarred/Excluded, or is the subject of any proceedings that could result in such Person being Debarred/Excluded.

12.7

NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS Article 12 (REPRESENTATIONS, WARRANTIES, AND COVENANTS), (A) NO REPRESENTATION, CONDITION, OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF BLUEPRINT OR ZAI; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT. ANY INFORMATION PROVIDED BY BLUEPRINT OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

12.8

Time for Claims. Except in the case of any fraud or intentional misrepresentation by a Party: (a) the representations and warranties of the Parties contained in Section 12.1 (Representations and Warranties of Each Party), Section 12.2 (Representations and Warranties of Blueprint), and Section 12.3 (Representations and Warranties of Zai) will survive, with respect to direct claims made by one Party against the other Party, until the date that is [****] and (b) no claim may be made or suit instituted seeking indemnification pursuant to Article 13 (Indemnification) for any breach of, or inaccuracy in, any representation or warranty contained in Section 12.1 (Representations and Warranties of Each Party), Section 12.2 (Representations and Warranties of Blueprint), or Section 12.3 (Representations and Warranties of Zai) unless a written notice is provided to the Indemnifying Party at any time prior to the date that is [****].

Article 13

INDEMNIFICATION

13.1

By Zai. Zai will indemnify, defend, and hold harmless Blueprint and its Affiliates, and their respective directors, officers, employees, successors, heirs and assigns, and agents (individually and collectively, the “Blueprint Indemnitee(s)”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from or relating to (a) the Exploitation of the Blueprint Compounds or the Licensed Products by or on behalf of Zai or any of its Affiliates, Sublicensees, or Subcontractors, including product liability claims arising from such Exploitation, (b) Zai’s actions (or omissions) in the performance of its obligations with respect to Regulatory Submissions or interactions with Regulatory Authorities, in each case, as the authorized regulatory agent of record for Blueprint in the PRC, (c) the negligence or willful misconduct of Zai or any of its Affiliates, Sublicensees, or Subcontractors, (d) Zai’s or its Affiliate’s, Sublicensee’s, or Subcontractor’s breach of any of its representations, warranties, covenants, or obligations set forth in this Agreement, (e) the failure of Zai or any of its Affiliates, Sublicensees, or Subcontractors to abide by any Applicable Law, or (f) any claim or demand from any employee or contractor of Zai or its Affiliate who is an inventor of any Assigned Collaboration Technology or Joint Collaboration Technology with respect to the ownership thereof, in each case of clauses (a) through (f) above, except to the extent such Third Party Claims arise out of a Blueprint Indemnitee’s negligence or willful misconduct, breach of its representations, warranties, covenants, or obligations set forth in this Agreement, or failure to abide by any Applicable Law.

13.2

By Blueprint. Blueprint will indemnify, defend, and hold harmless Zai, its Affiliates, and their directors, officers, employees, successors, heirs and assigns, and agents (individually and collectively, the “Zai Indemnitee(s)”) from and against all Losses incurred in connection with any Third Party Claims to the extent from or relating to (a) the Exploitation of the Blueprint Compounds or the Licensed Products, by or on behalf of Blueprint or any of its Affiliates, licensees (not including Zai or its Affiliates, Sublicensees, or its Subcontractors), Sublicensees, or Subcontractors, including product liability claims arising from such Exploitation, and including such Exploitation prior to the Effective Date or after the effective date of termination of this Agreement (including when acting as an exclusive distributor pursuant to Section 15.3.2 (Appointment as Exclusive Distributor), if applicable), (b) the negligence or willful misconduct of Blueprint or any of its Affiliates, licensees (not including Zai or its Affiliates, Sublicensees, or its Subcontractors), Sublicensees, or Subcontractors, (c) Blueprint’s or its Affiliate’s, licensee’s (not including Zai or its Affiliates, Sublicensees, or its Subcontractors), Sublicensee’s, or Subcontractor’s breach of any of its representations, warranties, covenants, or obligations set forth in this Agreement, (d) the failure of Blueprint or any of its Affiliates, licensees (not including Zai or its Affiliates, Sublicensees, or Subcontractors), Sublicensees, or Subcontractors to abide by any Applicable Law, or (e) any claim or demand from any employee or contractor of Blueprint or its Affiliate who is an inventor of any Joint Collaboration Technology with respect to the ownership thereof, in each case of clauses (a) through (e) above, except to the extent such Third Party Claims arise out of any of a Zai Indemnitee’s negligence or willful misconduct, breach of its representations, warranties, covenants, or obligations set forth in this Agreement or failure to abide by any Applicable Law.

13.3

Indemnification Procedure. If either Party is seeking indemnification under Section 13.1 (By Zai) or Section 13.2 (By Blueprint) (the “Indemnified Party”), then it will inform the other Party (the “Indemnifying Party”) of the Third Party Claim giving rise to such indemnification obligations within [****] after receiving written notice of the Third Party Claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Third Party Claim will not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnifying Party will have the right to assume the defense of any such Third Party Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party will cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party that has been assumed by the Indemnifying Party. Neither Party will have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent will not be unreasonably withheld, conditioned, or delayed. The Indemnifying Party will not admit liability of the Indemnified Party without the Indemnified Party’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed. If the Parties cannot agree as to the application of Section 13.1 (By Zai) or Section 13.2 (By Blueprint) as to any Third Party Claim, pending resolution of the Dispute pursuant to Article 16 (Dispute Resolution), the Parties may conduct separate defenses of such Third Party Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 (By Zai) or Section 13.2 (By Blueprint), as applicable, upon resolution of the underlying Third Party Claim.

13.4

Insurance. Each Party will procure and maintain during the Term of this Agreement [****], commercial general liability insurance from a minimum of “A-” AM Bests rated insurance company or insurer reasonably acceptable to Blueprint, including contractual liability and product liability or clinical trials, with coverage in an amount consistent with sound business practice and industry standards, and reasonable in light of the risks involved in its activities hereunder and its obligations under this Agreement. Such policies will name the other Party and its Affiliates as additional insureds and provide a waiver of subrogation in favor of the other Party and its Affiliates. Such insurance policies will be primary and non-contributing with respect to any other similar insurance policies available to the other Party or its Affiliates. Any deductibles for such insurance will be assumed by insured Party. Each Party will provide the other Party with evidence of such insurance upon the other Party’s request and prior to expiration of any one coverage. Each Party will provide the other Party with written notice at least [****] prior to the cancellation or non-renewal of, or material adverse changes in, such insurance except for cancellation due to non-payment of premiums, in which case notice will be provided at least [****] prior to such cancellation. Such insurance will not be construed to create a limit of the insured Party’s liability with respect to its indemnification obligations under this Article 13 (Indemnification).

Article 14

INTELLECTUAL PROPERTY

14.1	Inventions.

14.1.1

Ownership. As between the Parties, (a) Blueprint will solely own all Blueprint Technology, including Assigned Collaboration Technology, and Blueprint Manufacturing Technology, (b) Zai will solely own all Zai Technology, and (c) the Parties will jointly own all Blueprint/Zai Combination Technology and other Joint Collaboration Technology.

14.1.2

Disclosure. Each Party will promptly disclose to the other Party all Inventions within the Collaboration Know-How that it develops or invents, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to such Inventions), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto.

14.1.3	Inventorship. For purposes of this Agreement, all determinations of inventorship will be in accordance with U.S. patent law.

14.1.4	Assignment; Ownership of Joint Collaboration Technology.

(a)

Assigned Collaboration Technology. Zai will and hereby does assign to Blueprint all of its rights, title, and interests in and to all Assigned Collaboration Technology, and Blueprint hereby accepts such assignment. Zai will take (and cause its Affiliates, Sublicensees, Subcontractors, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Blueprint to evidence such assignment and to assist Blueprint in obtaining patent and other intellectual property rights protection for Inventions within the Assigned Collaboration Know-How including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Blueprint to establish, perfect, defend, or enforce its rights in any Assigned Collaboration Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the filing, prosecution, maintenance, and enforcement of the Assigned Collaboration Technology. Zai will obligate its Affiliates, Sublicensees, and Subcontractors to assign all Assigned Collaboration Technology to Zai (or directly to Blueprint) so that Zai can comply with its obligations under this Section 14.1 (Inventions), and Zai will promptly obtain such assignment. Without limitation, Zai will cooperate with Blueprint if Blueprint applies for U.S. or foreign patent protection for such Assigned Collaboration Technology and will obtain the cooperation of the individual inventors of any such Assigned Collaboration Technology. If Zai is unable to assign any Assigned Collaboration Technology, then Zai hereby grants and agrees to grant to Blueprint a royalty-free, fully paid-up, exclusive (even as to Zai, subject to the terms of this Agreement, including the licenses granted to Zai pursuant to Section 2.1 (License Grants to Zai)), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Assigned Collaboration Technology for any and all purposes.

(b)

Ownership of Joint Collaboration Technology. The Parties will jointly own all Blueprint/Zai Combination Technology and all other Joint Collaboration Technology, [****] (subject to the terms of this Agreement, including the licenses granted under Article 2 (Licenses) and the rights retained under such licenses pursuant to Section 2.4 (Retained Rights)). For Blueprint/Zai Combination Technology solely invented by one Party, the inventing Party will and hereby does assign to the other Party a joint interest in and to all Blueprint/Zai Combination Technology, and the other Party hereby accepts such assignment. Each Party will take (and cause its Affiliates and Sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by the other Party to evidence such assignment and to assist the Parties in obtaining jointly-owned Patent Rights and other intellectual property rights protection for Inventions within the Blueprint/Zai Combination Know-How including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by the Parties to establish, perfect, defend, or enforce their rights in any Blueprint/Zai Combination Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the filing, prosecution, maintenance, and enforcement of the Blueprint/Zai Combination Technology. Each Party will obligate its Affiliates, Sublicensees, and Third Party contractors (including all Subcontractors) to assign all Blueprint/Zai Combination Technology to such Party so that each Party can comply with its obligations under this Section 14.1 (Inventions), and each Party will promptly obtain such assignment. Without limitation, each Party will cooperate with the other Party if the Parties determine to apply for U.S. or foreign patent protection for such Blueprint/Zai Combination Technology in accordance with this Agreement and will obtain the cooperation of the individual inventors of any such Blueprint/Zai Combination Technology. If a solely inventing Party is unable to assign a joint interest in any Blueprint/Zai Combination Technology, then such Party hereby grants and agrees to grant to the other Party a royalty-free, fully paid-up, non-exclusive (subject to the terms of this Agreement, including the licenses granted to Zai pursuant to Section 2.1 (License Grants to Zai)), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Blueprint/Zai Combination Technology for any and all purposes.

(c)

Practice Under and other Use of Blueprint/Zai Combination Technology and other Joint Collaboration Technology. Subject to the rights granted under and the restrictions set forth in this Agreement (including Section 2.8.1 (Exclusivity Covenant)), neither Party will have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign, or otherwise exploit any Blueprint/Zai Combination Technology or other Joint Collaboration Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting. To the extent any further consent is required to enable a Party to so license or exploit its interest in the Blueprint/Zai Combination Technology or other Joint Collaboration Technology, the other Party hereby grants such consent.

(d)

Employee Assignment. Each Party and its respective Affiliates performing activities under this Agreement will enter into with each of their respective employees legally binding and sufficient agreements or employment policies providing for the payment by such Party or its Affiliate of any reward or remuneration required under Applicable Law in the applicable country or region in consideration for the development of Inventions by such employees. Without limiting the generality of the foregoing, each Party and its respective Affiliates will, and will cause its applicable licensees and Sublicensees, as applicable, to, enter into an agreement or employment policy with each of its employees performing activities under this Agreement that (a) compels prompt disclosure to such Party (or its licensee or Sublicensee, as applicable) of all Collaboration Technology developed, invented, or filed by such employee during any performance under this Agreement; (b) automatically assigns to such Party (or its licensee or Sublicensee, as applicable) all rights, title, and interests in and to all Collaboration Technology, and requires each employee to execute all documents and take such other actions as may be necessary to effectuate such assignment; (c) includes an invention and patent reward and remuneration policy providing for the payment by such Party of any reward or remuneration required under Applicable Law in such region in consideration for the development of Inventions by such employees that is legally sufficient under Applicable Law; and (d) solely to the extent applicable, includes a waiver of pre-emption rights under any Applicable Law in such region, including in the case of an employee in the PRC, Article 326 of the Contract Law of the PRC to the effect that the employee will confirm that he/she will not have any right or claim with respect to any Collaboration Technology derived from his/her work, except for the reward and remuneration he/she is entitled to under the invention and patent reward and remuneration policy. [****]

(e)	Payments in Consideration of Assignments of Intellectual Property.

(i)

Payment by Blueprint. In consideration of the assignment by Zai to Blueprint of all Assigned Collaboration Technology and a joint ownership interest in all Blueprint/Zai Combination Technology, Blueprint will pay to Zai a one-time payment of [****], which payment will be payment in-full for the assignment of all Assigned Collaboration Technology and Blueprint/Zai Combination Technology hereunder regardless of how many patent applications are filed or patents are issued Covering the Assigned Collaboration Know-How or Blueprint/Zai Combination Know-How. Blueprint will notify Zai of Blueprint’s filing of the first patent application claiming any Assigned Collaboration Know-How or Blueprint/Zai Combination Know-How with respect to which an employee of Zai is an inventor. Promptly thereafter, Zai will invoice Blueprint for the foregoing amount, and Blueprint will pay the undisputed invoiced amounts within [****] after the date of such invoice. The Parties expressly acknowledge that the foregoing amount is [****] and is [****].

(ii)

Reward and Remuneration Payments to Employees. As between the Parties, Zai will be solely responsible for the payment of, and Zai will pay, any rewards and remuneration for inventions and technical achievements required by Applicable Law to be paid to its employees for the development or invention of any Collaboration Technology. As between the Parties, Blueprint will be solely responsible for the payment of, and Blueprint will pay, any rewards and remuneration for inventions and technical achievements required by Applicable Law to be paid to its employees for the development or invention of any Collaboration Technology.

14.2	Patent Prosecution.

14.2.1	Blueprint Patent Rights.

(a)

Right to Prosecute. Subject to Section 14.2.3 (Joint Collaboration Technology), as between the Parties, Blueprint will have the right to control the Patent Prosecution of all Blueprint Patent Rights (including any Assigned Collaboration Patent Rights) and Blueprint Manufacturing Patent Rights throughout the world. Zai will obtain any necessary assignment documents for Blueprint with respect to the Patent Prosecution of such Patent Rights, to render all signatures that will be necessary for such patent filings, and to assist Blueprint in all other reasonably ways that are necessary for the issuance of such Patent Rights as well as for the Patent Prosecution of such Patent Rights. Zai will be responsible for [****] of the reasonable out-of-pocket costs incurred by or on behalf of Blueprint after the Effective Date with respect to the Patent Prosecution of such Patent Rights in the Territory, and will reimburse Blueprint for such costs [****] [****] after receiving an invoice with reasonable supporting documentation for such costs. Blueprint will be responsible for [****] of the out-of-pocket costs incurred by or on behalf of Blueprint with respect to the Patent Prosecution of such Patent Rights outside of the Territory.

(b)

Review and Consult. Blueprint will consult with Zai and keep Zai reasonably informed of the Patent Prosecution of the Blueprint Patent Rights and Blueprint Manufacturing Patent Rights (following the applicable Manufacturing Technology Transfer) in the Territory and will provide Zai with all substantive correspondence received from any patent authority in the Territory in connection therewith. In addition, Blueprint will provide Zai with drafts of all proposed substantive filings in the Territory and correspondence to any patent authority in the Territory in connection with the Patent Prosecution of the Blueprint Patent Rights and Blueprint Manufacturing Patent Rights (following the applicable Manufacturing Technology Transfer) in the Territory for Zai’s review and comment prior to the submission of such proposed filings and correspondence. Further, Blueprint will notify Zai of any decision to cease Patent Prosecution of any Blueprint Patent Rights or Blueprint Manufacturing Patent Rights (following the applicable Manufacturing Technology Transfer) in the Territory. Blueprint will consider Zai’s comments on Patent Prosecution [****] and will incorporate such comments [****].

(c)

Abandonment. If Blueprint decides not to continue the Patent Prosecution of a particular Blueprint Patent Right or Blueprint Manufacturing Patent Right (following the applicable Manufacturing Technology Transfer) in any region in the Territory during the Term, then it will promptly [****] provide written notice to Zai of such decision. Zai may, upon written notice to Blueprint, assume the Patent Prosecution of such Patent Right in Blueprint’s name [****]. In such event, (i) Blueprint will promptly deliver to Zai copies of all necessary files related to such Blueprint Patent Right or Blueprint Manufacturing Patent Right in such region(s) in the Territory and will take all actions and execute all documents reasonably necessary for Zai to assume such responsibility, (ii) Zai will continue to be responsible for [****] of the costs and expenses of the Patent Prosecution of such Patent Right, and (iii) Blueprint will have the rights to review and consult set forth in Section 14.2.1(b) (Review and Consult) mutatis mutandis (including that Zai will have final decision-making authority with respect to such Patent Prosecution activities).

14.2.2	Zai Collaboration Patent Rights.

(a)

Right to Prosecute. As between the Parties, Zai will have the right to control the Patent Prosecution of all Zai Collaboration Patent Rights throughout the world. Zai will be responsible for [****] of the costs and expenses incurred with respect to the Patent Prosecution of such Patent Rights throughout the world.

(b)

Review and Consult. Zai will consult with Blueprint and keep Blueprint reasonably informed of the Patent Prosecution of the Zai Collaboration Patent Rights inside and outside the Territory and will provide Blueprint with all substantive correspondence received from any patent authority in connection therewith. In addition, Zai will provide Blueprint with drafts of all proposed substantive filings and correspondence to any patent authority in connection with the Patent Prosecution of the Zai Collaboration Patent Rights for Blueprint’s review and comment prior to the submission of such proposed filings and correspondence, [****]. Further, Zai will notify Blueprint of any decision to cease Patent Prosecution of any Zai Collaboration Patent Rights inside or outside the Territory. Zai will consider Blueprint’s comments on Patent Prosecution [****] and will incorporate such comments [****].

(c)

Abandonment. If Zai decides not to continue the Patent Prosecution of a particular Zai Collaboration Patent Right in any country or region inside or outside the Territory during the Term, then it will promptly [****] provide written notice to Blueprint of such decision. Blueprint may, upon written notice to Zai, assume such Patent Prosecution of such Zai Collaboration Patent Right in Zai’s name [****]. In such event, (i) Zai will promptly deliver to Blueprint copies of all necessary files related to such Zai Collaboration Patent Right in such country(ies) or region(s) and will take all actions and execute all documents reasonably necessary for Blueprint to assume such responsibility, (ii) Blueprint will then be responsible for [****] of the future costs and expenses of the Patent Prosecution of such Patent Right, and (iii) Zai will have the rights to review and consult set forth in Section 14.2.2(b) (Review and Consult) mutatis mutandis (including that Blueprint will have final decision-making authority with respect to such Patent Prosecution activities).

14.2.3	Joint Collaboration Technology.

(a)

Joint Collaboration Technology and Blueprint/Zai Combination Technology. Unless otherwise agreed upon by the Parties in connection with the JSC’s approval of any Blueprint/Zai Combination, the provisions of this Section 14.2.3(a) (Joint Collaboration Technology and Blueprint/Zai Combination Technology) will apply with respect to the Patent Prosecution of the Blueprint/Zai Combination Patent Rights in addition to the other Joint Collaboration Patent Rights. Blueprint will control the Patent Prosecution of any Blueprint/Zai Combination Patent Rights and any other Joint Collaboration Patent Rights outside of the Territory, and Zai will control the Patent Prosecution of any Blueprint/Zai Combination Patent Rights and any other Joint Collaboration Patent Right inside of the Territory, provided that Blueprint will control [****]. The Parties will use [****] to agree on a mutually acceptable strategy for the Patent Prosecution of the Blueprint/Zai Combination Patent Rights and any other Joint Collaboration Patent Rights and will ensure that the external counsels engaged by each Party for the Patent Prosecution of such Blueprint/Zai Combination Patent Rights and any other Joint Collaboration Patent Rights coordinate with each other with respect to such Patent Prosecution of the Blueprint/Zai Combination Patent Rights and any other Joint Collaboration Patent Rights inside and outside of the Territory (including with respect to the timing of the filing of patent applications inside and outside of the Territory). The Party with the right to control the Patent Prosecution of any Blueprint/Zai Combination Patent Rights and any other Joint Collaboration Patent Right pursuant to this Section 14.2.3(a) (Joint Collaboration Technology and Blueprint/Zai Combination Technology) (the “Prosecuting Party”) will be responsible for the costs and expenses incurred with respect to the Patent Prosecution of such Patent Rights in their respective territory[****].

(b)

Review and Consult. The Prosecuting Party will consult with the other Party and keep the other Party reasonably informed of the Patent Prosecution of the Joint Collaboration Patent Rights in its respective territory and will provide the other Party with all substantive correspondence received from any patent authority in such territory in connection therewith. In addition, the Prosecuting Party will provide the other Party with drafts of all proposed substantive filings and correspondence to any patent authority in its respective territory in connection with the Patent Prosecution of the Joint Collaboration Patent Rights for the other Party’s review and comment prior to the submission of such proposed filings and correspondence. Further, the Prosecuting Party will notify the other Party of any decision to cease Patent Prosecution of any of the Joint Collaboration Patent Rights in its respective territory. The Prosecuting Party will consider the other Party’s comments on Patent Prosecution but will have final decision-making authority under this Section 14.2.3(b) (Review and Consult).

(c)

Abandonment. If the Prosecuting Party decides not to continue the Patent Prosecution of a particular Joint Collaboration Patent Right in its respective territory during the Term, then it will promptly [****] provide written notice to the other Party of such decision. The other Party may, upon written notice to the Prosecuting Party, assume the Patent Prosecution of such Patent Right in the applicable territory. In such event, (i) such Party will [****] deliver to the other Party copies of all necessary files related to such Joint Collaboration Patent Right in such country(ies) or region(s) and will take all actions and execute all documents reasonably necessary for the other Party to assume such responsibility, (ii) the other Party will become the Prosecuting Party with respect to such Joint Collaboration Patent Rights in the applicable territory, (iii) the other Party will be responsible for [****] of the out-of-pocket costs incurred by the Prosecuting Party as set forth under Section 14.2.3(a) (Joint Collaboration Technology and Blueprint/Zai Combination Technology), and (iv) the other Party (that is no longer the Prosecuting Party) will retain the rights to review and consult set forth in Section 14.2.3(b) (Review and Consult).

14.2.4

Cooperation. Each Party will provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 14.2 (Patent Prosecution), including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

14.3	Patent Enforcement.

14.3.1

Notice. Each Party will notify the other within [****] of becoming aware of any alleged or threatened infringement by a Third Party of any of the (a) Blueprint Patent Rights or Blueprint Manufacturing Patent Rights in the Territory, (b) Zai Collaboration Patent Rights in the Territory, or (c) Blueprint/Zai Combination Patent Rights or other Joint Collaboration Patent Rights in the Territory, and, in each case, any related declaratory judgment or equivalent action alleging the invalidity, unenforceability, or non-infringement of such Patent Rights (collectively “Product Infringement”). For clarity, Product Infringement excludes any adversarial Patent Prosecution proceedings.

14.3.2	Enforcement Rights.

(a)	First Right; Step-In.

(i)

Blueprint First Right. Unless otherwise agreed by the Parties in writing, Blueprint will have the first right to bring and control any legal action to enforce any Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Joint Collaboration Patent Rights other than the Blueprint/Zai Combination Patent Rights against any Product Infringement in the Territory as it reasonably determines appropriate, [****] and Blueprint will consider [****] the interests of Zai in such enforcement. [****]

(ii)

Zai First Right. Zai will have the first right to bring and control any legal action to enforce the Blueprint/Zai Combination Patent Rights and Zai Collaboration Patent Rights against any Product Infringement in the Territory as it reasonably determines appropriate, [****] and Zai will consider [****] the interests of Blueprint in such enforcement. The Party with the first right to bring and control any legal action to enforce the Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, Zai Collaboration Patent Rights, Blueprint/Zai Combination Patent Rights, or other Joint Collaboration Patent Rights, as applicable, will be referred to herein as the “Controlling Party.”

(iii)

Step-In Rights. If the Controlling Party or its designee fails to abate such Product Infringement in the Territory or to file an action to abate such Product Infringement in the Territory related to Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, Zai Collaboration Patent Rights, or Joint Collaboration Patent Rights (including Blueprint/Zai Combination Patent Rights) within [****] after a written request from the other Party to do so, or if the Controlling Party discontinues the prosecution of any such action after filing without abating such infringement, then, in either case, the other Party will have the right, at such other Party’s cost and expense, to enforce the applicable Patent Rights against such Product Infringement in the Territory as it reasonably determines appropriate provided that (A) the Controlling Party does not provide reasonable rationale for not doing so or continuing to do so (including a substantive concern regarding counter-claims by the infringing Third Party), and (B) the other Party will not enter into any settlement admitting the invalidity of, or otherwise impairing, any such Patent Rights without the prior written consent of the Controlling Party.

(iv)

Zai’s Rights. Zai will have the sole right to bring and control any legal action to enforce Zai Patent Rights (other than Zai Collaboration Patent Rights) against any Product Infringement in the Territory at its own expense as it reasonably determines appropriate. Zai will not have the right to enforce any Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, Zai Collaboration Patent Rights, Blueprint/Zai Combination Patent Rights, or other Joint Collaboration Patent Rights outside of the Territory.

14.3.3

Cooperation. At the request of the Party bringing an action related to a Product Infringement, the other Party will provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required by Applicable Law to pursue such action.

14.3.4

Recoveries. Any recoveries resulting from an enforcement action relating to a claim of Product Infringement in the Territory will be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries relating to a claim of Product Infringement in the Territory in excess of such costs and expenses will be split as follows: [****].

14.4	Infringement of Third Party Rights.

14.4.1

Notice. If any Licensed Product used, sold, or manufactured (if applicable) by Zai or its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights in the Territory that are owned or controlled by such Third Party, then Zai will promptly notify Blueprint within [****] after receipt of such claim or assertion and will include in such notice a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties will promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties will assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

14.4.2

Defense. Subject to any indemnification obligations under Section 13.2 (By Blueprint), Zai will be solely responsible for the defense of any such infringement claims brought against Zai[****]; provided that Zai will not agree to any settlement, consent to judgment, or other voluntary final disposition in connection with such defense action, in each case, without Blueprint’s prior written consent (which consent will not be unreasonably delayed, withheld, or conditioned) if such settlement, consent to judgment, or other voluntary final disposition would (a) result in the admission of any liability or fault on behalf of Blueprint, (b) result in or impose any payment obligations upon Blueprint, or (c) subject Blueprint to an injunction or otherwise limit Blueprint’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Blueprint Compound or Licensed Product. Zai will keep Blueprint informed on the status of such defense action, and Blueprint will have the right, but not the obligation, to participate and be separately represented in such defense action at its sole option and at its own expense.

14.5

Patents Licensed from Third Parties. Each Party’s rights under this Article 14 (Intellectual Property) with respect to the Patent Prosecution and enforcement of any Patent Right that is in-licensed by Blueprint or Zai from a Third Party will be subject to the rights of such Third Party to prosecute, enforce, and defend such Patent Right.

14.6

Patent Listings. With respect to patent listings in any patent listing system established by any applicable Regulatory Authority in a region in the Territory or under Applicable Law, including, (a) in the PRC, under Article 76 of the Patent Law of the PRC and its implementing measures and interpretations promulgated by relevant PRC Governmental Authorities, including the National Medical Products Administration (NMPA), the China National Intellectual Property Administration (CNIPA), and the Supreme People’s Court, and (b) other equivalents thereof in the Territory, for Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Collaboration Patent Rights Covering any Licensed Product, the Parties will discuss and agree which Patent Rights to list in such patent listing in such region (the “Listing Patents”) (i) prior to the submission of the first and any subsequent MAA for such Licensed Product in such region to such applicable Regulatory Authority, (ii) within [****], but in any event reasonably in advance of the deadline for listing under Applicable Laws, after the receipt of the first and any subsequent Regulatory Approval in such region for such Licensed Product from such Regulatory Authority, including any additional Indication for such Licensed Product, (iii) within [****], but in any event reasonably in advance of the deadline for listing under Applicable Laws, after the issuance in such region of a patent included in the Listing Patents, and (iv) within [****] following the submission of a new patent application in such region Covering any Licensed Product included in the Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Collaboration Patent Rights that has not been previously considered in any prior discussion and agreement of the Parties regarding Listing Patents; provided that, except as otherwise permitted under Applicable Laws, the Party holding the MAA for such Licensed Product in the Territory will not list, and will not be obligated to list, as of the date of listing, (A) any unissued patent, (B) any Patent Right that does not Cover the Licensed Product, (C) any patent that is of a type or that contains patent claims that are of a type not permitted to be listed under Applicable Law, or (D) any patent that such Party knows or has a reasonable basis to know is reasonably likely to be declared invalid by a competent Governmental Authority in such region. In furtherance of the foregoing clause (D), if either Party has such knowledge or reasonable basis, such Party will promptly notify and inform the Party of all facts and circumstances it is aware of underlying such knowledge or reasonable basis. In the event the Parties are unable to agree on which Patent Rights to list by the time required as provided under clause (i) to (iv) above, subject to the above proviso, Blueprint will have the final decision-making right over whether the Party holding the MAA for the applicable Licensed Product in the Territory will list any Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Joint Collaboration Patent Rights, and Zai will have the final decision-making right over whether the Party holding the MAA for the applicable Licensed Product in the Territory will list any issued patents included in the Zai Collaboration Patent Rights. The Party holding the MAA for the applicable Licensed Product in the Territory will promptly, and in any event at least [****] prior to the applicable deadline for listing under Applicable Laws, list the Listing Patents in the applicable patent listing system in the applicable regions in the Territory provided, that, without limiting the foregoing, if the Party holding the MAA for the applicable Licensed Product in the Territory has not listed the Listing Patents in the patent listing system of an applicable region before [****] prior to the deadline for listing in the applicable region, then the other Party may list the Listing Patents at anytime when permitted by Applicable Laws by providing prior written notice to the Party holding the MAA for the applicable Licensed Product in the Territory. The Party holding the MAA for the applicable Licensed Product in the Territory will provide copies of all documentation to be filed in connection with any such listing of Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Joint Collaboration Patent Rights to the other Party prior to filing thereof and will consider the other Party’s comments with respect to such documentation in good faith. The Party holding the MAA for the applicable Licensed Product in the Territory will cooperate with the other Party to the extent reasonably requested by the other Party to effectuate the intent of this Section 14.6 (Patent Listings), including providing all documentation, certifications, and consents necessary to effectuate the foregoing and setting up an account to list patents on the applicable patent listing system, and granting the other Party access to and a right to use such account as reasonably necessary to effectuate the intent of this Section 14.6 (Patent Listings). Neither Party will list any patent in any patent listing system in a region in the Territory for the Licensed Product, except in accordance with this Section 14.6 (Patent Listings).

14.7

Patent Term Extensions. With respect to any system for extending the term of Patent Rights in the Territory due to the time needed to obtain Regulatory Approval of a pharmaceutical product established by any applicable Regulatory Authority in any region in the Territory (a “Patent Term Extension”), adjusting the term of Patent Rights in the Territory due to the time needed to prosecute and obtain a grant of a Patent Right under Applicable Laws in any region in the Territory (a “Patent Term Adjustment”), or supplementary protection certificates and any other extensions that are now or become available in the future under Applicable Laws in any region in the Territory (“Other Extensions”), (a) Blueprint will have the right, but not the obligation, and will be solely responsible for making all decisions regarding Patent Term Extensions, Patent Term Adjustments, or Other Extensions in the Territory that are applicable to Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Joint Collaboration Patent Rights and that become available directly as a result of the Regulatory Approval of a Licensed Product in the Territory or following issuance of a patent included in the Blueprint Patent Rights, Blueprint Manufacturing Patent Rights, or Joint Collaboration Patent Rights provided that Blueprint will consult with Zai with respect to such decisions and consider [****] the reasonable comments and concerns raised by Zai; and (b) Zai will have the right, but not the obligation, and will be solely responsible for making all decisions regarding Patent Term Extensions, Patent Term Adjustments, and Other Extensions in the Territory that are applicable to Zai Collaboration Patent Rights and that become available directly as a result of the Regulatory Approval of a Licensed Product in the Territory or following issuance of a patent included in the Zai Collaboration Patent Rights; provided that Zai will consult with Blueprint with respect to such decisions and consider [****] the reasonable comments and concerns raised by Blueprint. The Party holding the MAA for the applicable Licensed Product in the Territory will make the appropriate filings and applications in the Territory in order to effectuate each Party’s decisions regarding Patent Term Extensions, Patent Term Adjustments, or Other Extensions in the Territory in accordance with the foregoing sentence. The Party holding the MAA for the applicable Licensed Product in the Territory will cooperate with the other Party to the extent reasonably requested by the other Party to effectuate the intent of this Section 14.7 (Patent Term Extensions), including providing to the other Party all documentation, certifications, and consents necessary to make and prosecute such application and obtain such Patent Term Extension, Patent Term Adjustment, or Other Extension.

14.8

Filing of Agreement with CNIPA. The Parties will file a redacted copy of this Agreement with the CNIPA as required by Applicable Law in the Territory no later than the date required under such Applicable Law.

14.9	Product Trademarks.

14.9.1

Global Brand Elements. Zai acknowledges that Blueprint may decide to develop and adopt certain distinctive colors, logos, images, symbols, and trademarks to be used in connection with the Commercialization of each Licensed Product on a global basis (such trademarks, the “Product Marks” and such other branding elements together with the Product Marks, collectively, the “Global Brand Elements”). Blueprint will and hereby does grant Zai the exclusive right to use such Global Brand Elements in connection with the Commercialization of each Licensed Product in the Field in the Territory in accordance with the applicable Commercialization Plan.

14.9.2

Product Marks in the Territory. Zai will brand the Licensed Products in the Territory using Blueprint’s Global Brand Elements; provided, however, a Product Mark may deviate from Blueprint’s Global Brand Elements if (a) the JSC determines such Product Mark is not appropriate for the Territory due to linguistic reasons or market research showing that such Product Mark is not appropriate, (b) a Governmental Authority rejects or refuses such Product Mark for use in the Territory or such Product Mark is not registrable in the Territory, or (c) Zai reasonably desires alternative or additional trademarks in the applicable local language in the Territory. In the event of the foregoing (a), (b), or (c), Zai may select an alternative Licensed Product-specific trademark to use in connection with the Commercialization of Licensed Products in the Territory and will provide any such proposed Licensed Product-specific trademark to the JSC for review and comment prior to finally selecting and using any such proposed Licensed Product-specific trademark. Zai will not use any trademarks of Blueprint (including Blueprint’s corporate name) or any trademark confusingly similar thereto without Blueprint’s prior written consent. Following review thereof by the JSC, such Licensed Product-specific trademark will become a Product Mark for all purposes under this Agreement.

14.9.3

Ownership. Blueprint will be the sole and exclusive owner of all Product Marks and Global Brand Elements, including all trademark registrations and applications therefor and all goodwill associated therewith. To the extent Zai acquires any rights, title, or interests in or to any Product Mark or Global Brand Element (including any trademark registration or application therefore or goodwill associated with any Product Mark), Zai will, and hereby does, assign the same to Blueprint. Blueprint will and hereby does grant Zai the exclusive right to use such Product Marks in connection with the Commercialization of the applicable Licensed Product in the Territory. Upon Zai’s request, Blueprint will register and maintain the Product Marks in the Territory using counsel of Blueprint’s choice and [****].

14.9.4

Use. Zai agrees that it and its Affiliates and Sublicensees will Commercialize each of the Licensed Products in the Territory in a manner consistent with the Global Brand Elements and will: (a) ensure that all Licensed Products that are sold bearing the Product Marks and Global Brand Elements are of a high quality consistent with industry standards for global pharmaceutical and biologic therapeutic products; (b) ensure that each use of the Global Brand Elements and Product Marks by Zai and its Affiliates and Sublicensees is accompanied by an acknowledgement that such Global Brand Elements and Product Marks are owned by Blueprint; (c) not use such Global Brand Elements or Product Marks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Blueprint therein and includes the trademark registration symbol ® or ™ as appropriate; (d) not use any trademarks or trade names so resembling any of such Global Brand Elements or Product Marks as to be likely to cause confusion or deception; and (e) place and display the Global Brand Elements and the Product Marks on and in connection with the Licensed Products in a way that acknowledges Blueprint’s role in discovering the Licensed Products and that such Licensed Product is under license from Blueprint. To the extent permitted by and consistent with Applicable Law, Zai will include the words (a) “Discovered by Blueprint Medicines Corporation” (or such other similar text provided by Blueprint and reasonably acceptable to Zai) on all packaging and labeling for any Licensed Product that is not a Blueprint/Zai Combination and in relevant scientific, medical, and other Licensed Product-related communications to the extent such communications address the Development or Commercialization of such a Licensed Product (that is not a Blueprint/Zai Combination), and (b) “Discovered in Collaboration by Blueprint Medicines Corporation and Zai Pharmaceuticals” (or such other similar text provided by Blueprint and reasonably acceptable to Zai) on all packaging and labeling for any Blueprint/Zai Combination (to the extent feasible, for example, if the Zai Product and the Blueprint Compound are co-packaged) and in relevant scientific, medical, and other Blueprint/Zai Combination-related communications to the extent such communications address the Development or Commercialization of a Blueprint/Zai Combination, in each case ((a) and (b)), in English unless required under Applicable Law to be in another language.

14.10

Patent Marking. Zai will mark all Licensed Products in accordance with the applicable patent marking laws, and will require all of its Affiliates and Sublicensees to do the same. To the extent permitted by Applicable Law, Zai will indicate on the product packaging, advertisement and promotional materials that such Licensed Product is in-licensed from Blueprint.

Article 15

TERM AND TERMINATION

15.1

Term. This Agreement will be effective as of the Effective Date, and will continue, on a Licensed Product-by-Licensed Product and region-by-region basis, in effect until the expiration of all payment obligations set forth under this Agreement with respect to such Licensed Product in such region (the “Term”). On a Licensed Product-by-Licensed Product and region-by-region basis, upon the natural expiration of this Agreement as contemplated in this Section 15.1 (Term), so long as at such time Zai has paid to Blueprint all undisputed amounts due under this Agreement and accrued prior to such natural expiration of the Term in accordance with the terms hereof and is not at such time in material breach of any term of this Agreement, the licenses granted to Zai under Section 2.1 (License Grants to Zai) will become non-exclusive, perpetual, and irrevocable.

15.2	Termination.

15.2.1

Termination by Zai for Convenience. Zai may terminate this Agreement in its entirety by providing a written notice of termination to Blueprint after the [****] anniversary of the Effective Date that includes an effective date of termination [****].

15.2.2	Termination for Material Breach.

(a)

Notice and Cure Period. If either Party believes in good faith that the other is in material breach of any term of this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party stating the cause and proposed remedy (“Breach Notification”). For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party will have [****] from the receipt of the applicable Breach Notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the Breach Notification may terminate this Agreement effective on written notice of termination to the other Party. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party will have [****] from the date of the Breach Notification to dispute or cure such breach, provided that if such breach (other than a payment breach) is not reasonably capable of cure within such [****] period, but is capable of cure within [****] from the date of such Breach Notification, then the breaching Party may submit, within [****] of such Breach Notification, a reasonable cure plan to remedy such breach as soon as possible and in any event prior to the end of such [****] period that is reasonably acceptable to the non-breaching Party, and, upon such submission, the [****] cure period will be automatically extended for so long as the breaching Party continues to use reasonable efforts to cure such breach in accordance with the cure plan, but for no more than [****]. Notwithstanding the foregoing, if the allegedly breaching Party disputes in good faith the existence or materiality of the alleged breach, then the other Party will not have the right to terminate this Agreement unless and until an arbitrator issues a final award pursuant to Section 16.3 (Arbitration) that the allegedly breaching Party has materially breached a term of this Agreement. During the pendency of such a dispute, all of the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. The cure period will be tolled starting as of the date of such notice of a dispute from the allegedly breaching Party and for the remainder of the pendency of any such dispute and such breaching Party will have the time remaining of the applicable cure period to cure the applicable breach after such award finding such breach is issued.

15.2.3

Termination for Patent Challenge. Except to the extent unenforceable under the Applicable Law, Blueprint may terminate this Agreement by providing written notice of termination to Zai if Zai or its Affiliates or Sublicensees (individually or in association with any Person) contests or assists a Third Party in contesting the scope, validity, or enforceability of any Blueprint Patent Right, Blueprint Manufacturing Patent Right, or Joint Collaboration Patent Right anywhere in the world in any court, tribunal, arbitration proceeding, or other proceeding, including the U.S. Patent and Trademark Office and the U.S. International Trade Commission (a “Patent Challenge”) unless Zai or its applicable Affiliate withdraws, cancels, or otherwise terminates such Patent Challenge within [****] following the earlier of (a) Blueprint’s notice or (b) the date on which Zai or its applicable Affiliate had written notice, or otherwise first became aware (as evidenced by written records), of such Patent Challenge[****] if: (i) [****] or (ii) [****] this Section 15.2.3 [****] As used herein, a Patent Challenge includes: (A) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent Right; (B) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patent Right; (C) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patent Right or any portion thereof; (D) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent Right in any country or region; or (E) any foreign equivalent of clauses (A), (B), (C), or (D) [****].

15.2.4

Cessation of Development and Commercialization. If Zai and its Affiliates do not conduct any material Development or Commercialization activities with respect to one or more Licensed Products [****], and such suspension of activity is not: [****] then Blueprint may, at its election, terminate this Agreement upon [****] prior written notice to Zai if Zai does not commence material Development or Commercialization activities with respect to one or more Licensed Products before the expiration of such [****] notice period. Notwithstanding the foregoing, if Blueprint gives a notice of termination to Zai pursuant to this Section 15.2.4 (Cessation of Development or Commercialization), and Zai provides notice during such [****] period that it disputes the basis for termination pursuant to this Section 15.2.4 (Cessation of Development or Commercialization), then this Agreement will not terminate unless and until an arbitrator issues a final award pursuant to Section 16.3 (Arbitration) upholding such basis for termination. During the pendency of such a dispute, all of the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. The [****] notice period will be tolled starting as of the date of such notice of a dispute from Zai and for the remainder of the pendency of any such dispute and Zai will have the time remaining of the notice period to commence material Development or Commercialization activities with respect to one or more Licensed Products after the arbitrator has upheld the basis for termination.

15.2.5

Termination for Insolvency. Each Party will have the right to terminate this Agreement upon delivery of written notice to the other Party if (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [****] of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

15.2.6

Full Force and Effect During Notice Period. This Agreement will remain in full force and effect until the expiration of the applicable termination notice period. For clarity, if Zai or any of its Affiliates or Sublicensees achieve any Milestone Event during the termination notice period, then the corresponding Milestone Payment is accrued and Zai will remain responsible for the payment of such Milestone Payment even if the due date of such Milestone Payment occurs after the effective date of the termination.

15.3	Effect of Termination. Upon the termination of this Agreement (but not expiration of this Agreement):

15.3.1

Licenses. As of the effective date of termination of this Agreement (but not expiration of this Agreement), all licenses and all other rights granted by Blueprint to Zai under the Blueprint Technology and Blueprint Manufacturing Technology will terminate and all sublicenses granted by Zai pursuant to Section 2.2 (Sublicensing and Subcontractors) will also terminate. Each Party will retain its joint ownership interests in the Joint Collaboration Technology. In addition, upon the termination of this Agreement (but not expiration of this Agreement) Blueprint will have, and Zai hereby grants to Blueprint, effective upon such termination, a worldwide, exclusive, perpetual, royalty-bearing [****] and sublicenseable (through multiple tiers) license under the Zai Technology, Zai’s interests in the Joint Collaboration Technology and any Zai Identified Rights, in each case, Controlled by Zai as of the effective date of such termination and solely to Exploit the Licensed Products (in the form that such Licensed Products exist as of the effective date of termination). In addition to [****], subject to Blueprint’s right to decline a license or sublicense of Zai In-Licensed Rights in accordance with the terms of Section 2.6.6(b) (Right to Decline Zai In-Licensed Rights) or by providing written notice to Zai within [****] of the effective date of termination of this Agreement declining such rights, Blueprint will reimburse Zai for amounts owed under such Zai Third Party IP Agreement in accordance with Section 2.6.6(c) (Responsibility for Costs of Zai In-Licensed Rights). In addition, Zai will assign to Blueprint any Third Party IP Agreement pursuant to which Zai then Controls any Zai Identified Rights, if such Third Party IP Agreement is specific to the terminated Licensed Product and if permitted under such Third Party IP Agreement (and will use reasonable efforts to seek any consent required from the applicable Third Party in connection with such an assignment). If such Third Party IP Agreement cannot be assigned to Blueprint, then upon Blueprint’s reasonable request, Zai will maintain such Third Party IP Agreement and Blueprint will pay to Zai [****] of all payments due to the applicable Third Party under any such Third Party IP Agreement in consideration of the sublicense to Blueprint and Blueprint’s Exploitation of such Zai Identified Rights. If Zai is unable to sublicense any Zai Identified Rights to Blueprint pursuant to this Section 15.3.1 (Effect of Termination; Licenses) without the consent of the Third Party, then Zai undertakes, on request from Blueprint, to use reasonable efforts to procure such licenses with respect to the applicable Licensed Products on behalf of Blueprint to the extent that it is able to do so, and Blueprint will pay such fees and agree to be bound by the terms agreed between Zai and the Third Party licensor.

15.3.2

Appointment as Exclusive Distributor. If Zai is Commercializing any Licensed Product in any region in the Territory as of the effective date of termination of this Agreement (but not expiration of this Agreement), then, at Blueprint’s election (in its sole discretion) in the event of termination of this Agreement by Blueprint pursuant to Section 15.2.2 (Termination for Material Breach), Section 15.2.5 (Termination for Insolvency), or Section 15.2.4 (Cessation of Development and Commercialization), by Zai pursuant to Section 15.2.1 (Termination by Zai for Convenience), or in all other cases, at Zai’s election (in its sole discretion), on a region-by-region basis in the Territory, until such time as all Regulatory Approvals with respect to such Licensed Product in such region have been assigned and transferred to Blueprint, either (a) Zai will (with Blueprint’s consent in the event such election is made by Zai) appoint Blueprint or its designee as its exclusive distributor of such Licensed Product in such region and grant Blueprint or its designee the right to appoint sub-distributors, to the extent not prohibited by any written agreement between Zai or any of its Affiliates and a Third Party; provided that Blueprint will purchase any and all salable inventory of the Licensed Product held by Zai or its Affiliates as of the effective date of termination [****] or (b) Zai will have the continued right to sell the Licensed Product in such region from its inventory; provided, however, that Zai’s obligations under this Agreement with respect to all such Licensed Product that Zai sells following termination, including the obligation to remit Royalty Payments to Blueprint hereunder, will continue in full force and effect during such period.

15.3.3

Regulatory Submissions and Regulatory Approvals. To the extent requested by Blueprint following the date that a Party provides notice of termination of this Agreement (but not expiration of this Agreement), Zai will and hereby does, and will cause its Affiliates and Sublicensees to, (a) [****] assign and transfer to Blueprint or its designee all of Zai’s rights, title, and interests in and to all Regulatory Submissions and Regulatory Approvals for Licensed Products then owned or Controlled by Zai or any of its Affiliates or Sublicensees, and (b) to the extent assignment pursuant to clause (a) is delayed or is not permitted by the applicable Regulatory Authority, permit Blueprint to cross-reference and rely upon any Regulatory Submissions and Regulatory Approvals filed by Zai with respect to a Licensed Product. Zai will take all steps necessary to transfer ownership of all such assigned Regulatory Submissions and Regulatory Approvals to Blueprint, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Blueprint) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Submission and Regulatory Approval. In addition, upon Blueprint’s written request, Zai will [****] provide to Blueprint copies of all material related documentation, including material non-clinical, preclinical, and clinical data that are held by or reasonably available to Zai or its Affiliates or Sublicensees. The Parties will discuss and establish appropriate arrangements with respect to safety data exchange, provided that Blueprint will assume all safety and safety database activities with respect to all Licensed Products no later than [****] after the effective date of termination of this Agreement.

15.3.4

Assignment and Disclosure. To the extent requested by Blueprint following the date that a Party provides notice of termination of this Agreement, Zai will promptly upon request (and in any event within [****]):

(a)

assign and transfer to Blueprint or its designee all of Zai’s rights, title, and interests in and to all clinical trial agreements, manufacturing and supply agreements, and distribution agreements (to the extent assignable and not cancelled), confidentiality and other agreements, data and other Know-How (including commercial information) in Zai’s Control, in each case, relating solely to any Licensed Product and that are necessary or useful for the Exploitation of any Licensed Product;

(b)

disclose to Blueprint or its designee all documents, records, and materials related to Licensed Products that are controlled by Zai or that Zai is able to obtain using reasonable efforts, and that embody the foregoing; and

(c)

assign and transfer to Blueprint or its designee all of Zai’s rights, title, and interests in and to any promotional materials, training materials, medical education materials, packaging and labeling, and all other literature or other information solely related to Licensed Products and copyrights and any registrations for the foregoing.

Unless this Agreement is terminated by Zai pursuant to Section 15.2.2 (Termination for Material Breach) or Section 15.2.5 (Termination for Insolvency), the costs and expenses associated with the assignments set forth in this Section 15.3.4 (Assignment and Disclosure) will be borne by Zai. To the extent that any agreement or other asset described in this Section 15.3.4 (Assignment and Disclosure) is not assignable by Zai, then such agreement or other asset will not be assigned, and upon the request of Blueprint, Zai will take such steps as may be necessary to allow Blueprint to obtain and to enjoy the benefits of such agreement or other asset, without additional payment therefor, in the form of a license or other right to the extent Zai has the right and ability to do so. For clarity, Blueprint will have the right to request that Zai take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in this Section 15.3.4 (Assignment and Disclosure).

15.3.5

Regulatory Transfer Support. In furtherance of the assignment of Regulatory Submissions and Regulatory Approvals and other data pursuant to Section 15.3.3 (Regulatory Submissions and Regulatory Approvals) and Section 15.3.4 (Assignment and Disclosure), Zai will appoint Blueprint as Zai’s or its Affiliate’s agent for all Licensed Product-related matters involving Regulatory Authorities until all Regulatory Approvals, Regulatory Submissions, and other governmental or regulatory filings that are not then in Blueprint’s or its Affiliate’s name have been assigned to Blueprint or its designee. In the event of failure to obtain such assignment, Zai hereby consents and grants to Blueprint the right to access and reference (without any further action required on the part of Zai, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item with respect to the Licensed Products.

15.3.6

Know-How Transfer Support. In furtherance of the assignment of Know-How pursuant to Section 15.3.4 (Assignment and Disclosure) and in addition to the requirements in Section 15.3.9 (Supply Following Termination), Zai will for a period of [****] from the effective date of termination of this Agreement, provide such consultation or other assistance as Blueprint may reasonably request to assist Blueprint in becoming familiar with such Know-How in order for Blueprint to undertake further Exploitation of the Licensed Products following termination of this Agreement [****].

15.3.7

Inventory. At Blueprint’s election and request, Zai will transfer to Blueprint or its designee some or all inventory of each Licensed Product (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession or Control of Zai, its Affiliates or Sublicensees; provided that Blueprint will [****] and provided further that Zai may retain inventory to the extent retained to exercise its rights under Section 15.3.2 (Appointment of Exclusive Distributor).

15.3.8

Wind Down and Transition. Zai will be responsible, [****] for the wind-down of Zai’s and its Affiliates’ and its Sublicensees’ Exploitation of all Licensed Products. Zai will, and will cause its Affiliates and Sublicensees to, reasonably cooperate with Blueprint to facilitate orderly transition of the Exploitation of each Licensed Product to Blueprint or its designee, including (a) assigning or amending as appropriate, upon request of Blueprint, any agreements or arrangements with Third Party vendors (including distributors) solely related to the Exploitation of each Licensed Product or, to the extent any such Third Party agreement or arrangement is not assignable to Blueprint, reasonably cooperating with Blueprint to arrange to continue to provide such services for a reasonable time after termination of this Agreement; and (b) to the extent that Zai or its Affiliate is performing any activities described in the foregoing clause (a), reasonably cooperating with Blueprint to transfer such activities to Blueprint or its designee and continuing to perform such activities on Blueprint’s behalf for a reasonable time after termination of this Agreement until such transfer is completed.

15.3.9

Supply Following Termination. If, as of the effective date of termination of this Agreement, Blueprint has completed the Manufacturing Technology Transfer for a one or more Licensed Products and Zai is Manufacturing one or more such Licensed Products, then at Blueprint’s written request, Zai will supply to Blueprint such quantities of such Licensed Product (in bulk drug substance, bulk drug product, or finished drug product form, as requested by Blueprint, to the extent within Zai’s then current capacity restrictions as of the effective date of termination) as Blueprint indicates in written forecasts and orders therefor from time to time [****] until [****] (a) [****] and (b) [****]. In addition, upon Blueprint’s request, Zai will (i) provide a [****] technology transfer to Blueprint or its designee of information and materials [****] for Blueprint or its designee to Manufacture such Licensed Product in each formulation of such Licensed Product (as it exists at the time of termination of this Agreement and to the extent such information was not previously transferred by or on behalf of Blueprint to Zai or its Affiliate or designee), including providing reasonable assistance to Blueprint or its designee in connection therewith upon request, and (ii) assign to Blueprint any agreement that [****] relates to the Manufacture or supply of Licensed Products in the Territory, to the extent that such contract is assignable. If any such agreement is not assignable, then Zai will cooperate with Blueprint in all reasonable respects to secure the consent of the applicable Third Party to such assignment or to cause such Third Party to enter into a separate agreement with Blueprint on terms substantially similar to those granted to Zai. [****]

15.3.10	Ongoing Clinical Trials.

(a)

Transfer to Blueprint. If, as of the effective date of termination of this Agreement, Zai or its Affiliates are conducting any Clinical Trials for Licensed Products, then, at Blueprint’s election on a Clinical Trial-by-Clinical Trial basis, Zai will fully cooperate, and will ensure that its Affiliates fully cooperate, with Blueprint to transfer the conduct of such Clinical Trial to Blueprint or its designees. If Blueprint so elects, then Zai will continue to conduct such Clinical Trial [****] to enable such transfer to be completed without interruption of any such Clinical Trial (including the assignment of all related Regulatory Submissions and investigator and other agreements related to such Clinical Trials). [****] Zai will provide such knowledge transfer and other training to Blueprint or its designated Affiliate or Third Party as reasonably necessary for Blueprint or such designated Affiliate or Third Party to continue such Clinical Trial for the applicable Licensed Product.

(b)

Wind-Down. If Blueprint does not elect to assume control over or have Zai continue to conduct any such Clinical Trials for a Licensed Product, then Zai will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down the conduct of any such Clinical Trial in an orderly manner. Zai will be responsible for [****].

15.3.11

Sublicense Survival. Upon termination of this Agreement, upon the request of any Sublicensee of Zai that was granted a sublicense in accordance with the terms of Section 2.2.1 (Right to Sublicense) and that is not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, Blueprint will negotiate [****] with such Sublicensee with respect to the grant of a direct license to such Sublicensee, which license will not be broader in license scope, territory, or duration than such sublicense agreement granted by Zai to such Sublicensee and not more burdensome on Blueprint [****] and no less favorable to Blueprint than the financial terms of Article 10 (Payments) for the scope, territory, and duration of such sublicense and provided that such Sublicensee agrees to comply with all applicable terms of this Agreement.

15.3.12

Return of Confidential Information. At the Disclosing Party’s election, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party relating to any Licensed Product that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding anything to the contrary set forth in this Agreement, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

15.3.13

Further Assistance. Zai will provide any other assistance or take any other actions, in each case, reasonably requested by Blueprint as necessary to give effect to this Section 15.3 (Effect of Termination), and will execute all documents as may be reasonably requested by Blueprint in order to give effect to this Section 15.3 (Effect of Termination).

15.3.14	[****]

15.3.15

Blueprint/Zai Combinations. Notwithstanding any provision to the contrary set forth in this Agreement, the effects of termination as it relates to any Blueprint/Zai Combination will be subject to the applicable terms agreed upon by the Parties for such Blueprint/Zai Combination under Section 5.8 (Proposed Blueprint/Zai Combinations).

15.4

Termination Press Releases. In the event of termination of this Agreement for any reason and subject to the terms of Section 11.7.1 (Press Release), the Parties will cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and will not, except to the extent required by Applicable Law, disclose such information without the prior approval of the other Party. In any such disclosures, the Parties will observe the principles of accuracy, compliance with Applicable Law, and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

15.5

Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions of this Agreement will survive the expiration or termination of this Agreement: Article 1 (Definitions), Section 2.3.2 (Outside of Territory), Section 5.15 (Development Records), Section 5.17 (Data Exchange and Use) (to the extent set forth therein), Section 10.3.4 (Royalty Reports and Payments) (with respect to payments becoming due during the Term), Section 10.5 (Other Amounts Payable) (with respect to amounts becoming due during the Term), Section 10.11 (Financial Records and Audits) (with respect to payments becoming due during the Term), Section 11.1 (Duty of Confidence), Section 11.2 (Confidential Information), Section 11.3 (Authorized Disclosures), Section 11.4 (Tax Treatment), Section 11.5 (Publications), Section 11.8 (Attorney-Client Privilege), Section 12.8 (Time for Claims), Article 13 (Indemnification), Section 14.1 (Inventions), Section 14.2.3 (Joint Collaboration Technology), Section 14.2.4 (Cooperation), Section 14.9.3 (Ownership), Section 15.1 (Term), Section 15.3 (Effect of Termination), Section 15.4 (Termination Press Releases), Section 15.5 (Survival), Section 15.6 (Termination Not Sole Remedy), Article 16 (Dispute Resolution), and Article 17 (Miscellaneous).

15.6

Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything to the contrary set forth in this Agreement, all other remedies will remain available except as expressly set forth herein.

Article 16

DISPUTE RESOLUTION

16.1

General. The Parties recognize that a dispute may arise relating to this Agreement or to the breach, enforcement, interpretation, or validity of this Agreement (a “Dispute”). Except as otherwise expressly set forth in this Agreement, any Dispute, including Disputes that may involve the Affiliates of any Party, will be resolved in accordance with this Article 16 (Dispute Resolution).

16.2

Negotiation; Escalation. The Parties will negotiate [****] to settle any Dispute under this Agreement, other than matters subject to resolution under Article 3 (Governance). Any Dispute relating to this Agreement or the breach, enforcement, interpretation, or validity of this Agreement will be referred to the Executive Officers for attempted resolution. If the Executive Officers are unable to resolve such Dispute within [****] after such Dispute is referred to them, then, upon the written request of either Party to the other Party, other than a Dispute relating to the scope, validity, enforceability, or infringement of any Patent Rights or trademark rights (which will be submitted for resolution to a court of competent jurisdiction in the country or region in which such Patent Rights or trademark rights were granted or arose), the Dispute will be subject to arbitration in accordance with Section 16.3 (Arbitration).

16.3	Arbitration.

16.3.1

Rules. In the event of a Dispute that cannot be resolved between the Parties or the Executive Officers as set forth in Section 16.2 (Negotiation; Escalation), either Party will be free to institute binding arbitration with respect to such dispute in accordance with this Section 16.3 (Arbitration) upon written notice to the other Party (an “Arbitration Notice”) and seek remedies as may be available. Any dispute unresolved under this Section 16.3 (Arbitration) will be settled by binding arbitration administered by the International Chamber of Commerce (“ICC”) (or any successor entity thereto) and in accordance with the ICC Rules of Arbitration then in effect, as modified in this Section 16.3 (Arbitration) (the “Rules”), except to the extent such rules are inconsistent with this Section 16.3 (Arbitration), in which case this Section 16.3 (Arbitration) will control.

16.3.2

Selection of Arbitrators. Upon receipt of an Arbitration Notice by a Party, the applicable dispute will be resolved by final and binding arbitration before a panel of three arbitrators (the “Arbitrators”), with each arbitrator having [****] of experience in the biotechnology or pharmaceutical industry and subject matter expertise with respect to the matter subject to arbitration [****]. Any Arbitrator chosen hereunder will have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical, and industry knowledge relevant to the particular dispute. Each Party will promptly select one Arbitrator, which selections will in no event be made later than [****] after receipt of the Arbitration Notice. The third Arbitrator will be chosen promptly by agreement of the Arbitrators chosen by each Party, but in no event later than [****] after the date on which the last of such Arbitrators was appointed. If the two Party-nominated Arbitrators cannot agree on the third Arbitrator, then the third Arbitrator will be appointed by ICC.

16.3.3

Decisions. The Arbitrators’ decision and award will be made within [****]of the filing of the arbitration demand and the Arbitrators will agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the Arbitrators. The Arbitrators will be authorized to award compensatory damages, but will not be authorized to reform, modify, or materially change this Agreement. The Arbitrators will, within [****] after the conclusion of the hearing, issue a written award and statement of decision describing the material facts and the grounds for the conclusions on which the award is based, including the calculation of any damages awarded. The proceedings and decisions of the arbitrator will be confidential, final, and binding on the Parties, and judgment upon the award of such arbitrator may be entered in any court having jurisdiction thereof.

16.3.4

Responsibility for Costs. Each Party will bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the Arbitrators and other related costs of the arbitration will be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.

16.3.5

Limitations. The Arbitrators will be required to apply the internal laws of the State of New York as the governing law for this Agreement and to render the decision in writing and to comply with, and the award will be limited by, any express provisions of this Agreement relating to damages or the limitation thereof. To the extent punitive or other indirect damages are expressly limited under this Agreement, no Arbitrator will have the power to award punitive damages under this Agreement, regardless of whether any such damages are contained in a proposal.

16.3.6

Effectiveness of Agreement. Unless the Parties otherwise agree in writing, during the period of time during which any arbitration proceeding is pending under this Agreement, (a) the Parties will continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding; and (b) in the event that the subject of the Dispute relates to the exercise by a Party of a termination right hereunder, including in the case of a material breach of this Agreement, the effectiveness of such termination will be stayed until the conclusion of the proceedings under this Section 16.3 (Arbitration).

16.3.7

Confidential Proceedings. All arbitration proceedings and decisions of the Arbitrators under this Section 16.3 (Arbitration) will be Confidential Information of both Parties and subject to the terms of Article 11 (Confidentiality; Publication). The arbitration proceedings will take place in New York, New York, in the English language.

16.3.8

Equitable Relief. Nothing in this Section 16.3 (Arbitration) will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction, or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

Article 17

MISCELLANEOUS

17.1

Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, Blueprint may assign its rights to receive payments under this Agreement to one or more Persons without consent of Zai [****], and either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate of such Party, or (b) in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether in a merger, acquisition, or similar transaction or series of related transactions; provided that in the case of the foregoing clause (a) or (b), the assigning Party provides written notice of such assignment to the non-assigning Party within [****] after the effective date of such assignment. Any attempted assignment of this Agreement not in accordance with this Section 17.1 (Assignment) will be null, void, and of no legal effect. Any permitted assignee will assume all assigned obligations of its assignor under this Agreement. The terms of this Agreement will be binding upon, and will inure to the benefit of, the Parties and their respected successors and permitted assigns.

17.2

Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR DAMAGES FOR LOSS OF PROFIT IN CONNECTION WITH THIS AGREEMENT, IN EACH CASE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 17.2 (LIMITATION OF LIABILITY) IS INTENDED TO OR WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 13.1 (BY ZAI ) OR SECTION 13.2 (BY BLUEPRINT), OR DAMAGES AVAILABLE TO A PARTY FOR THE OTHER PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER RELATING TO Article 10 (CONFIDENTIALITY; PUBLICATION), MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY OWNED OR CONTROLLED BY SUCH PARTY, OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.8 (EXCLUSIVITY).

17.3

Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provisions adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provisions with valid, legal, and enforceable provisions that, insofar as practical, implement the purposes of this Agreement.

17.4

Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):

If to Blueprint:

Blueprint Medicines Corporation

45 Sidney Street

Cambridge MA 02139 USA

Attention: Chief Executive Officer

with a copy to:

Blueprint Medicines Corporation

45 Sidney Street

Cambridge MA 02139 USA

Attention: Chief Legal Officer

Email: [****]

If to Zai:

Zai Lab Limited

4F, Bldg 1, Jinchuang Plaza

4560 Jinke Rd

Shanghai, China, 201210

Attention: [****]

With an electronic copy to [****]

with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94303

USA

Attention: [****]

with an electronic copy to [****]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) [****] after dispatch if sent by internationally-recognized overnight courier; or (b) [****] after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.

17.5

Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations without giving effect to the conflicts of law provisions thereunder.

17.6

Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will continue only so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. When the force majeure no longer exists, the affected Party must promptly resume performance. For purposes of this Agreement, “force majeure” will include conditions beyond the reasonable control of the non-performing Party, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, failure of plant or machinery and act (or failure to act) of a government of any country or of any Governmental Authority (other than as a result of the non-performing Party’s failure to comply with Applicable Law). The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date may be invoked as a force majeure for the purposes of this Agreement even though the pandemic is ongoing to the extent those effects are not reasonably foreseeable by the Parties as of the Effective Date. Notwithstanding the foregoing, a Party will not be excused from making undisputed payments that have accrued and are owed hereunder because of a force majeure affecting such Party. The affected Party will notify the other Party in writing of any force majeure circumstances that may affect its performance under this Agreement as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such force majeure circumstances and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances. If the force majeure circumstance continues, then the affected Party will update such notice to the other Party on a bi-weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume.

17.7

Entire Agreement; Amendments. This Agreement, together with the Schedules hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder, including the Confidentiality Agreement, are superseded by the terms of this Agreement. The Schedules to this Agreement are incorporated herein by reference and will be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each Party. The foregoing will not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

17.8

Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.

17.9

Independent Contractors. It is expressly agreed that Blueprint and Zai will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Blueprint nor Zai will have the authority to make any statements, representations, or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

17.10

Performance by Affiliates. Notwithstanding anything to the contrary set forth in this Agreement, ether Party will have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

17.11

Waiver. Any waiver of any provision of this Agreement will be effective only if in writing and signed by Blueprint and Zai. No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default. The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

17.12

Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

17.13

Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

17.14

Business Day Requirements. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission will be deemed to be required to be taken on the next occurring Business Day.

17.15

Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.16

Non-Solicitation of Employees. [****] each Party agrees that neither it nor any of its Affiliates will recruit, solicit, or induce any employee of the other Party [****] to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will. For purposes of the foregoing, “recruit,” “solicit,” or “induce” will not be deemed to mean (a) circumstances where an employee of a Party (i) initiates contact with the other Party or any of its Affiliates with regard to possible employment; or (ii) responds to general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements or postings, and (b) discussions, interviews, negotiations, offers, or acceptances of employment or similar activities that arise as a result of circumstances described in the foregoing clause (a).

17.17

Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder” and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Schedules, or Exhibits will be construed to refer to Articles, Sections, Schedules, or Exhibits of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

17.18

Language; Translations. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given by one Party to the other pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, will be in the English language. If there is a discrepancy between this Agreement and any non-English translation of this Agreement, this Agreement will prevail. Upon Blueprint’s request, Zai will provide to Blueprint any documentation in English already in Zai’s possession. For other material data, information, documents or materials, Zai will provide to Blueprint [****] in English upon Blueprint’s reasonable request. In addition, at Blueprint’s request, Zai will provide a full English translation of such material data, information, or materials [****]. Zai will be responsible[****] for the translation to Chinese of any documentation provided by Blueprint. [****]

17.19

Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

{Signature Page Follows}

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Jeff Albers

Name:	Jeff Albers

Title:	CEO

ZAI LAB (SHANGHAI) CO., LTD

By:	/s/ Samantha Du

Name:	Samantha Du

Title:	CEO

[Signature Page to License and Collaboration Agreement]